                                                                       EXHIBIT 4


                              AMENDED AND RESTATED
                           REVOLVING CREDIT AGREEMENT

                           DATED as of March 30, 2000


                                      among


                                ZALE CORPORATION,

                              ZALE DELAWARE, INC.,

                                 ZALE CANADA CO.

                                  as Borrowers

                    the LENDERS listed on Schedule 1 hereto,


                               FLEET NATIONAL BANK
                                    as Agent

                       CANADIAN IMPERIAL BANK OF COMMERCE
                                as Canadian Agent

                       FLEETBOSTON ROBERTSON STEPHENS INC.
                                   as Arranger

                                       and

                                  BANK ONE, NA
                              as Syndication Agent

                                TABLE OF CONTENTS



1.   DEFINITIONS AND RULES OF INTERPRETATION..........................................................1
         1.1.   Definitions...........................................................................1
         1.2.   Rules of Interpretation..............................................................19
2.   THE U.S. REVOLVING CREDIT FACILITY..............................................................20
         2.1.   Commitment to Lend...................................................................20
         2.2.   U.S. Commitment Fee and Utilization Fee..............................................20
         2.3.   Reduction of U.S. Total Commitment...................................................21
         2.4.   The Notes............................................................................21
         2.5.   Interest on U.S. Loans...............................................................21
         2.6.   Requests for U.S. Loans..............................................................22
         2.7.   Conversion Options...................................................................23
                  2.7.1.   Conversion to Different Type of Loan......................................23
                  2.7.2.   Continuation of Type of Loan..............................................23
                  2.7.3.   Eurodollar Rate Loans.....................................................24
         2.8.   Funds for U.S. Loans.................................................................24
                  2.8.1.   Funding Procedures for U.S. Loans to Domestic Borrowers...................24
                  2.8.2.   Advances by Agent for U.S. Loans to Domestic Borrowers....................24
         2.9.   Settlements; Failure to Make Funds Available.........................................25
3.   REPAYMENT OF THE U.S. LOANS.....................................................................26
         3.1.   Maturity.............................................................................26
         3.2.   Mandatory Repayments of Loans........................................................26
         3.3.   Optional Repayments of U.S. Loans....................................................26
4.   THE CANADIAN REVOLVING CREDIT FACILITY..........................................................27
         4.1.   Commitment to Lend...................................................................27
         4.2.   Canadian Commitment Fee and Utilization Fee..........................................28
         4.3.   Reduction of Canadian Total Commitment...............................................28
         4.4.   The Canadian Loan Account............................................................28
         4.5.   Interest on Canadian Loans...........................................................28
         4.6.   Requests for Loans...................................................................29
         4.7.   Continuation of Canadian Loan........................................................30
         4.8.   Funds for Canadian Base Rate Loans...................................................30
                  4.8.1.   Funding Procedures for Canadian Base Rate Loans to Zale Canada............30
                  4.8.2.   Advances by Canadian Agent for Canadian Loans to Zale Canada..............30
         4.9.   Settlements; Failure to Make Funds Available.........................................31
         4.10.  Bankers' Acceptances.................................................................32
         4.11.  Conversions and Rollovers under Canadian Commitments.................................35
         4.12.  Fees for Bankers' Acceptances........................................................36
         4.13.  Proceeds of Bankers Acceptances......................................................36
5.   REPAYMENT OF THE CANADIAN LOANS.................................................................36
         5.1.   Maturity.............................................................................36

         5.2.   Mandatory Repayments of Canadian Loans...............................................36
         5.3.   Optional Repayments of Canadian Loans................................................37
6.   LETTERS OF CREDIT...............................................................................37
         6.1.   Letter of Credit Commitments.........................................................37
                  6.1.1.   Commitment to Issue Letters of Credit.....................................37
                  6.1.2.   Letter of Credit Applications.............................................38
                  6.1.3.   Terms of Letters of Credit................................................38
                  6.1.4.   Reimbursement Obligations of U.S. Lenders.................................38
                  6.1.5.   Participations of U.S. Lenders............................................38
         6.2.   Reimbursement Obligation of the Domestic Borrowers...................................38
         6.3.   Letter of Credit Payments............................................................39
         6.4.   Obligations Absolute.................................................................40
         6.5.   Reliance by Issuer...................................................................40
         6.6.   Letter of Credit Fees................................................................41
         6.7.   Cash Collateral for Letters of Credit................................................41
7.   CERTAIN GENERAL PROVISIONS......................................................................41
         7.1.   Fee Letter...........................................................................41
         7.2.   Agent's and Arranger's Fee...........................................................42
         7.3.   Funds for Payments...................................................................42
                  7.3.1.   Payments to Agent.........................................................42
                  7.3.2.   No Offset, etc............................................................42
                  7.3.3.   Foreign Lenders...........................................................43
                  7.3.4.   Applicable Lending Office.................................................44
         7.4.   Computations.........................................................................44
         7.5.   Inability to Determine Eurodollar Rate...............................................44
         7.6.   Illegality...........................................................................45
         7.7.   Additional Costs, etc................................................................45
         7.8.   Capital Adequacy.....................................................................47
         7.9.   Certificate..........................................................................48
         7.10.  Assignment of Commitments Under Certain Circumstances................................48
         7.11.  Indemnity............................................................................48
         7.12.  Interest After Default...............................................................49
         7.13.  Interest Limitation..................................................................49
         7.14.  Performance Adjustments..............................................................49
         7.15.  Concerning Joint and Several Liability of the Domestic Borrowers.....................51
8.   GUARANTIES......................................................................................54
         8.1.   Guaranty by the Domestic Borrowers of the Obligations................................54
                  8.1.1.   Guaranty..................................................................54
                  8.1.2.   Guaranty Absolute.........................................................54
                  8.1.3.   Effectiveness; Enforcement................................................56
                  8.1.4.   Waiver....................................................................56
                  8.1.5.   Subordination; Subrogation................................................57
                  8.1.6.   Payments..................................................................57
                  8.1.7.   Receipt of Information....................................................58
9.   REPRESENTATIONS AND WARRANTIES..................................................................58
         9.1.   Corporate Authority..................................................................58


                  9.1.1.   Incorporation; Good Standing..............................................58
                  9.1.2.   Authorization.............................................................58
                  9.1.3.   Enforceability............................................................58
         9.2.   Governmental Approvals...............................................................59
         9.3.   Title to Properties; Leases..........................................................59
         9.4.   Financial Statements and Projections.................................................59
                  9.4.1.   Financial Statements......................................................59
                  9.4.2.   Projections...............................................................59
         9.5.   No Material Changes, etc.............................................................60
         9.6.   Franchises, Patents, Copyrights, etc.................................................60
         9.7.   Litigation...........................................................................60
         9.8.   No Materially Adverse Contracts, etc.................................................60
         9.9.   Compliance with Other Instruments, Laws, etc.........................................61
         9.10.  Tax Status...........................................................................61
         9.11.  No Event of Default..................................................................61
         9.12.  Holding Company and Investment Company Acts..........................................61
         9.13.  Absence of Liens.....................................................................61
         9.14.  Certain Transactions.................................................................61
         9.15.  Employee Benefit Plans...............................................................62
                  9.15.1.  In General................................................................62
                  9.15.2.  Terminability of Welfare Plans............................................62
                  9.15.3.  Guaranteed Pension Plans..................................................62
                  9.15.4.  Multiemployer Plans.......................................................63
         9.16.  Regulations U and X..................................................................63
         9.17.  Environmental Compliance.............................................................63
         9.18.  Subsidiaries, etc....................................................................65
10.   AFFIRMATIVE COVENANTS OF THE BORROWERS.........................................................66
         10.1.  Punctual Payment.....................................................................66
         10.2.  Maintenance of Office................................................................66
         10.3.  Records and Accounts.................................................................66
         10.4.  Financial Statements, Certificates and Information...................................66
         10.5.  Notices..............................................................................68
                  10.5.1.  Defaults..................................................................68
                  10.5.2.  Environmental Events......................................................68
                  10.5.3.  Notice of Litigation and Judgments........................................68
         10.6.  Corporate Existence; Maintenance of Properties.......................................69
         10.7.  Insurance............................................................................69
         10.8.  Taxes................................................................................70
         10.9.  Inspection of Properties and Books, etc..............................................70
                  10.9.1.  General...................................................................70
                  10.9.2.  Communications with Accountants...........................................70
         10.10. Compliance with Laws, Contracts, Licenses, and Permits...............................70
         10.11. Employee Benefit Plans...............................................................71
         10.12. Use of Proceeds......................................................................71
         10.13. Further Assurances...................................................................71
11.   CERTAIN NEGATIVE COVENANTS OF THE BORROWERS....................................................71
         11.1.  Restrictions on Indebtedness.........................................................71

         11.2.  Restrictions on Liens................................................................73
         11.3.  Restrictions on Investments..........................................................75
         11.4.  Distributions........................................................................78
         11.5.  Merger, Consolidation and Disposition of Assets......................................79
                  11.5.1.  Mergers and Acquisitions..................................................79
                  11.5.2.  Disposition of Assets.....................................................80
         11.6.  Derivative Transactions..............................................................80
         11.7.  Compliance with Environmental Laws...................................................81
         11.8.  Employee Benefit Plans...............................................................81
         11.9.  Transactions with Affiliates.........................................................81
         11.10. Receivables Facility Documents.......................................................82
         11.11. Zale Puerto Rico.....................................................................82
         11.12. Negative Pledges.....................................................................82
         11.13. Compliance with Certain Note Indenture Covenants.....................................83
12.   FINANCIAL COVENANTS OF THE BORROWERS...........................................................84
         12.1.  Consolidated Funded Debt to Consolidated Adjusted EBITDA.............................84
         12.2.  Debt Service.........................................................................84
         12.3.  Consolidated Tangible Net Worth......................................................84
         12.4.  Consolidated Capital Expenditures....................................................84
13.   CLOSING CONDITIONS.............................................................................85
         13.1.  Loan Documents.......................................................................85
         13.2.  Certified Copies of Charter Documents and Other Documents............................85
         13.3.  Corporate Action.....................................................................85
         13.4.  Incumbency Certificate...............................................................86
         13.5.  Settlement Statement.................................................................86
         13.6.  Opinion of Counsel...................................................................86
         13.7.  Payment of Fees......................................................................86
         13.8.  Financial Statements, Etc............................................................86
         13.9.  Materially Adverse Changes...........................................................86
         13.10. Proceedings and Documents............................................................86
         13.11. Further Assurances...................................................................86
14.   CONDITIONS TO ALL BORROWINGS...................................................................87
         14.1.  Representations True; No Event of Default............................................87
         14.2.  No Legal Impediment..................................................................87
         14.3.  Governmental Regulation..............................................................87
         14.4.  Payment of Fees......................................................................87
15.   EVENTS OF DEFAULT; ACCELERATION; ETC...........................................................87
         15.1.  Events of Default and Acceleration...................................................87
         15.2.  Termination of Commitments...........................................................90
         15.3.  Remedies.............................................................................91
         15.4.  Cash Collateral to Secure Outstanding Letters of Credit..............................91
         15.5.  Repayments of Loans and Distribution of Proceeds After Event of Default..............91
16.   SETOFF.........................................................................................92
17.   THE AGENT......................................................................................93
         17.1.  Authorization........................................................................93
         17.2.  Employees and Agents.................................................................94

         17.3.  No Liability.........................................................................94
         17.4.  No Representations...................................................................94
         17.5.  Payments.............................................................................94
                  17.5.1.  Payments to Agent and Canadian Agent......................................95
                  17.5.2.  Distribution by Agent and Canadian Agent..................................95
                  17.5.3.  Delinquent Lenders........................................................95
         17.6.  Holders of Notes.....................................................................96
         17.7.  Indemnity............................................................................96
         17.8.  Agent and Canadian Agent as Lenders..................................................96
         17.9.  Resignation; Removal.................................................................96
         17.10. Notification of Defaults and Events of Default.......................................97
18.   EXPENSES.......................................................................................97
19.   INDEMNIFICATION................................................................................98
20.   SURVIVAL OF COVENANTS, ETC.....................................................................99
21.   TREATMENT OF CERTAIN CONFIDENTIAL INFORMATION..................................................99
         21.1.  Sharing of Information with Section 20 Subsidiary....................................99
         21.2.  Confidentiality.....................................................................100
         21.3.  Prior Notification..................................................................100
         21.4.  Other...............................................................................100
22.   ASSIGNMENT AND PARTICIPATION..................................................................100
         22.1.  Conditions to Assignment by Lenders.................................................100
         22.2.  Accession...........................................................................101
         22.3.  Certain Representations and Warranties; Limitations; Covenants......................102
         22.4.  Register............................................................................103
         22.5.  New Notes...........................................................................103
         22.6.  Participations......................................................................104
         22.7.  Disclosure..........................................................................104
         22.8.  Assignee or Participant Affiliated with the Borrowers...............................104
         22.9.  Miscellaneous Assignment Provisions.................................................105
         22.10. Assignment by Borrowers.............................................................105
23.   NOTICES, ETC..................................................................................105
24.   GOVERNING LAW.................................................................................106
25.   HEADINGS......................................................................................106
26.   COUNTERPARTS..................................................................................106
27.   ENTIRE AGREEMENT, ETC.........................................................................106
28.   WAIVER OF JURY TRIAL..........................................................................106
29.   CONSENTS, AMENDMENTS, WAIVERS, ETC............................................................107
30.   SEVERABILITY..................................................................................108
31.   TRANSITIONAL ARRANGEMENTS.....................................................................108
         31.1.  Prior Credit Agreement Superseded...................................................108
         31.2.  Return and Cancellation of Notes....................................................108
         31.3.  Interest and Fees Under Prior Credit Agreement......................................108

                             EXHIBITS AND SCHEDULES



         Exhibit A                  Form of Note
         Exhibit B                  Form of Loan Request
         Exhibit B-1                Form of Canadian Loan Request
         Exhibit C                  Form of Cash Collateral Agreement
         Exhibit D                  Form of Compliance Certificate
         Exhibit E                  Form of Assignment and Acceptance
         Exhibit F                  Form of Instrument of Accession



         Schedule 1                 Lenders and Commitments
         Schedule 6.1.1             Letters of Credit
         Schedule 9.3               Titles to Properties; Leases
         Schedule 9.7               Litigation
         Schedule 9.10              Tax Status
         Schedule 9.14              Certain Transactions
         Schedule 9.17              Environmental Compliance
         Schedule 9.18              Subsidiaries; etc.
         Schedule 11.1              Existing Indebtedness
         Schedule 11.2              Existing Liens
         Schedule 11.3              Existing Investments
         Schedule 11.5(e)           Surplus Assets

                              AMENDED AND RESTATED
                           REVOLVING CREDIT AGREEMENT

         This AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT is made as of March 30, 2000 by and among ZALE CORPORATION, a Delaware corporation having its principal place of business at 901 W. Walnut Hill Lane, Irving, Texas 75038-1003 ("Zale"), ZALE DELAWARE, INC., a Delaware corporation having its principal place of business at 901 W. Walnut Hill Lane, Irving, Texas 75038-1003 ("Zale Delaware" and together with Zale, the "Domestic Borrowers"), ZALE CANADA CO., a corporation organized under the laws of the province of Nova Scotia having its principal place of business at 901 W. Walnut Hill Lane, Irving, Texas 75038-1003 ("Zale Canada" and together with the Domestic Borrowers, the "Borrowers"), FLEET NATIONAL BANK, a national banking association, and the other lending institutions from time to time parties hereto (collectively, the "Lenders"), FLEET NATIONAL BANK, as agent for itself and the Lenders, CANADIAN IMPERIAL BANK OF COMMERCE, a Canadian chartered bank, as agent for itself and the Lenders, FLEETBOSTON ROBERTSON STEPHENS INC., as arranger for the Lenders, and BANK ONE, NA, as syndication agent for the Lenders.

         WHEREAS, pursuant to a Revolving Credit Agreement dated as of March 31, 1997 (as amended from time to time and in effect as of the date hereof, the "Prior Credit Agreement") among (a) the Domestic Borrowers, (b) Fleet National Bank (f/k/a BankBoston, N.A.) and certain of the Lenders, and (c) Fleet National Bank (f/k/a BankBoston, N.A.), as agent, the Lenders parties thereto made loans and other extensions of credit available to the Domestic Borrowers for, among other things, general corporate and working capital purposes; and

         WHEREAS, the Borrowers have requested, among other things, to amend and restate the Prior Credit Agreement and to provide additional financing, and the Lenders are willing to amend and restate the Prior Credit Agreement and to provide such additional financing on the terms and conditions set forth herein;

         NOW THEREFORE, the Borrowers, the Lenders and the Agent agree that on and as of the Closing Date (as hereinafter defined) the Prior Credit Agreement is hereby amended and restated in its entirety and shall remain in full force and effect only as expressly set forth herein.

                   1. DEFINITIONS AND RULES OF INTERPRETATION.

         1.1. DEFINITIONS. The following terms shall have the meanings set forth in this Section 1 or elsewhere in the provisions of this Credit Agreement referred to below:

         Acceding Bank. See Section 22.2.

         Acceptance Rate. With respect to any Canadian Lender at the time of any Canadian Loan Request for a Canadian Loan by way of Bankers' Acceptance, the rate per annum equal to the then prevailing Eurodollar Applicable Margin.

         Affiliate. Any Person directly or indirectly controlling, controlled by or under direct or indirect common control with Zale (or another specified Person) and shall include (a) any Person who is an officer, director or beneficial holder of at least ten percent (10%) of the outstanding capital stock of Zale (or another specified Person) and (b) any Person of which Zale (or another specified Person) or an Affiliate (as defined in clause (a) above) of Zale (or another specified Person) shall, directly or indirectly beneficially own at least ten percent (10%) of the outstanding equity securities or constitute at least a ten percent (10%) equity participant, and (c) in the case of a specified Person who is an individual, the mother, father, spouse or child of such Person.

         Agent. Fleet National Bank (and its respective successors and assigns) acting as agent for the Lenders.

         Agent's Fee Letter. See Section 7.2.

         Agent's Office. The Agent's Office located at 100 Federal Street, Boston, Massachusetts 02110, or at such other location in the Boston, Massachusetts area as the Agent may designate from time to time.

         Agent's Special Counsel. Bingham Dana LLP or such other counsel as may be approved by the Agent.

         Amortization Commencement Date. As defined in the Receivables Facility Documents.

         Applicable Lending Office. With respect to each Lender, its Domestic Lending Office in the case of a U.S. Loan that is a Base Rate Loan, its Eurodollar Lending Office in the case of a Eurodollar Rate Loan, and its Canadian Lending Office in the case of a Canadian Loan.

         Arranger. FleetBoston Robertson Stephens Inc., in its capacity as arranger of the credit facilities provided by the Lenders under the Loan Documents.

         Assignment and Acceptance. See Section 22.1.

         Balance Sheet Date. January 31, 2000.

         BA Discount Proceeds. With respect to any Bankers' Acceptance, an amount calculated on the applicable Drawdown Date which is (rounded to the nearest full cent) equal to the face amount of such Bankers' Acceptance divided by the sum of one plus the product of (i) the BA Discount Rate applicable thereto multiplied by (ii) a fraction, the numerator of which is the term of such Bankers' Acceptance and the denominator of which is 365.

         BA Discount Rate. With respect to any Bankers' Acceptances to be purchased by the Canadian Lenders on any Drawdown Date, (i) for each Canadian Lender that is not a bank named in Schedule 1 or Schedule II to the Bank Act (Canada), the arithmetic average (rounded upward to the nearest 1/100 of 1%) of the respective annual discount rates notified to the Agent by the BA Reference Lenders as of 10:00 a.m. on such Drawdown Date as the discount rate of interest at which each BA Reference Lender is then offering to purchase bankers' acceptances accepted by it having an identical maturity date and comparable aggregate face amount to the maturity date and aggregate face amount of such Bankers' Acceptances, (ii) for each Canadian Lender that is a bank named in
Schedule II to the Bank Act (Canada), the lesser of (A) the average discount rate referred to in clause (i) above plus 1/10 of 1% and (B) the discount rate of interest at which such Canadian Lender is offering as of 10:00 a.m. on such Drawdown Date to purchase bankers' acceptances accepted by it having an identical maturity date and comparable aggregate face amount to the maturity date and aggregate face amount of such Banker's Acceptances, and (iii) for each Canadian Lender that is a bank named in Schedule I to the Bank Act (Canada), the discount rate of interest at which such Canadian Lender is offering as of 10:00 a.m. on such Drawdown Date to purchase bankers' acceptances accepted by it having an identical maturity date and comparable aggregate face amount to the maturity date and aggregate face amount of such Bankers' Acceptances.

         BA Reference Lenders. Canadian Imperial Bank of Commerce, Royal Bank of Canada and Bank of Montreal.

         Bankers' Acceptance. A Draft which has been accepted by a Canadian Lender.

         Base Rate. The higher of (i) the annual rate of interest announced from time to time by FNB at its head office in Boston, Massachusetts, as its "base rate" and (ii) one-half of one percent (1/2%) plus the Federal Funds Effective Rate. For the purposes of this definition, "Federal Funds Effective Rate" shall mean for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by the Agent.

         Base Rate Loans. Loans to the Domestic Borrowers denominated in Dollars bearing interest calculated by reference to the Base Rate.

         Borrower(s).  As defined in the preamble hereto.

         Business Day. Any day on which banking institutions in Boston, Massachusetts, Dallas, Texas and New York, New York are open for the transaction of banking business and, (a) if Eurodollar Rate Loans denominated in Dollars are involved, also a day which is a Eurodollar Business Day, and (b) if Canadian Loans denominated in Canadian Dollars are involved, also a day on which banking institutions in Toronto, Canada are open for the transaction of banking business.

         Canadian Agent. Canadian Imperial Bank of Commerce acting as agent for the Canadian Lenders.

         Canadian Agent's Office. The Canadian Agent's office located at 595 Bay Street, 5th Floor, Toronto, Ontario M3A 1Y3, or at such other location in the Toronto, Ontario area as the Canadian Agent may designate from time to time.

         Canadian Base Rate. On any day, the annual rate of interest announced from time to time by the Canadian Agent as its "prime rate" for commercial loans in Canadian Dollars to borrowers in Canada (it being understood that such rate is a reference rate and not necessarily the lowest rate of interest charged by the Canadian Agent).

         Canadian Base Rate Loans. Loans to Zale Canada denominated in Canadian Dollars bearing interest calculated by reference to the Canadian Base Rate.

         Canadian Commitment. With respect to each Canadian Lender, (a) the amount set forth on Schedule 1 hereto as the amount of such Canadian Lender's commitment to make Canadian Loans to Zale Canada, as the same may be changed from time to time in accordance with the provisions of this Credit Agreement; or if such commitment is terminated pursuant to the provisions hereof, zero or (b) if such Canadian Lender has entered into one or more Assignments and Acceptances, then the amount set forth for such Canadian Lender in the Register maintained by the Agent and Canadian Agent as the amount of such Canadian Lender's commitment to make Canadian Loans to Zale Canada, as the same may be changed from time to time in accordance with the provisions of this Credit Agreement; or if such commitment is terminated pursuant to the provisions hereof, zero.

         Canadian Commitment Percentage. With respect to each Canadian Lender, the applicable percentage set forth on Schedule 1, as the same may be amended from time to time in accordance with the provisions hereof, as such Canadian Lender's percentage of the aggregate Canadian Commitments of all of the Canadian Lenders.

         Canadian Dollar Equivalent. On any date, with respect to any amount denominated in Dollars, the amount (as conclusively ascertained by the Agent absent manifest error) of Canadian Dollars which could be purchased by the Agent or Canadian Agent (in accordance with their normal banking practices) in the Toronto foreign currency deposit markets with such amount of Dollars at the spot rate of exchange prevailing at or about 11:00 a.m. (Toronto time) on such date.

         Canadian Dollars or C$. Dollars designated as lawful currency in Canada.

         Canadian Lenders. Canadian Imperial Bank of Commerce and the other lending institutions designated as such on Schedule 1 hereto and any other Person who becomes an assignee of any rights and obligations of a Canadian Lender pursuant to Section 22.

         Canadian Lending Office. Initially, the office of each Canadian Lender designated as such in Schedule 1 hereto; thereafter, such other office of such Canadian Lender, if any, located within Canada that will be making or maintaining Canadian Loans.

         Canadian Loan Request. See Section 4.6(a).

         Canadian Loans. Revolving credit loans and accommodations by way of Bankers' Acceptances made or to be made by the Canadian Lenders to Zale Canada pursuant to Section 4.

         Canadian Settlement. The making of, or receiving of payments, in immediately available funds, by the Canadian Lenders, to the extent necessary to cause each Canadian Lender's actual share of the outstanding amount of Canadian Loans (after giving effect to any Canadian Loan Request) to be equal to such Canadian Lender's Canadian Commitment Percentage of the outstanding amount of such Canadian Loans (after giving effect to any Canadian Loan Request), in any case where, prior to such event or action, the actual share is not so equal.

         Canadian Settlement Amount. See Section 4.9(a).

         Canadian Settlement Date. (a) The Business Day immediately following the Canadian Agent's becoming aware of the existence of an Event of Default, (b) the Business Day immediately following written notice given by the Canadian Agent to the Canadian Lenders of the Canadian Agent's desire to effect a Canadian Settlement, or (c) any Business Day on which (i) the amount of outstanding Canadian Loans decreases and (ii) the amount of the Canadian Agent's Canadian Loans outstanding equals Zero Canadian Dollars.

         Canadian Settling Lender. See Section 4.9(a).

         Canadian Total Commitment. The sum of the Canadian Commitments of the Canadian Lenders, as in effect from time to time (which shall be C$_______, the Canadian Dollar Equivalent of $10,000,000 as of the Closing Date).

         Capital Assets. Fixed assets, both tangible (such as land, buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and good will); provided that Capital Assets shall not include any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with generally accepted accounting principles.

         Capitalized Leases. Leases under which Zale or any of its Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with generally accepted accounting principles.

         Cash Collateral Agreement.  See Section 6.7.

         CERCLA. See Section 9.17.

         Change of Control. As set forth in the Note Indenture.

         Closing Date. The first date on which the conditions set forth in
Section 13 have been satisfied.

         Code. The Internal Revenue Code of 1986, as amended.

         Commitment Fee Rate. The applicable rate per annum set forth in the chart contained in Section 7.14 hereof under the heading "Commitment Fee Rate".

         Consolidated or consolidated. With reference to any term defined herein, shall mean that term as applied to the accounts of Zale and its Subsidiaries, consolidated in accordance with generally accepted accounting principles.

         Consolidated Adjusted EBITDA. Consolidated EBITDA for any period, but excluding the "net credit income" (consisting of income from proprietary credit cards net of all expenses associated with the management of such proprietary credit cards (which expenses shall exclude the bad debt reserve provision)) of Zale and its Subsidiaries, as determined in a manner consistent with that used for the audited consolidated statement of income for the fiscal year ended as of the Balance Sheet Date.

         Consolidated Capital Expenditures. Amounts paid or indebtedness incurred by Zale or any of its Subsidiaries in connection with the purchase or lease by Zale or any of its Subsidiaries of Capital Assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with generally accepted accounting principles.

         Consolidated EBITDA. Consolidated Net Income for any period in accordance with generally accepted accounting principles plus (a) without duplication, the sum of the following expenses of Zale and its Subsidiaries for such period, in each case to the extent included in determining said Consolidated Net Income: (i) depreciation expenses, (ii) amortization expense,
(iii) interest expense, (iv) total U.S. and foreign federal, state, provincial and local income tax expense, and (v) charges relating to the valuation of inventory by the application of the LIFO (last in/first out) method of inventory valuation less (b) without duplication, the sum of (i) amortization of fresh start credit for such period, (ii) income earned during such period relating to the valuation of inventory by the application of the LIFO method of inventory valuation, (iii) interest income for such period (other than interest income of ZFT or a replacement Receivables Subsidiary), and (iv) total U.S. and foreign federal, state, provincial and local income tax benefits provided during such period.

         Consolidated Funded Debt. As at any date of determination, an amount (without duplication) equal to the aggregate amount of all Indebtedness relating to the borrowing of money of Zale and its Subsidiaries, on a consolidated basis, whether absolute or contingent, including, to the extent not included in such Indebtedness, all Capitalized Leases and all Indebtedness relating to the borrowing of money guaranteed by any of Zale or its Subsidiaries, but excluding, to the extent otherwise included in such Indebtedness, all Indebtedness incurred in respect of the Receivables Facility Documents.

         Consolidated Net Income. The consolidated net income (or loss) of Zale and its Subsidiaries, after deduction of all expenses, taxes, and other proper charges, determined in accordance with generally accepted accounting principles, after eliminating therefrom all extraordinary items of income or loss.

         Consolidated Rental Obligations. All present or future obligations of Zale or any of its Subsidiaries under any rental agreements or leases of real or personal property, other than (a) obligations that can be terminated by the giving of notice without liability to Zale or such Subsidiary in excess of the liability for rent due as of the date on which such notice is given and under which no penalty or premium is paid as a result of any such termination, and (b) obligations of Zale or such Subsidiary in respect of Capitalized Leases.

         Consolidated Tangible Net Assets. Consolidated Total Assets, excluding those assets properly classified as intangible assets under generally accepted accounting principles.

         Consolidated Tangible Net Worth. The excess of Consolidated Total Assets over Consolidated Total Liabilities, and less the sum of:

         (a) the total book value of all assets of Zale and its Subsidiaries properly classified as intangible assets under generally accepted accounting principles, including such items as goodwill, the purchase price of acquired assets in excess of the fair market value thereof, trademarks, trade names, service marks, brand names, copyrights, patents and licenses, and rights with respect to the foregoing; plus

         (b) all amounts representing any write-up in the book value of any assets of Zale or its Subsidiaries resulting from a revaluation thereof subsequent to the Balance Sheet Date; plus

         (c) all amounts representing the deferred fresh start credit as of the date of determination.

         Consolidated Total Assets. All assets of Zale and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles.

         Consolidated Total Debt Service. With respect to any period, an amount equal to the sum of all payments on Indebtedness that were required to be paid or accrued during such period (including interest but excluding any amounts accrued during a prior period) pursuant to any agreement or instrument to which Zale or any of its Subsidiaries is a party relating to the borrowing of money or the obtaining of credit or in respect of Capitalized Leases. Demand obligations shall be deemed to be due and payable during any fiscal year during which such obligations are outstanding.

         Consolidated Total Liabilities. All liabilities of Zale and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles, including without duplication, all liabilities of Zale and its Subsidiaries, whether or not so classified, under the Receivables Facility Documents; provided, however, that any deferred fresh start credit as of the date of determination shall not be considered to be a liability.

         Conversion Request. A notice given by the Domestic Borrowers or Zale Canada to the Agent or the Canadian Agent of such Borrower's election to convert or continue a U.S. Loan in accordance with Section 2.7 or a Canadian Loan in accordance with Section 4.11.

         Credit Agreement. This Revolving Credit Agreement, including the Schedules and Exhibits hereto.

         Default. See Section 15.1.

         Delinquent Lender. See Section 17.5.3.

         Derivative Transactions. Every obligation of any Person under any forward contract, futures contract, swap, option or other financing agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements), the value of which is dependent upon interest rates, currency exchange rates, commodities or other indices.

         Designated Subsidiaries. Zale Puerto Rico and any other Subsidiary which becomes a Designated Subsidiary pursuant to the provisions hereof at any time after the Closing Date.

         Distribution. The declaration or payment of any dividend on or in respect of any shares of any class of capital stock of Zale (or other specified Person), other than dividends payable solely in shares of common stock of Zale (or other specified Person); the purchase, redemption, or other retirement of any shares of any class of capital stock of Zale (or other specified Person), directly or indirectly through a Subsidiary of Zale (or other specified Person) or otherwise; the return of capital by Zale (or other specified Person) to its shareholders as such; or any other distribution on or in respect of any shares of any class of capital stock of Zale (or other specified Person).

         Dobbins. Dobbins Jewelers, Inc., a Guam corporation.

         Documentary Letter of Credit Applicable Margin. The applicable rate per annum set forth in the chart contained in Section 7.14 hereof under the heading "Documentary Letter of Credit Applicable Margin".

         Dollar Equivalent. On any particular date, with respect to any amount denominated in Dollars, such amount of Dollars, and with respect to any amount denominated in a currency other than Dollars, the amount (as conclusively ascertained by the Agent absent manifest error) of Dollars which could be purchased by the Agent (in accordance with its normal banking practices) in the London foreign currency deposit markets with such amount of such currency at the spot rate of exchange prevailing at or about 11:00 a.m. (London time) on such date.

         Dollars or $. Dollars in lawful currency of the United States of America.

         Domestic Borrower(s).  As defined in the preamble hereto.

         Domestic Lending Office. Initially, the office of each U.S. Lender designated as such in Schedule 1 hereto; thereafter, such other office of such U.S. Lender, if any, located within the United States that will be making or maintaining Base Rate Loans.

         Draft. See Section 4.10(a).

         Drawdown Date. The date on which any Loan is made or is to be made, and the date on which any Loan is converted or continued in accordance with Sections 2.7 or 4.7, as the case may be.

         Eligible Assignee. (i) With respect to any U.S. Lender assigning its rights hereunder, any of the following which has an office or branch located in the United States of America: (a) a commercial bank or commercial finance company organized under the laws of the United States, or any state thereof or the District of Columbia, and having total assets in excess of $1,000,000,000;
(b) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having a net worth of at least $100,000,000, calculated in accordance with generally accepted accounting principles; (c) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (d) the central bank of any country which is a member of the OECD; and (e) if, but only if, any Event of Default has occurred and is continuing, any other bank, insurance company, commercial finance company or other financial institution or other Person which other Person is not a competitor of the Borrowers and the Designated Subsidiaries, or any of them, in each case approved by the Agent, such approval not to be unreasonably withheld or delayed, and (ii) with respect to any Canadian Lender assigning its rights hereunder, any of the following which has an office or branch located in Canada: (a) a Schedule I or Schedule II chartered bank; (b) any loan or trust corporation or other financial institution organized under the laws of Canada or any province thereof and having total assets in excess of C$2,000,000,000; and (c) if, but only if, any Event of Default has occurred and is continuing, any other bank, insurance company, commercial finance company or other financial institution or other Person which is not a competitor of the Borrowers and the Designated Subsidiaries, or any of them, in each case approved by the Canadian Agent, such approval not be unreasonably withheld or delayed.

         Employee Benefit Plan. Any employee benefit plan within the meaning of
Section 3(3) of ERISA maintained or contributed to by either of the Borrowers or any ERISA Affiliate, other than a Multiemployer Plan, and with respect to Zale Canada, all employee benefit programs relating to employees of Zale Canada other than pension plans, but including profit sharing, deferred compensation, incentive, severance, change of control, phantom stock, stock option, stock purchase, bonus, health or insurance plans and arrangements (in each case, oral or written).

         Environmental Laws.  See Section 9.17(a).

         ERISA. The Employee Retirement Income Security Act of 1974, as amended.

         ERISA Affiliate. Any Person which is treated as a single employer with either of the Domestic Borrowers under Section 414 of the Code.

         ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of Section 4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

         Eurocurrency Reserve Rate. For any day with respect to a Eurodollar Rate Loan, the maximum rate (expressed as a decimal) at which any Lender subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in said Regulation D), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

         Eurodollar Applicable Margin. The applicable rate per annum set forth in the chart contained in Section 7.14 hereof under the heading "Eurodollar Applicable Margin".

         Eurodollar Business Day. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in such eurodollar interbank market as may be selected by the Agent in its sole discretion acting in good faith.

         Eurodollar Lending Office. Initially, the office of each U.S. Lender designated as such in Schedule 1 hereto; thereafter, such other office of such U.S. Lender, if any, that shall be making or maintaining Eurodollar Rate Loans.

         Eurodollar Rate. For any Interest Period with respect to a Eurodollar Rate Loan, the rate of interest equal to (i) the rate per annum for FNB (rounded upwards to the nearest 1/100 of one percent) of the rate at which FNB's Eurodollar Lending Office is offered Dollar deposits two Eurodollar Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations of such Eurodollar Lending Office are customarily conducted, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar Rate Loan of FNB to which such Interest Period applies, divided by (ii) a number equal to 1.00 minus the Eurocurrency Reserve Rate, if applicable.

         Eurodollar Rate Loans. Loans bearing interest calculated by reference to the Eurodollar Rate.

         Event of Default. See Section 15.1.

         Excluded Assignee. Any otherwise Eligible Assignee which at the time of any proposed assignment is:

                  (i) subject to any unrescinded finding of any court, agency or supervisory authority of competent jurisdiction, or has made any unrevoked admission in writing, that any of the following conditions exist: (A) such institution's assets are less than its obligations to others, (B) such institution's assets or earnings are substantially dissipated due to violations of law, rules or regulations or to unsafe or unsound practices, (C) such institution is in an unsafe or unsound condition to transact business, (D) such institution has concealed its records or assets or refuses to submit its records or affairs for inspection to an examiner or lawful agent of any agency of supervisory authority of competent jurisdiction, or (E) such institution is insolvent;

                  (ii) under or in conservatorship, receivership, trusteeship or similar supervision by a Person appointed by a court, agency or supervisory authority of competent jurisdiction in connection with any insolvency, readjustment of debt, marshalling of assets, bankruptcy, reorganization or similar proceeding of or relating to all, or substantially all, of its property, or for the winding-up or liquidation of its affairs;

                  (iii) the subject of proceedings under any law relating to bankruptcy, insolvency or the reorganization or relief of debtors;

                  (iv) subject to a plan for dissolution authorized or ratified (and not revoked) by a majority vote of its Board of Directors; or

                  (v) if such otherwise Eligible Assignee is of a type described in clause (c) of the definition of Eligible Assignee, without a license to conduct banking business from the applicable foreign agency or supervisory authority of competent jurisdiction.

         Excluded Subsidiaries. Zale Life Insurance Company, Zale Indemnity Company, JFS, JCC, JNB, Zale International, Inc., Zale Canada Finance, Inc., Dobbins, Jewel Re-Insurance, Ltd., Zale Employees' Child Care Association, Inc., ZFT or any other Receivables Subsidiary.

         Extension Request Date. See Section 2.1(b).

         Fee Letter. See Section 7.1.

         FNB. Fleet National Bank, a national banking association, (and its respective successors and assigns) in its individual capacity.

         generally accepted accounting principles. (a) When used in Section 12, whether directly or indirectly through reference to a capitalized term used therein, means (i) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board ("FASB") and its predecessors or, to the extent not inconsistent with the principles promulgated by FASB, by the American Institute of Certified Public Accountants ("AICPA") or other nationally recognized organization composed of expert accountants, in effect for the fiscal year ended on the Balance Sheet Date, and
(ii) to the extent consistent with such principles, the accounting practice of Zale reflected in its financial statements for the period ended on the Balance Sheet Date, and (b) when used in general, other than as provided above, means principles that (i) are consistent with the principles promulgated or adopted by FASB and its predecessors or, to the extent not inconsistent with the principles promulgated by FASB, by the AICPA or other nationally recognized organization composed of expert accountants, as in effect from time to time, and (ii) are consistently applied with past financial statements of Zale and its consolidated Subsidiaries adopting the same principles, provided that in each case referred to in this definition of "generally accepted accounting principles" a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

         Guarantee. (a) Any obligation, contingent or otherwise, of any Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including, without duplication, any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness (whether arising by virtue of partnership arrangements, by agreements to keep well, to purchase assets, goods, securities or services, to take-or-pay or otherwise) or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (iv) entered into for the purpose of assuring in any other manner the holders of such Indebtedness of the payment thereof, or (b) any mortgage, pledge, security interest, lien, charge or other encumbrance on any assets of such Person securing any Indebtedness of any other Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Credit Agreement.

         Guaranteed Obligations. See Section 8.1.1.

         Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of Section 3(2) of ERISA maintained or contributed to by either of the Borrowers or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan, and with respect to Zale Canada, all pension and retirement plans relating to the current and former employees of Zale Canada, whether registered or unregistered, funded or unfunded and written or oral.

         Hazardous Substances. See Section 9.17(b).

         Indebtedness. Without duplication, with respect to any Person (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all Guarantees by such Person of Indebtedness of others, (d) all obligations in respect of Capitalized Leases of such Person, and (e) all obligations (contingent or otherwise) of such Person as an account party or applicant in respect of letters of credit and bankers' acceptances.

         Instrument of Accession. See Section 22.2

         Interest Payment Date. (i) As to any Base Rate Loan, the first Business Day of the calendar quarter following the calendar quarter which includes the Drawdown Date thereof; and (ii) as to any Eurodollar Rate Loan in respect of which the Interest Period is (A) three (3) months or less, the last day of such Interest Period and (B) more than three (3) months, the date that is three (3) months from the first day of such Interest Period, and, in addition, the last day of such Interest Period.

         Interest Period. With respect to each Loan, (i) initially, the period commencing on the Drawdown Date of such Loan and ending on the last day of one of the periods set forth below, as selected by the Borrowers in a Loan Request
(A) for any Base Rate Loan, the last day of the calendar quarter in which such Drawdown Date occurs; and (B) for any Eurodollar Rate Loan, 1, 2, 3 or 6 months; and (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Loan and ending on the last day of one of the periods set forth above, as selected by the Borrowers in a Conversion Request; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

                  (a) if any Interest Period with respect to a Eurodollar Rate Loan would otherwise end on a day that is not a Eurodollar Business Day, that Interest Period shall be extended to the next succeeding Eurodollar Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Eurodollar Business Day;

                  (b) if any Interest Period with respect to a Base Rate Loan would end on a day that is not a Business Day, that Interest Period shall end on the next succeeding Business Day;

                  (c) if the Borrowers shall fail to give notice as provided in
         Section 2.7, the Borrower shall be deemed to have requested a conversion of the affected Eurodollar Rate Loan to a Base Rate Loan and the continuance of all Base Rate Loans as Base Rate Loans on the last day of the then current Interest Period with respect thereto;

                  (d) any Interest Period relating to any Eurodollar Rate Loan that begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month; and

                  (e) any Interest Period relating to any Loan that would otherwise extend beyond the Maturity Date shall end on the Maturity Date.

         Investments. All expenditures made and all liabilities incurred (contingent or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or contributions of property to, or in respect of any Guarantees (or other commitments as described under Indebtedness) or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time: (i) the amount of any Investment represented by a Guarantee shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (ii) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; (iii) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (iv) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (ii) may be deducted when paid; and (v) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

         JCC. Jewelers Credit Corporation, a Delaware corporation.

         JFS. Jewelers Financial Services, Inc., a Delaware corporation.

         JNB. Jewelers National Bank, a national banking association.

         Lenders. Collectively, (i) the U.S. Lenders and (ii) the Canadian Lenders.

         Letter of Credit. See Section 6.1.1.

         Letter of Credit Application. See Section 6.1.1.

         Letter of Credit Cash Collateral Account. See Section 6.7.

         Letter of Credit Fee. See Section 6.6.

         Letter of Credit Participation. See Section 6.1.4.

         Loan Documents. This Credit Agreement, the Notes, the Fee Letter, the Agent's Fee Letter, the Letter of Credit Applications, the Letters of Credit, and the Cash Collateral Agreement.

         Loan Request. See Section 2.6(a).

         Loans. Collectively, (i) the U.S. Loans and (ii) the Canadian Loans.

         Majority Lenders. As of any date, the Lenders holding at least fifty-one percent (51%) of the Total Commitment.

         Maturity Date.  March 30, 2005.

         Maximum Drawing Amount. The maximum aggregate amount that the beneficiaries may at any time draw under outstanding Letters of Credit, as such aggregate amount may be reduced from time to time pursuant to the terms of the Letters of Credit.

         Maximum Rate. See Section 7.13.

         Merchant Agreement. That certain Merchant Agreement, dated as of August 18, 1997, by and between Zale Delaware and JNB, as the same has been, and as the same may be further, amended, restated, supplemented or otherwise modified from time to time.

         Multiemployer Plan. Any multiemployer plan within the meaning of Section 3(37) of ERISA maintained or contributed to by any Borrower or any ERISA Affiliate.

         Notes. See Section 2.4.

         Note Indenture. The Indenture dated as of September 30, 1997 for $100,000,000 of 8.50% Senior Notes due 2007 among Zale Corporation, as Issuer, Zale Delaware, Inc. as Guarantor and Bank One, NA, as trustee, as in effect on September 30, 1997 and without giving effect to any subsequent amendment thereof unless consented to by the Agent and the Majority Leaders, such consent not to be unreasonably conditioned, delayed or withheld.

         Obligations. All indebtedness, obligations and liabilities of the Borrowers to any of the Lenders and the Agent or Canadian Agent, individually or collectively, existing on the date of this Credit Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Credit Agreement or any of the other Loan Documents or in respect of any of the Loans made or Reimbursement Obligations incurred or any of the Notes, Letter of Credit Applications, Letters of Credit or other instruments at any time evidencing any thereof.

         outstanding. With respect to the Loans, the aggregate unpaid principal thereof as of any date of determination.

         PBGC. The Pension Benefit Guaranty Corporation created by Section 4002 of ERISA and any successor entity or entities having similar responsibilities.

         Performance Adjustment. See Section 7.14.

         Performance Adjustment Date. See Section 7.14.

         Permitted Liens. Liens, security interests and other encumbrances permitted by Section 11.2.

         Person. Any individual, corporation, partnership, trust, limited liability company, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

         Prior Credit Agreement. As defined in the preamble hereto.

         Rabbi Trust. Any trust established for the satisfaction of obligations of any of Zale or its Subsidiaries for deferred compensation, the terms of which trust will not, at any time, result in such obligations being treated as funded under applicable Department of Labor and Internal Revenue Service guidelines as of the date hereof.

         Rated Debt. The Indebtedness of the Domestic Borrowers to the Agent and the U.S. Lenders under this Credit Agreement.

         Real Estate. All real property owned or leased (as lessee or sublessee) by Zale or any of its Subsidiaries.

         Receivables Facility Documents. (a)(i) The Receivables Purchase Agreement and (ii) the Transaction Documents, as defined therein, as any of the same may be from time to time amended and/or modified; (b)(i) any other agreement or agreements governing Indebtedness incurred by any Receivables Subsidiary to facilitate the provision of funds for working capital or other general corporate purposes through the sale or pledge of receivables created by Zale, Zale Delaware or their Subsidiaries (or of instruments received in consideration of receivables transferred pursuant to the Receivables Facility Documents), and (ii) any agreement or agreements governing Indebtedness incurred to refund, refinance, replace, supplement or increase all or any portion of the Indebtedness incurred under clauses (a) or (b)(i).

         Receivables Purchase Agreement. The Purchase and Servicing Agreement dated as of July 15, 1999 among ZFT, Zale Delaware, and JNB, and their respective successors and assigns, as the same may be from time to time amended or modified.

         Receivables Subsidiary. ZFT or any other Subsidiary of Zale, the principal purpose of which is to provide funds for working capital or other general corporate purposes to Zale Delaware and its Subsidiaries through the transfer of receivables created by Zale, Zale Delaware or their Subsidiaries (or of instruments received in consideration of receivables transferred pursuant to the Receivables Facility Documents).

         Record. The grid attached to a Note, or the continuation of such grid, or any other similar record, including computer records, maintained by any Lender with respect to any Loan, whether referred to in such Note or otherwise.

         Reference Date. See Section 7.3.2.

         Register. See Section 22.3.

         Reimbursement Obligation. The Domestic Borrowers' obligation to reimburse the Agent and the U.S. Lenders on account of any drawing under any Letter of Credit as provided in Section 6.2.

         Response Date. See Section 2.1(b).

         Second Look Receivables. Accounts receivable, other than ZFT Receivables, of any of the Borrowers or the Designated Subsidiaries originated through the sale of inventory in the ordinary course of business, sold on a non-recourse basis by any of the Borrowers or the Designated Subsidiaries to one or more finance companies pursuant to the Borrowers' so-called "Second Look Credit" program solely to the extent such sales are permitted by Section 11.5.2(f) hereof.

         Senior Officer. The Chairman, the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Operating Officer, or the Treasurer of the Borrowers.

         Settlement Statement.  See Section 10.4(e).

         Standby Letter of Credit Applicable Margin. The applicable rate per annum set forth in the chart contained in Section 7.14 hereof under the heading "Standby Letter of Credit Applicable Margin".

         Subordinated Note. As defined in the Receivables Facility Documents.

         Subsidiary. Any corporation, association, trust, partnership, limited liability company, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Stock.

         Taxes. See Section 7.3.2.

         Total Commitment. The sum of the U.S. Commitment and the Dollar Equivalent of the Canadian Commitment of the Lenders, as in effect from time to time.

         Trust Certificates. As defined in the Receivables Facility Documents as in the form delivered to the Agent on the date hereof.

         Trust Interest. An interest in ZFT pursuant to and in accordance with the Receivables Facility Documents.

         Type. As to any Loan, its nature as a Base Rate Loan or a Eurodollar Rate Loan.

         Uniform Customs. With respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 or any successor version thereto adopted by the Agent in the ordinary course of its business as a letter of credit issuer and in effect at the time of issuance of such Letter of Credit.

         Unpaid Reimbursement Obligation. Any Reimbursement Obligation for which the Domestic Borrowers do not reimburse the Agent and the U.S. Lenders in accordance with Section 6.2 and which has not been repaid by the making of a U.S. Loan pursuant to the provisions of Sections 2.6(b) and 6.2(a) hereof.

         U.S. Commitment. With respect to each U.S. Lender, (a) the amount set forth on Schedule 1 hereto as the amount of such U.S. Lender's commitment to make U.S. Loans to the Domestic Borrowers, and to participate in the issuance, extension and renewal of Letters of Credit for the account of, the Domestic Borrowers, as the same may be changed from time to time in accordance with the provisions of this Credit Agreement; or if such commitment is terminated pursuant to the provisions hereof, zero, or, (b) if such U.S. Lender has entered into one or more Assignment and Acceptances, then the amount set forth for such U.S. Lender in the Register maintained by the Agent as the amount of such U.S. Lender's commitment to make U.S. Loans to, and to participate in the issuance, extension and renewal of Letters of Credit for the account of, the Domestic Borrowers, as the same may be changed from time to time in accordance with the provisions of this Credit Agreement; or if such commitment is terminated pursuant to the provisions hereof, zero.

         U.S. Commitment Percentage. With respect to each U.S. Lender, the applicable percentage set forth on Schedule 1, as the same may be amended from time to time in accordance with the provisions hereof, as such U.S. Lender's percentage of the aggregate U.S. Commitments of all of the U.S. Lenders.

         U.S. Lenders. FNB and the other lending institutions designated as such on Schedule 1 hereto and any other Person who becomes an assignee of any rights and obligations of a U.S. Lender pursuant to Section 22.

         U.S. Loans. Revolving credit loans made or to be made by the U.S. Lenders to the Domestic Borrowers pursuant to Section 2.

         U.S. Settlement. The making of, or receiving of payments, in immediately available funds, by the U.S. Lenders, to the extent necessary to cause each U.S. Lender's actual share of the outstanding amount of U.S. Loans (after giving effect to any Loan Request) to be equal to such U.S. Lender's U.S. Commitment Percentage of the outstanding amount of such U.S. Loans (after giving effect to any Loan Request), in any case where, prior to such event or action, the actual share is not so equal.

         U.S. Settlement Amount.  See  Section 2.9(a).

         U.S. Settlement Date. (a) The Business Day immediately following the Agent's becoming aware of the existence of an Event of Default, (b) any Business Day on which the amount of U.S. Loans outstanding from FNB plus FNB's U.S. Commitment Percentage of the sum of the Maximum Drawing Amount and any Unpaid Reimbursement Obligations is equal to or greater than FNB's U.S. Commitment Percentage of the U.S. Total Commitment, (c) any Business Day on which the amount of U.S. Loans outstanding from FNB plus FNB's U.S. Commitment Percentage of the sum of the Maximum Drawing Amount and any Unpaid Reimbursement Obligations exceeds FNB's U.S. Commitment Percentage of the amount of U.S. Loans outstanding plus FNB's U.S. Commitment Percentage of the sum of the Maximum Drawing Amount and any Unpaid Reimbursement Obligations by more than $10,000,000, (d) the Business Day immediately following written notice given by the Agent to the U.S. Lenders of the Agent's desire to effect a U.S. Settlement, or (e) any Business Day on which (i) the amount of outstanding U.S. Loans decreases and (ii) the amount of the Agent's U.S. Loans outstanding equals Zero Dollars ($0).

         U.S. Settling Lender. See Section 2.9(a).

         U.S. Total Commitment. The sum of the U.S. Commitments of the U.S. Lenders, as in effect from time to time (which as of the Closing Date shall be $215,000,000).

         Voting Stock. Stock or similar interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, trust, partnership, limited liability company or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

         Zale. As defined in the preamble hereto.

         Zale Canada. As defined in the preamble hereto.

         Zale Delaware. As defined in the preamble hereto.

         Zale Puerto Rico. Zale Puerto Rico, Inc., a Puerto Rican corporation.

         ZFT. Zale Funding Trust, a Delaware business trust.

         ZFT Receivables. Any Receivables (as defined in the Receivables Facility Documents), all monies due or to become due thereon and all collateral security therefor, all proceeds of the foregoing, including Insurance Proceeds (as defined in the Receivables Facility Documents) relating thereto, all Recoveries (as defined in the Receivables Facility Documents) and all other interests, rights and assets that have been transferred by any of the Borrowers, JNB, JCC or any other Subsidiary of Zale to ZFT or any other Receivables Subsidiary pursuant to the Receivables Facility Documents; provided, however, that "ZFT Receivables" shall not include any of Zale's, Zale Delaware's or any other Subsidiary of Zale's rights under the Receivables Facility Documents.

         1.2. RULES OF INTERPRETATION.

                  (a) Unless otherwise indicated, reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Credit Agreement.

                  (b) The singular includes the plural and the plural includes the singular.

                  (c) A reference to any law includes any amendment or modification to such law.

                  (d) A reference to any Person includes its permitted successors and permitted assigns.

                  (e) Accounting terms not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

                  (f) The words "include", "includes" and "including" are not limiting.

                  (g) All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts, have the meanings assigned to them therein, with the term "instrument" being that defined under
         Article 9 of said Uniform Commercial Code.

                  (h) Reference to a particular "Section" refers to that section of this Credit Agreement unless otherwise indicated.

                  (i) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Credit Agreement as a whole and not to any particular section or subdivision of this Credit Agreement.

                     2. THE U.S. REVOLVING CREDIT FACILITY.

         2.1. COMMITMENT TO LEND. Subject to the terms and conditions set forth in this Credit Agreement, each of the U.S. Lenders severally agrees to lend to the Domestic Borrowers, or either of them, and the Domestic Borrowers, or either of them, may borrow, repay, and reborrow from time to time between the Closing Date and the Maturity Date upon notice by the Domestic Borrowers, or either of them, to the Agent given in accordance with Section 2.6, such sums as are requested by the Domestic Borrowers, or either of them, up to a maximum aggregate amount outstanding (after giving effect to all amounts requested) at any one time equal to such U.S. Lender's U.S. Commitment minus such U.S. Lender's U.S. Commitment Percentage of the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations, provided that the sum of the outstanding amount of the U.S. Loans (after giving effect to all amounts requested) plus the Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not at any time exceed the U.S. Total Commitment. The U.S. Loans shall be made pro rata in accordance with each U.S. Lender's U.S. Commitment Percentage. Each request for a U.S. Loan hereunder shall constitute a representation and warranty by the Domestic Borrowers that the conditions set forth in Section 13 and Section 14, in the case of the initial U.S. Loans to be made on the Closing Date, and
Section 14, in the case of all other U.S. Loans, have been satisfied on the date of such request.

         2.2. U.S. COMMITMENT FEE AND UTILIZATION FEE.

         (a) The Domestic Borrowers, jointly and severally, agree to pay to the Agent for the accounts of the U.S. Lenders in accordance with their respective U.S. Commitment Percentages a commitment fee calculated at the Commitment Fee Rate per annum on the average daily amount during each calendar quarter or portion thereof from the Closing Date to the Maturity Date by which the U.S. Total Commitment exceeds the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations plus the outstanding amount of U.S. Loans during such calendar quarter. The commitment fee shall be payable quarterly in arrears on the first Business Day of each calendar quarter for the immediately preceding calendar quarter commencing on the first such date following the date hereof, and on the date of any reduction in the U.S. Commitments pursuant to Section 2.3 on the amount of such reduction, and with a final payment on the Maturity Date or any earlier date on which the U.S. Commitments shall terminate.

         (b) The Domestic Borrowers, jointly and severally, agree to pay to the Agent for the accounts of the U.S. Lenders in accordance with their respective U.S. Commitment Percentages a utilization fee equal to .125% per annum on the average daily amount during each calendar quarter or portion thereof from the Closing Date to the Maturity Date by which the outstanding amount of U.S. Loans during such calendar quarter exceeds fifty percent (50%) of the U.S. Total Commitment. The utilization fee shall be payable quarterly in arrears on the first Business Day of each calendar quarter for the immediately preceding calendar quarter commending on the first such date following the date hereof, and on the date of any reduction in the U.S. Commitments pursuant to Section 2.3, and with a final payment on the Maturity Date or any earlier date on which the U.S. Commitments shall terminate.

         2.3. REDUCTION OF U.S. TOTAL COMMITMENT. The Domestic Borrowers shall have the right at any time and from time to time upon three (3) Business Days prior written notice to the Agent to reduce by $5,000,000 or an integral multiple of $1,000,000 in excess thereof or terminate entirely the U.S. Total Commitment whereupon the U.S. Commitments of the U.S. Lenders shall be reduced pro rata in accordance with their respective U.S. Commitment Percentages of the amount specified in such notice or, as the case may be, terminated. Promptly after receiving any notice of the Domestic Borrowers delivered pursuant to this
Section 2.3, the Agent will notify the U.S. Lenders of the substance thereof. Upon the effective date of any such reduction or termination, the Domestic Borrowers shall pay to the Agent for the respective accounts of the U.S. Lenders the full amount of any commitment fee then accrued on the amount of the reduction. No reduction or termination of the U.S. Commitments may be reinstated.

         2.4. THE NOTES. The U.S. Loans shall be evidenced by separate promissory notes of the Domestic Borrowers in substantially the form of Exhibit A hereto (each a "Note"), dated as of the Closing Date and completed with appropriate insertions. A Note shall be payable to the order of each U.S. Lender in a principal amount equal to such U.S. Lender's U.S. Commitment or, if less, the outstanding amount of all U.S. Loans made by such U.S. Lender, plus interest accrued thereon, as set forth below. Each of the Domestic Borrowers irrevocably authorizes each U.S. Lender to make or cause to be made, at or about the time of the Drawdown Date of any U.S. Loan or at the time of receipt of any payment of principal on such U.S. Lender's Note, an appropriate notation on such U.S. Lender's Record reflecting the making of such U.S. Loan or (as the case may be) the receipt of such payment. The outstanding amount of the U.S. Loans set forth on such U.S. Lender's Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such U.S. Lender, but the failure to record, or any error in so recording, any such amount on such U.S. Lender's Record shall not limit or otherwise affect the obligations of the Domestic Borrowers hereunder or under any Note to make payments of principal of or interest on any Note when due.

         2.5. INTEREST ON U.S. LOANS. Except as otherwise provided in Section 7.12,

                  (a) Each U.S. Loan that is a Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at a rate per annum equal to the Base Rate.

                  (b) Each U.S. Loan that is a Eurodollar Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at a rate per annum equal to the Eurodollar Applicable Margin plus the Eurodollar Rate determined for such Interest Period.

                  (c) The Domestic Borrowers, jointly and severally, promise to pay interest on each U.S. Loan in arrears on each Interest Payment Date with respect thereto.

         2.6. REQUESTS FOR U.S. LOANS.

                  (a) The Domestic Borrowers, or either of them, shall give to the Agent written notice in the form of Exhibit B hereto (or telephonic notice confirmed in a writing in the form of Exhibit B hereto) of each U.S. Loan requested hereunder (a "Loan Request") no later than (i) 11:30 a.m. (Boston time) on the proposed Drawdown Date of any Base Rate Loan and (ii) 10:00 a.m. (Boston time) at least three (3) Eurodollar Business Days prior to the proposed Drawdown Date of any Eurodollar Rate Loan. Each such notice shall specify (A) the principal amount of the U.S. Loan requested, (B) the proposed Drawdown Date of such U.S. Loan, (C) the Interest Period for such U.S. Loan and (D) the Type of such U.S. Loan. Promptly upon receipt of any such notice, the Agent shall notify each of the U.S. Lenders thereof. Each Loan Request shall be irrevocable and binding on the Domestic Borrowers and shall obligate the Domestic Borrower requesting the U.S. Loan to accept the U.S. Loan requested from the U.S. Lenders on the proposed Drawdown Date. Each U.S. Loan Request for a Base Rate Loan shall be in a minimum aggregate amount of $100,000, and each Loan Request for a Eurodollar Rate Loan shall be in a minimum aggregate amount of $1,000,000 or an integral multiple of $500,000 in excess thereof.

                  (b) Notwithstanding the notice and minimum amount requirements set forth in Section 2.6(a) but otherwise in accordance with the terms and conditions of this Credit Agreement, the Agent may, in its sole discretion and without conferring with the U.S. Lenders, make U.S. Loans to the Domestic Borrowers (i) by entry of credits to Zale Delaware's operating account (No. 551-49011) or other account(s) with the Agent to cover checks or other charges which Zale Delaware has drawn or made against such account, (ii) to reimburse the Agent in respect of any Reimbursement Obligations not repaid by the Domestic Borrowers pursuant to the provisions of Section 6.2(a) hereof, or (iii) in an amount as otherwise requested by the Domestic Borrowers; provided, however, that the aggregate amount of all advances made pursuant to this Section 2.6(b) shall not exceed $10,000,000 at any time outstanding. Each Domestic Borrower hereby requests and authorizes the Agent to make from time to time such U.S. Loans by means of appropriate entries of such credits sufficient to cover checks and other charges then presented. Each Domestic Borrower acknowledges and agrees that the making of such U.S. Loans shall, in each case, be subject in all respects to the provisions of this Credit Agreement as if they were U.S. Loans covered by a Loan Request including, without limitation, the limitations set forth in Section 2.1 and the requirements that the applicable provisions of Sections 13 and 14, in the case of U.S. Loans made on the Closing Date, and Section 14 only, in the case of all other U.S. Loans, be satisfied. All actions taken by the Agent pursuant to the provisions of this Section 2.6(b) shall be conclusive and binding on the Domestic Borrowers absent the Agent's gross negligence or willful misconduct. U.S. Loans made pursuant to this Section 2.6(b) shall be Base Rate Loans until converted in accordance with the provisions of the Credit Agreement and, prior to a U.S. Settlement, such interest shall be for the account of the Agent.

         2.7. CONVERSION OPTIONS.

                  2.7.1. CONVERSION TO DIFFERENT TYPE OF LOAN. The Domestic Borrowers may elect from time to time to convert any outstanding U.S. Loan to a U.S. Loan of another Type, provided that (i) with respect to any such conversion of a U.S. Loan to a Base Rate Loan, the Domestic Borrowers shall give the Agent, no later than 2:00 p.m. (Boston time) on the proposed date of such conversion, prior written notice of such election (the Agent agreeing to notify the U.S. Lenders promptly of the giving of any such notice by the Domestic Borrowers); (ii) with respect to any such conversion of a Base Rate Loan to a Eurodollar Rate Loan, the Domestic Borrowers shall give the Agent, no later than 10:00 a.m. (Boston time) at least three (3) Eurodollar Business Days prior to the proposed date of such conversion, written notice of such election (the Agent agreeing to notify the U.S. Lenders promptly of the giving of any such notice by the Domestic Borrowers); (iii) with respect to any such conversion of a Eurodollar Rate Loan into a U.S. Loan of another Type, any such conversion which is made on a day other than the last day of the Interest Period with respect thereto shall obligate the Domestic Borrowers to indemnify the U.S. Lenders for any loss, cost or expense associated therewith in accordance with the provisions of Section 7.11 hereof, and (iv) no U.S. Loan may be converted into a Eurodollar Rate Loan when any Default or Event of Default has occurred and is continuing. On the date on which such conversion is being made each U.S. Lender shall take such action as is necessary to transfer its U.S. Commitment Percentage of such U.S. Loans to its Domestic Lending Office or its Eurodollar Lending Office, as the case may be. All or any part of outstanding U.S. Loans of any Type may be converted into a U.S. Loan of another Type as provided herein, provided that any partial conversion of a Eurodollar Rate Loan to a Base Rate Loan shall be in an aggregate principal amount of at least $100,000, and any partial conversion of a Base Rate Loan to a Eurodollar Rate Loan shall be in an aggregate principal amount of at least $1,000,000 or an integral multiple of $500,000 in excess thereof. Each Conversion Request relating to the conversion of a U.S. Loan to a Eurodollar Rate Loan shall be irrevocable by the Domestic Borrowers.

                  2.7.2. CONTINUATION OF TYPE OF LOAN. Any U.S. Loan of any Type may be continued as a U.S. Loan of the same Type upon the expiration of an Interest Period with respect thereto by compliance by the Domestic Borrowers with the notice provisions contained in Section 2.7.1; provided that no Eurodollar Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Default or Event of Default of which officers of the Agent active upon the Domestic Borrowers' account have actual knowledge. In the event that the Domestic Borrowers fail to provide any such notice with respect to the continuation of any Eurodollar Rate Loan as such, then such Eurodollar Rate Loan shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto. The Agent shall notify the U.S. Lenders promptly when any such automatic conversion contemplated by this Section 2.7 is scheduled to occur.

                  2.7.3. EURODOLLAR RATE LOANS. Any conversion to or from Eurodollar Rate Loans shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all Eurodollar Rate Loans having the same Interest Period shall not be less than $1,000,000 or a whole multiple of $500,000 in excess thereof. The Domestic Borrowers may not have more than six (6) Eurodollar Rate Loans outstanding at any time.

         2.8. FUNDS FOR U.S. LOANS.

                  2.8.1. FUNDING PROCEDURES FOR U.S. LOANS TO DOMESTIC BORROWERS. Not later than 1:30 p.m. (Boston time) on the proposed Drawdown Date of any U.S. Loan, each of the U.S. Lenders will make available to the Agent, at the Agent's Office, in immediately available funds, the amount of such U.S. Lender's U.S. Commitment Percentage of the amount of the requested U.S. Loans. Upon receipt from each U.S. Lender of such amount, and upon receipt of the documents required by Sections 13 (with respect to the initial Loan only) and 14 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Agent will make available to the Domestic Borrowers the aggregate amount of such U.S. Loans made available to the Agent by the U.S. Lenders. The failure or refusal of any U.S. Lender to make available to the Agent at the aforesaid time and place on any Drawdown Date the amount of its U.S. Commitment Percentage of the requested U.S. Loans (i) shall not relieve any other U.S. Lender from its several obligation hereunder to make available to the Agent the amount of such other U.S. Lender's U.S. Commitment Percentage of any requested U.S. Loans and (ii) shall not impose upon such other U.S. Lender any liability with respect to such failure or refusal or otherwise increase the U.S. Commitment of such other U.S. Lender.

                  2.8.2. ADVANCES BY AGENT FOR U.S. LOANS TO DOMESTIC BORROWERS. The Agent may, unless notified to the contrary by any U.S. Lender on or prior to a Drawdown Date, assume that such U.S. Lender has made available to the Agent on such Drawdown Date the amount of such U.S. Lender's U.S. Commitment Percentage of the U.S. Loans to be made on such Drawdown Date, and the Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Domestic Borrowers a corresponding amount. If any U.S. Lender makes available to the Agent such amount on a date after such Drawdown Date, such U.S. Lender shall pay to the Agent on demand an amount equal to the product of (i) the average computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, times (ii) the amount of such U.S. Lender's U.S. Commitment Percentage of such U.S. Loans, times (iii) a fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date to the date on which the amount of such U.S. Lender's U.S. Commitment Percentage of such U.S. Loans shall become immediately available to the Agent, and the denominator of which is 360. A statement of the Agent submitted to such U.S. Lender with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to the Agent by such U.S. Lender. If the amount of such U.S. Lender's U.S. Commitment Percentage of such U.S. Loans is not made available to the Agent by such U.S. Lender within three (3) Business Days following such Drawdown Date, the Agent shall be entitled to recover such amount from the Domestic Borrowers on demand, with interest thereon at the rate per annum applicable to the U.S. Loans made on such Drawdown Date.

         2.9. SETTLEMENTS; FAILURE TO MAKE FUNDS AVAILABLE.

                  (a) On each U.S. Settlement Date, the Agent shall, not later than 10:00 a.m. (Boston time), give telephonic or facsimile notice (i) to the U.S. Lenders and the Domestic Borrowers of the respective outstanding amount of U.S. Loans made by the Agent on behalf of the U.S. Lenders from the immediately preceding Settlement Date through the close of business on the prior day and the amount of any Eurodollar Rate Loans to be made (following the giving of notice pursuant to Section 2.6(a)(ii)) on such date pursuant to a Loan Request and (ii) to the U.S. Lenders of the amount (a "U.S. Settlement Amount") that each U.S. Lender (the "U.S. Settling Lender") shall pay to effect a U.S. Settlement of any U.S. Loan. A statement of the Agent submitted to the U.S. Lenders and the Domestic Borrowers with respect to any amounts owing under this Section 2.9 shall be prima facie evidence of the amount due and owing. Each U.S. Settling Lender shall, not later than 3:00 p.m. (Boston time) on such U.S. Settlement Date, effect a wire transfer of immediately available funds to the Agent in the amount of its U.S. Settlement Amount. All funds advanced by any U.S. Lender as a U.S. Settling Lender pursuant to this Section 2.9 shall for all purposes be treated as a U.S. Loan made by such U.S. Settling Lender to the Domestic Borrowers and all funds received by any U.S. Lender pursuant to this Section 2.9 shall for all purposes be treated as repayment of amounts owed with respect to U.S. Loans made by such U.S. Lender. In the event that any bankruptcy, reorganization, liquidation, receivership or similar cases or proceedings in which either of the Domestic Borrowers is a debtor prevent a U.S. Settling Lender from making any U.S. Loan to effect a U.S. Settlement as contemplated hereby, such U.S. Settling Lender will make such disposition and arrangements with the other U.S. Lenders with respect to such U.S. Loans, either by way of purchase of participations, distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each U.S. Lender's share of the outstanding U.S. Loans being equal, as nearly as may be, to such U.S. Lender's U.S. Commitment Percentage of the outstanding amount of the U.S. Loans.

                  (b) The Agent may, unless notified to the contrary by any U.S. Lender prior to a U.S. Settlement Date, assume that such U.S. Lender has made or will make available to the Agent on such U.S. Settlement Date the amount of such U.S. Lender's U.S. Settlement Amount, and the Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Domestic Borrowers a corresponding amount. If any U.S. Lender makes available to the Agent such amount on a date after such U.S. Settlement Date, such U.S. Lender shall pay to the Agent on demand an amount equal to the product of (i) the average computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Agent for federal funds acquired by such Agent during each day included in such period, times
         (ii) the amount of such U.S. Settlement Amount, times (iii) a fraction, the numerator of which is the number of days that elapse from and including such U.S. Settlement Date to the date on which the amount of such U.S. Settlement Amount shall become immediately available to such Agent, and the denominator of which is 360. A statement of the Agent submitted to such U.S. Lender with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to the Agent by such U.S. Lender. If such U.S. Lender's U.S. Settlement Amount is not made available to the Agent by such U.S. Lender within three (3) Business Days following such U.S. Settlement Date, the Agent shall be entitled to recover such amount from the Domestic Borrowers on demand, with interest thereon at the rate per annum applicable to the U.S. Loans as of such U.S. Settlement Date.

                  (c) The failure or refusal of any U.S. Lender to make available to the Agent at the aforesaid time and place on any U.S. Settlement Date the amount of its U.S. Settlement Amount (i) shall not relieve any other U.S. Lender from its several obligations hereunder to make available to the Agent the amount of such other U.S. Lender's U.S. Settlement Amount and (ii) shall not impose upon such other U.S. Lender any liability with respect to such failure or refusal or otherwise increase the U.S. Commitment of such other U.S. Lender.

                         3. REPAYMENT OF THE U.S. LOANS.

         3.1. MATURITY. The Domestic Borrowers jointly and severally promise to pay on the Maturity Date, and there shall become absolutely due and payable on the Maturity Date, all of the U.S. Loans outstanding on such date, together with any and all accrued and unpaid interest thereon.

         3.2. MANDATORY REPAYMENTS OF LOANS. If at any time the sum of the outstanding amount of the U.S. Loans, the Maximum Drawing Amount and all Unpaid Reimbursement Obligations exceeds the U.S. Total Commitment, then the Domestic Borrowers shall, upon demand or immediately upon discovery by the Domestic Borrowers of such excess, pay the amount of such excess to the Agent for the respective accounts of the U.S. Lenders for application: first, to any Unpaid Reimbursement Obligations; second, to the U.S. Loans; and third, to provide to the Agent cash collateral for Reimbursement Obligations as contemplated by
Section 6.2(b) and (c). Each payment of any Unpaid Reimbursement Obligations or prepayment of U.S. Loans shall be allocated among the U.S. Lenders, in proportion to each Reimbursement Obligation or (as the case may be) the respective unpaid principal amount of each U.S. Lender's Note, with adjustments to the extent practicable to equalize any prior payments or repayments not exactly in proportion.

         3.3. OPTIONAL REPAYMENTS OF U.S. LOANS. The Domestic Borrowers shall have the right, at their election, to repay the outstanding amount of the U.S. Loans, as a whole or in part, at any time and from time to time without penalty or premium, provided that any full or partial prepayment of the outstanding amount of any Eurodollar Rate Loans pursuant to this Section 3.3 which is made on a day other than the last day of the Interest Period relating thereto shall obligate the Domestic Borrowers to indemnify the U.S. Lenders for any loss, cost or expense associated therewith in accordance with the provisions of Section
7.11 hereof. The Domestic Borrowers shall give the Agent written notice of any proposed prepayment no later than (i) 2:00 p.m., Boston time, on the date of any proposed prepayment pursuant to this Section 3.3 of Base Rate Loans, and (ii) 10:00 a.m., Boston time, at least three (3) Eurodollar Business Days prior to any proposed prepayment pursuant to this Section 3.3 of Eurodollar Rate Loans, in each case specifying the proposed date of prepayment of U.S. Loans and the principal amount to be prepaid (the Agent agreeing to notify the U.S. Lenders promptly of the giving of any such notice by the Domestic Borrowers). Each such partial prepayment of Base Rate Loans shall be in a minimum amount of $100,000, and each such partial prepayment of Eurodollar Rate Loans shall be in a minimum amount of $1,000,000 or an integral multiple of $500,000 in excess thereof and shall be accompanied by the payment of accrued interest on the principal prepaid to the date of prepayment. In the absence of instruction by the Domestic Borrowers, each such partial prepayment of the U.S. Loans shall be applied first to the principal of Base Rate Loans and then to the principal of Eurodollar Rate Loans. Each partial prepayment shall be allocated among the U.S. Lenders, in proportion, to the respective unpaid principal amount of each U.S. Lender's Note, with adjustments to the extent practicable to equalize any prior repayments not exactly in proportion. Notwithstanding the notice and minimum requirements set forth in this Section 3.3, the Agent may, in its sole discretion, allow the Domestic Borrowers to repay Base Rate Loans made by the Agent in amounts as otherwise requested by the Domestic Borrowers.

                   4. THE CANADIAN REVOLVING CREDIT FACILITY.

         4.1. COMMITMENT TO LEND.

         (a) Subject to the terms and conditions set forth in this Credit Agreement, each of the Canadian Lenders severally agrees to lend and make available to Zale Canada by way of Canadian Base Rate Loans and Bankers' Acceptances, and Zale Canada, may borrow, repay, and reborrow from time to time between the Closing Date and the Maturity Date upon notice by Zale Canada to the Canadian Agent given in accordance with Section 4.6, such sums as are requested by Zale Canada, up to a maximum aggregate amount outstanding (after giving effect to all amounts requested) at any one time equal to such Canadian Lender's Canadian Commitment, provided that the sum of the outstanding amount of the Canadian Loans, including the face amount of Canadian Loans by way of Bankers' Acceptances (after giving effect to all amounts requested) shall not at any time exceed the Canadian Total Commitment. The Canadian Loans shall be made pro rata in accordance with each Canadian Lender's Canadian Commitment Percentage. Each request for a Canadian Loan hereunder shall constitute a representation and warranty by Zale Canada that the conditions set forth in Section 13 and Section 14, in the case of the initial Canadian Loans to be made on the Closing Date, and Section 14, in the case of all other Canadian Loans, have been satisfied on the date of such request.

         (b) Unless terminated earlier pursuant to the provisions of Sections
4.3 or 15.2 hereof, the Canadian Commitment of each Canadian Lender shall be in effect between the Closing Date and the Maturity Date. On the Maturity Date, no Canadian Lender shall have any further commitment to make Canadian Loans to Zale Canada.

         4.2.  CANADIAN COMMITMENT FEE AND UTILIZATION FEE.

         (a) Zale Canada agrees to pay to the Canadian Agent for the accounts of the Canadian Lenders in accordance with their respective Canadian Commitment Percentages a commitment fee calculated at the Commitment Fee Rate per annum on the average daily amount during each calendar quarter or portion thereof from the Closing Date to the Maturity Date by which the Canadian Total Commitment exceeds the outstanding amount of Canadian Loans during such calendar quarter. The commitment fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter commencing on the first such date following the date hereof, and on the date of any reduction in the Canadian Commitments pursuant to Section 4.3 on the amount of such reduction, and with a final payment on the Maturity Date or any earlier date on which the Canadian Commitments shall terminate.

         (b) Zale Canada agrees to pay to the Canadian Agent for the accounts of the Canadian Lenders in accordance with their respective Canadian Commitment Percentages a utilization fee equal to .125% per annum on the average daily amount during each calendar quarter or portion thereof from the Closing Date to the Maturity Date by which the outstanding amount of Canadian Loans, including the face amount of Canadian Loans by way of Bankers' Acceptances during such calendar quarter exceeds fifty percent (50%) of the Canadian Total Commitment. The utilization fee shall be payable quarterly in arrears on the first Business Day of each calendar quarter for the immediately preceding calendar quarter commencing July 1, 2000, and on the date of any reduction in the Canadian Commitments pursuant to Section 4.3, and with a final payment on the Maturity Date or any earlier date on which the Canadian Commitments shall terminate.

         4.3. REDUCTION OF CANADIAN TOTAL COMMITMENT. Zale Canada shall have the right at any time and from time to time upon three (3) Business Days prior written notice to the Canadian Agent to reduce by C$1,000,000 or an integral multiple of C$500,000 in excess thereof, or terminate entirely, the Canadian Total Commitment, whereupon the Canadian Commitments of the Canadian Lenders shall be reduced pro rata in accordance with their respective Canadian Commitment Percentages of the amount specified in such notice or, as the case may be, terminated. Promptly after receiving any notice from Zale Canada delivered pursuant to this Section 4.3, the Canadian Agent will notify the Canadian Lenders of the substance thereof. Upon the effective date of any such reduction or termination, Zale Canada shall pay to the Canadian Agent for the respective accounts of the Canadian Lenders the full amount of any commitment fee then accrued on the amount of the reduction. No reduction or termination of the Canadian Commitments may be reinstated. Notwithstanding the foregoing in this Section 4.3, Zale Canada may not reduce the Canadian Total Commitment in respect of any portion of the Canadian Loans outstanding by way of Bankers' Acceptances other than on the maturity date of such Bankers' Acceptances.

         4.4. THE CANADIAN LOAN ACCOUNT. The obligations of Zale Canada to repay all amounts borrowed by it as Canadian Loans, all interest thereon, and all other amounts payable by it in respect thereof shall be evidenced by this Credit Agreement, it being the intention of the parties hereto that Zale Canada's obligations with respect to the Canadian Loans owed by it is evidenced only as stated herein and not by separate promissory notes or other instruments.

         4.5. INTEREST ON CANADIAN LOANS. Except as otherwise provided in Section 7.12,

                  (a) Each Canadian Loan (other than one by way of Bankers' Acceptance) shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at a rate per annum equal to the Canadian Base Rate.

                  (b) Zale Canada promises to pay interest on each Canadian Loan (other than one by way of Bankers' Acceptance) in arrears on each Interest Payment Date with respect thereto.

                  (c) For the purposes of this Credit Agreement, whenever any interest or other amount in the nature thereof or in the nature of a fee is, in respect of a Canadian Loan, to be calculated on the basis of a year of 360 days or a period other than 365 or 366 days, as the case may be, the rate of interest or fee in respect of such Canadian Loan expressed as an annual rate, for the purposes of the Interest Act (Canada), is equivalent to the rate set out herein in respect of such Loan multiplied by the actual number of days in the calendar year in which such rate is to be ascertained and divided by 360 days or such other period other than 365 or 366 days, as above-mentioned, as the case may be.

         4.6. REQUESTS FOR LOANS.

                  (a) Zale Canada shall give to the Canadian Agent written notice in the form of Exhibit B1 hereto (or telephonic notice confirmed in a writing in the form of Exhibit B1 hereto) of each Canadian Loan requested hereunder (a "Canadian Loan Request") no later than (i) 11:30 a.m. (Toronto time) on the proposed Drawdown Date of such Canadian Loan if by way of Canadian Base Rate Loan, and (ii) 11:30 a.m. (Toronto time) on the second Business Day prior to the proposed Drawdown Date of such Canadian Loan if by way of Bankers' Acceptance. Each such notice shall specify (A) the principal amount of the Canadian Loan requested,
         (B) the proposed Drawdown Date of such Canadian Loan, (C) whether the Canadian Loan will be by way of Canadian Base Rate Loans or Bankers' Acceptances, and (D) the term to maturity if by way of Bankers' Acceptances. Promptly upon receipt of any such notice, the Canadian Agent shall notify each of the Canadian Lenders thereof. Each Canadian Loan Request shall be irrevocable and binding on Zale Canada and shall obligate Zale Canada to accept the Canadian Loan requested from the Canadian Lenders on the proposed Drawdown Date. Each Canadian Loan Request for a Canadian Loan shall be in a minimum aggregate amount of C$100,000.

                  (b) Notwithstanding the notice and minimum amount requirements set forth in Section 4.6(a) but otherwise in accordance with the terms and conditions of this Credit Agreement, the Canadian Agent may, in its sole discretion and without conferring with the Canadian Lenders, make Canadian Loans hereunder (i) by entry of credits to Zale Canada's operating account 73-39410 (Canadian Dollar Account) or 03-00705 (U.S. Dollar Account) or other account(s) with the Canadian Agent to cover checks or other charges which Zale Canada has drawn or made against such account, and/or (ii) in an amount as otherwise requested by Zale Canada. Zale Canada hereby requests and authorizes the Canadian Agent to make from time to time such Canadian Loans by means of appropriate entries of such credits sufficient to cover checks and other charges then presented. Zale Canada acknowledges and agrees that the making of such Canadian Loans shall, in each case, be subject in all respects to the provisions of this Credit Agreement as if they were Canadian Loans covered by a Canadian Loan Request including, without limitation, the limitations set forth in Section 4.1 and the requirements that the applicable provisions of Sections 13 and 14, in the case of Canadian Loans made on the Closing Date, and Section 14 only, in the case of all other Canadian Loans, be satisfied. All actions taken by the Canadian Agent pursuant to the provisions of this
         Section 4.6(b) shall be conclusive and binding on Zale Canada absent the Canadian Agent's gross negligence or willful misconduct. Prior to a Canadian Settlement, interest on Canadian Loans made pursuant to this
         Section 4.6(b) shall be for the account of the Canadian Agent.

         4.7. CONTINUATION OF CANADIAN LOAN. Any Canadian Loan outstanding by way of Canadian Base Rate Loan shall automatically be continued as a Canadian Loan outstanding by way of Canadian Base Rate Loan upon the expiration of an Interest Period with respect thereto unless repaid. Any Canadian Loan outstanding by way of Bankers' Acceptance shall be continued upon maturity of such Bankers' Acceptance as a Canadian Base Rate Loan unless it is continued as a Canadian Loan by way of Bankers' Acceptance in accordance with Section 4.11.

         4.8. FUNDS FOR CANADIAN BASE RATE LOANS.

                  4.8.1. FUNDING PROCEDURES FOR CANADIAN BASE RATE LOANS TO ZALE CANADA. Not later than 1:30 p.m. (Toronto time) on the proposed Drawdown Date of any Canadian Base Rate Loan, each of the Canadian Lenders will make available to the Canadian Agent, at the Canadian Agent's Office, in immediately available funds, the amount of such Canadian Lender's Canadian Commitment Percentage of the amount of the requested Canadian Base Rate Loans. Upon receipt from each Canadian Lender of such amount, and upon receipt of the documents required by Sections 13 (with respect to the initial Canadian Loan only) and 14 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Canadian Agent will make available to Zale Canada the aggregate amount of such Canadian Base Rate Loans made available to the Canadian Agent by the Canadian Lenders. The failure or refusal of any Canadian Lender to make available to the Canadian Agent at the aforesaid time and place on any Drawdown Date the amount of its Canadian Commitment Percentage of the requested Canadian Base Rate Loans (i) shall not relieve any other Canadian Lender from its several obligation hereunder to make available to the Canadian Agent the amount of such other Canadian Lender's Canadian Commitment Percentage of any requested Canadian Base Rate Loans and (ii) shall not impose upon such other Canadian Lender any liability with respect to such failure or refusal or otherwise increase the Canadian Commitment of such other Canadian Lender.

                  4.8.2. ADVANCES BY CANADIAN AGENT FOR CANADIAN LOANS TO ZALE CANADA. The Canadian Agent may, unless notified to the contrary by any Canadian Lender on or prior to a Drawdown Date, assume that such Canadian Lender has made available to the Canadian Agent on such Drawdown Date the amount of such Canadian Lender's Canadian Commitment Percentage of the Canadian Base Rate

         Loans to be made on such Drawdown Date, and the Canadian Agent may (but it shall not be required to), in reliance upon such assumption, make available to Zale Canada a corresponding amount. If any Canadian Lender makes available to the Canadian Agent such amount on a date after such Drawdown Date, such Canadian Lender shall pay to the Canadian Agent on demand an amount equal to the product of (i) the average computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Canadian Agent for overnight funds acquired by the Canadian Agent during each day included in such period, times
         (ii) the amount of such Canadian Lender's Canadian Commitment Percentage of such Canadian Base Rate Loans, times (iii) a fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date to the date on which the amount of such Canadian Lender's Canadian Commitment Percentage of such Canadian Base Rate Loans shall become immediately available to the Canadian Agent, and the denominator of which is 360. A statement of the Canadian Agent submitted to such Canadian Lender with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to the Canadian Agent by such Canadian Lender. If the amount of such Canadian Lender's Canadian Commitment Percentage of such Canadian Loans is not made available to the Canadian Agent by such Canadian Lender within three (3) Business Days following such Drawdown Date, the Canadian Agent shall be entitled to recover such amount from Zale Canada on demand, with interest thereon at the rate per annum applicable to the Canadian Base Rate Loans made on such Drawdown Date.

         4.9. SETTLEMENTS; FAILURE TO MAKE FUNDS AVAILABLE.

                  (a) On each Settlement Date, the Canadian Agent shall, not later than 10:00 a.m. (Toronto time), give telephonic or facsimile notice (i) to the Canadian Lenders and Zale Canada of the respective outstanding amount of Canadian Loans, whether as Canadian Base Rate Loans or as Bankers' Acceptances, made by the Canadian Agent on behalf of the Canadian Lenders from the immediately preceding Canadian Settlement Date through the close of business on the prior day and (ii) to the Canadian Lenders of the amount (a "Canadian Settlement Amount") that each Canadian Lender (the "Canadian Settling Lender") shall pay to effect a Canadian Settlement of any Canadian Loan. A statement of the Canadian Agent submitted to the Canadian Lenders and Zale Canada with respect to any amounts owing under this Section 4.9 shall be prima facie evidence of the amount due and owing. Each Canadian Settling Lender shall, not later than 3:00 p.m. (Toronto time) on such Canadian Settlement Date, effect a wire transfer of immediately available funds to the Canadian Agent in the amount of its Canadian Settlement Amount. All funds advanced by any Canadian Lender as a Canadian Settling Lender pursuant to this Section 4.9 shall for all purposes be treated as a Canadian Base Rate Loan made by such Canadian Settling Lender to Zale Canada, and all funds received by any Canadian Lender pursuant to this
         Section 4.9 shall for all purposes be treated as repayment of amounts owed with respect to Canadian Base Rate Loans made by such Canadian Lender. In the event that any bankruptcy, reorganization, liquidation, receivership or similar cases or proceedings in which Zale Canada is a debtor prevent a Canadian Settling Lender from making any Canadian Base Rate Loan to effect a

         Canadian Settlement as contemplated hereby, such Canadian Settling Lender will make such disposition and arrangements with the other Canadian Lenders with respect to such Canadian Loans, either by way of purchase of participations, distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Canadian Lender's share of the outstanding Canadian Loans being equal, as nearly as may be, to such Canadian Lender's Commitment Percentage of the outstanding amount of the Canadian Loans.

                  (b) The Canadian Agent may, unless notified to the contrary by any Canadian Lender prior to a Canadian Settlement Date, assume that such Canadian Lender has made or will make available to the Canadian Agent on such Canadian Settlement Date the amount of such Canadian Lender's Canadian Settlement Amount, and the Canadian Agent may (but it shall not be required to), in reliance upon such assumption, make available to Zale Canada a corresponding amount. If any Canadian Lender makes available to the Canadian Agent such amount on a date after such Canadian Settlement Date, such Canadian Lender shall pay to the Canadian Agent on demand an amount equal to the product of (i) the average computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Canadian Agent for overnight funds acquired by such Canadian Agent during each day included in such period, times (ii) the amount of such Canadian Settlement Amount, times (iii) a fraction, the numerator of which is the number of days that elapse from and including such Canadian Settlement Date to the date on which the amount of such Canadian Settlement Amount shall become immediately available to such Canadian Agent, and the denominator of which is 360. A statement of the Canadian Agent submitted to such Canadian Lender with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to the Canadian Agent by such Canadian Lender. If such Canadian Lender's Canadian Settlement Amount is not made available to the Canadian Agent by such Canadian Lender within three (3) Business Days following such Canadian Settlement Date, the Canadian Agent shall be entitled to recover such amount from Zale Canada on demand, with interest thereon at the rate per annum applicable to the Canadian Loans as of such Canadian Settlement Date.

                  (c) The failure or refusal of any Canadian Lender to make available to the Canadian Agent at the aforesaid time and place on any Canadian Settlement Date the amount of its Canadian Settlement Amount
         (i) shall not relieve any other Canadian Lender from its several obligations hereunder to make available to the Canadian Agent the amount of such other Canadian Lender's Canadian Settlement Amount and
         (ii) shall not impose upon such other Canadian Lender any liability with respect to such failure or refusal or otherwise increase the Canadian Commitment of such other Canadian Lender.

         4.10. BANKERS' ACCEPTANCES.

                  (a) To facilitate the procedures contemplated herein, Zale Canada shall from time to time as required by the Canadian Agent provide to the Canadian Agent, which shall then distribute to the Canadian Lenders as applicable, an appropriate number of executed drafts drawn by Zale Canada upon each Canadian Lender and endorsed by Zale Canada as payee, in the form prescribed by such Canadian Lender for Bankers' Acceptances denominated in Canadian Dollars (each such executed draft which has not yet been accepted by a Canadian Lender is referred to herein as a "Draft"). The dates, maturity dates and principal amounts of all Drafts delivered by Zale Canada shall be left blank, to be completed by the Canadian Lenders as required hereby. The Drafts shall be held by each Canadian Lender subject to the same degree of care as if they were such Lender's own property kept at the place at which the Drafts are ordinarily kept by such Lender. No Canadian Lender shall be liable for its failure to accept a Draft as required hereby if the cause of such failure is, in whole or in part, due to the failure of Zale Canada to provide Drafts to the Canadian Agent on a timely basis.

                  (b) The Canadian Agent, promptly following receipt of a Canadian Loan Request requesting Bankers' Acceptances, shall (i) advise each Canadian Lender of the face amount and term of each Draft to be accepted by it, and (ii) advise each Canadian Lender whether the Canadian Lenders are required by such Canadian Loan Request to purchase the Bankers' Acceptances accepted by them. The face amount of each Bankers' Acceptance shall be C$100,000 or any whole multiple thereof, and the aggregate face amount of Bankers' Acceptances issued pursuant to any Canadian Loan Request shall not be less than C$1,000,000. Each Bankers' Acceptance shall be dated the Drawdown Date on which it is issued, and shall be for a term of 30, 60, 90 or 180 days. The aggregate face amount of the Drafts to be accepted at any time by a Canadian Lender, shall be determined by the Canadian Agent based upon the amounts of the respective Commitments, except that, if the face amount of any Draft to be accepted by a Canadian Lender determined as aforesaid, would not be C$100,000 or a whole multiple thereof, the Canadian Agent in its sole discretion may increase such face amount to the nearest whole multiple of C$100,000 or may reduce such face amount to the nearest whole multiple of C$100,000.

                  (c) Each Canadian Lender shall complete and accept on the applicable Drawdown Date Drafts having the face amounts and term advised by the Canadian Agent pursuant to Section 4.10(b). If the Canadian Lenders have been required in the applicable Canadian Loan Request to purchase the Bankers' Acceptances accepted by them, each Canadian Lender shall purchase on the applicable Drawdown Date the Bankers' Acceptances for a price equal to the BA Discount Proceeds thereof. In all other cases, it shall be the responsibility of Zale Canada to arrange in accordance with normal market practice for the sale on each Drawdown Date of the Bankers' Acceptances issued by it on such Drawdown Date, and for such purpose Zale Canada shall advise the Canadian Agent (which shall promptly give the relevant particulars to each Canadian Lender) as soon as possible and in any event not later than 10:00 a.m. (Toronto time) on such Drawdown Date of the price for each Bankers' Acceptance payable by the purchaser thereof and the identity of the person who will pay such price to and take delivery of such Bankers' Acceptance from the applicable Canadian Lender, and such Canadian Lender is hereby authorized to release such Bankers' Acceptance to such person on receipt of a certified check or bank draft in an amount equal to such price.

                  (d) A Canadian Loan Request requesting a Canadian Loan by way of Bankers' Acceptance shall be given not later than 10:00 a.m. (Toronto time) on the second Business Day preceding the applicable Drawdown Date.

                  (e) Upon acceptance of each Draft Zale Canada shall pay to the applicable Canadian Lender the related fee specified in Section 4.12 and to facilitate payments, such Lender shall be entitled to deduct and retain for its own account the amount of such fee from the amount to be transferred by such Lender to the Canadian Agent for the account of Zale Canada in respect of the sale of the related Bankers' Acceptance.

                  (f) If the Canadian Agent determines in good faith, which determination shall be final, conclusive and binding upon Zale Canada, and so notifies Zale Canada that there does not exist at the applicable time a normal market in Canada for the purchase and sale of Bankers' Acceptances, any right of Zale Canada to require the Canadian Lenders to purchase Bankers' Acceptances hereunder shall be suspended until the Canadian Agent determines that such market does exist and gives notice thereof to Zale Canada, and any Canadian Loan Request requesting Bankers' Acceptances shall be deemed to be a Canadian Loan Request requesting Canadian Base Rate Loans in a similar aggregate principal amount.

                  (g) On the date of maturity of each Bankers' Acceptance, Zale Canada shall pay to the Canadian Agent, for the account of the holder of such Bankers' Acceptance, Canadian Dollars in an amount equal to the face amount of such Bankers' Acceptance. The obligation of Zale Canada to make such payment shall not be prejudiced by the fact that the holder of any such Bankers' Acceptance is the Canadian Lender that accepted such Bankers' Acceptance. No days of grace shall be claimed by Zale Canada for the payment at maturity of any Bankers' Acceptance. If Zale Canada does not make such payment, from the proceeds of Canadian Loans obtained hereunder or otherwise, the Canadian Lender that accepted such Bankers' Acceptance may (but shall not be obliged to), without receipt of a Canadian Loan Request and irrespective of whether any other applicable conditions precedent specified herein have been satisfied, and without waiver of the Default constituted by Zale Canada's failure to make such payment, make a Canadian Base Rate Loan to Zale Canada in the face amount of such Bankers' Acceptance, and shall forthwith give notice thereof to Zale Canada and the Canadian Agent (which shall promptly give similar notice to the other Canadian Lenders). Zale Canada agrees to accept each such Canadian Base Rate Loan and hereby irrevocably authorizes and directs the applicable Canadian Lender to apply the proceeds thereof in payment of the liability of Zale Canada with respect to the related Bankers' Acceptance. Notwithstanding any other provisions hereof, all Canadian Base Rate Loans made as contemplated by this Section 4.10(g) shall be payable on demand by the Canadian Agent or the applicable Lender.

                  (h) If any Bankers' Acceptance is outstanding at any time that an Event of Default occurs, Zale Canada shall forthwith upon demand by the Canadian Agent pay to the Canadian Agent, for the account of the holder of such Bankers' Acceptance, Canadian Dollars in an amount equal to the face amount thereof. Such funds (together with interest thereon) shall be held by the Canadian Agent, subject to Section 15.5 for payment of the liability of Zale Canada in respect of such Bankers' Acceptance and shall bear interest for such terms as are selected from time to time by the Canadian Agent at the wholesale money market rate of the Canadian Agent for deposits of similar amounts and maturities. Any balance of such funds and interest shall be held by the Canadian Agent as security for the remaining liabilities of Zale Canada under the Loan Documents.

                  (i) The signature of any Senior Officer of Zale Canada on a Draft may be mechanically reproduced in facsimile, and all Drafts bearing such facsimile signature shall be binding upon Zale Canada as if they had been manually signed by such Senior Officer, notwithstanding that such person whose manual or facsimile signature appears on such Draft may no longer hold office at the date thereof or at the date of acceptance of such Draft by a Canadian Lender or at any time thereafter.

                  (j) For the purpose of calculating the undisbursed Canadian Commitments and for any other relevant provision of this Agreement, the amount of Canadian Loans constituted by any Bankers' Acceptance shall be the face amount thereof.

                  (k) In no event shall a Bankers' Acceptance be issued for a term that would extend beyond the Maturity Date

         4.11. CONVERSIONS AND ROLLOVERS UNDER CANADIAN COMMITMENTS. Zale Canada shall have the option at any time:

                  (a) To convert from time to time any Canadian Loans then outstanding under the Canadian Commitment into Canadian Loans of another type in an aggregate Canadian Dollar Amount equal to the aggregate Canadian Dollar Amount of such outstanding Canadian Loans provided that the proceeds of such new Canadian Loans together with such additional funds as may be required are made available by Zale Canada to the Lenders under the Canadian Commitment to repay such outstanding Canadian Loans, and provided further that such outstanding Canadian Loans are repaid in accordance with Section 5, and such new Canadian Loan is obtained in accordance with Section 4 and any other applicable provisions hereof; and

                  (b) Contemporaneously with the maturity of any Bankers' Acceptances outstanding under the Canadian Commitment, to obtain new Bankers' Acceptances or Canadian Base Rate Loans under the Canadian Commitment in an aggregate Canadian Dollar Amount equal to the aggregate Canadian Dollar Amount of such maturing Bankers' Acceptances provided that the proceeds of such new Canadian Loans together with such additional funds as may be required are made available by Zale Canada to the Canadian Lenders under the Canadian Commitment to repay such outstanding Bankers' Acceptances, and provided further that such new Canadian Loan is obtained in accordance with Section 4 and any other applicable provisions hereof.

         For the purposes hereof, the term "Canadian Dollar Amount" means the principal amount of any Canadian Base Rate Loan and the face amount of any Bankers' Acceptance.

         4.12. FEES FOR BANKERS' ACCEPTANCES. Zale Canada shall pay to each Canadian Lender in respect of each Draft tendered by Zale Canada to and accepted by such Canadian Lender pursuant to the Canadian Commitment as a condition of such acceptance a fee in Canadian Dollars calculated on the basis of the face amount and the term of such Bankers' Acceptance and at a rate per annum equal to such Canadian Lender's Acceptance Rate.

         4.13. PROCEEDS OF BANKERS ACCEPTANCES. Each Canadian Lender shall transfer for value on each applicable Drawdown Date immediately available Canadian Dollars in an aggregate amount equal to the amount of all BA Discount Proceeds in respect of any Bankers' Acceptance purchased by it on such Drawdown Date and the amount of all proceeds received by it as contemplated by Section 4.10(c) in respect of any Bankers' Acceptance accepted by it and purchased by a third party on such Drawdown Date, in each case net of the related fee payable to such Lender pursuant to Section 4.12 to the Canadian Agent's Canadian Dollar Account, Account No. 73-39410. Provided that no costs in excess of costs associated with a transfer to the accounts specified in the preceding sentence would be incurred by Zale Canada or any of the Canadian Lenders, the Canadian Agent may designate such other accounts and offices as it may see fit for the purposes referred to in the preceding sentence. Subject to any direction given to the Canadian Agent by Zale Canada, the Canadian Agent shall make all such amounts received by it from the Canadian Lenders as aforesaid available to Zale Canada by depositing the same for value on the applicable Drawdown Date to such account in the name of Zale Canada as Zale Canada shall have previously designated by timely notice in writing to the Canadian Agent. Notwithstanding any other provision hereof, for the purpose of determining the amount to be transferred by a Canadian Lender named in Schedule II to the Bank Act (Canada) to the Canadian Agent for the account of Zale Canada pursuant to this Section
4.13 in respect of the sale of any Bankers' Acceptance accepted by such Canadian Lender and purchased by a third party, the proceeds of sale thereof shall be deemed to be an amount equal to the BA Discount Proceeds calculated with respect thereto. Accordingly, in respect of any particular Bankers' Acceptance accepted by it and purchased by a third party, such Canadian Lender (i) shall be entitled to retain for its own account the amount, if any, by which the actual proceeds of sale thereof exceeds the BA Discount Proceeds calculated with respect thereto, and (ii) shall be required to pay from its own account to Zale Canada the amount, if any, by which the actual proceeds of sale thereof is less than the BA Discount Proceeds calculated with respect thereto.

                       5. REPAYMENT OF THE CANADIAN LOANS.

         5.1. MATURITY. Zale Canada promises to pay on the Maturity Date, and there shall become absolutely due and payable on the Maturity Date, all of the Canadian Loans outstanding on such date, together with any and all accrued and unpaid interest thereon.

         5.2. MANDATORY REPAYMENTS OF CANADIAN LOANS. If at any time the sum of the outstanding amount of the Canadian Loans exceeds the Canadian Total Commitment, then Zale Canada shall, upon demand or immediately upon discovery by Zale Canada of such excess, pay the amount of such excess to the Canadian Agent for the respective accounts of the Canadian Lenders for application to the Canadian Loans. Each prepayment of Canadian Loans shall be allocated among the Canadian Lenders in proportion to the respective unpaid principal amount of each Canadian Lender's Canadian Loans, with adjustments to the extent practicable to equalize any prior payments or repayments not exactly in proportion.

         5.3. OPTIONAL REPAYMENTS OF CANADIAN LOANS. Zale Canada shall have the right, at its election, to repay the outstanding amount of the Canadian Loans, in whole or in part, at any time and from time to time without penalty or premium; provided that Zale Canada shall not have the right to prepay any amount outstanding by way of Bankers' Acceptance other than on the maturity date of such Bankers' Acceptance. Zale Canada shall give the Canadian Agent written notice of any proposed prepayment no later than (i) 2:00 p.m., Toronto time, on the date of any proposed prepayment pursuant to this Section 5.3 of Canadian Loans, in each case specifying the proposed date of prepayment of Canadian Loans and the principal amount to be prepaid (the Canadian Agent agreeing to notify the Canadian Lenders promptly of the giving of any such notice by Zale Canada). Each such partial prepayment of Canadian Loans shall be in a minimum amount of C$100,000, and shall be accompanied by the payment of accrued interest on the principal prepaid to the date of prepayment. Each partial prepayment shall be allocated among the Canadian Lenders, in proportion to the respective unpaid principal amount of each Canadian Lender's Loan, with adjustments to the extent practicable to equalize any prior repayments not exactly in proportion. Notwithstanding the notice and minimum requirements set forth in this Section 5.3, the Canadian Agent may, in its sole discretion, allow Zale Canada to repay Canadian Loans made by the Canadian Agent in amounts as otherwise requested by Zale Canada.


                              6. LETTERS OF CREDIT.

         6.1. LETTER OF CREDIT COMMITMENTS.

                  6.1.1. COMMITMENT TO ISSUE LETTERS OF CREDIT. Subject to the terms and conditions hereof and to the execution and delivery by the Domestic Borrowers, or either of them, of a letter of credit application on the Agent's customary form (a "Letter of Credit Application"), the Agent on behalf of the U.S. Lenders and in reliance upon the agreement of the U.S. Lenders set forth in Section 6.1.4 and upon the representations and warranties of the Domestic Borrowers contained herein, agrees, in its individual capacity, to issue, extend and renew from time to time from the date hereof until but not including the then scheduled Maturity Date, for the account of the Domestic Borrowers, one or more standby or documentary letters of credit (individually, a "Letter of Credit"), in such form as may be requested from time to time by the Domestic Borrowers and agreed to by the Agent; provided, however, that, after giving effect to such request, (a) the sum of the aggregate Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not exceed $5,000,000 at any one time and (b) the sum of (i) the Maximum Drawing Amount on all Letters of Credit, (ii) all Unpaid Reimbursement Obligations, and (iii) the amount of all U.S. Loans outstanding shall not exceed the U.S. Total Commitment. The letters of credit, if any, issued by the Prior Agent for the account of the Domestic Borrowers pursuant to the Prior Credit Agreement and listed on Schedule 6.1.1 hereto, shall, from and after the Closing Date, constitute Letters of Credit for all purposes of this Credit Agreement. No Letter of Credit shall be issued, extended or renewed with an expiration date occurring after the date which is 180 days following the then scheduled Maturity Date or which provides for drafts which may be paid after the date which is 180 days following the then scheduled Maturity Date.

                  6.1.2. LETTER OF CREDIT APPLICATIONS. Each Letter of Credit Application shall be completed to the reasonable satisfaction of the Agent. In the event that any provision of any Letter of Credit Application shall be inconsistent with any provision of this Credit Agreement, then the provisions of this Credit Agreement shall, to the extent of any such inconsistency, govern.

                  6.1.3. TERMS OF LETTERS OF CREDIT. Each Letter of Credit issued, extended or renewed hereunder shall, among other things, be denominated in Dollars and shall provide for the payment of sight drafts for honor thereunder when presented in accordance with the terms thereof and when accompanied by the documents described therein. Each Letter of Credit issued, extended or renewed hereunder shall have an expiry date no more than three hundred sixty-five (365) days from the issue date thereof. Each Letter of Credit so issued, extended or renewed shall be subject to the Uniform Customs.

                  6.1.4. REIMBURSEMENT OBLIGATIONS OF U.S. LENDERS. Each U.S. Lender severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to the extent of such U.S. Lender's U.S. Commitment Percentage, to reimburse the Agent on demand for the amount of each draft paid by the Agent under each Letter of Credit to the extent that such amount is not reimbursed by the Domestic Borrowers or repaid by the making of a Loan by the Agent, in each case pursuant to Section 6.2 (such agreement for a U.S. Lender being called herein the "Letter of Credit Participation" of such U.S. Lender). The provisions for U.S. Settlements in Section 2.9 shall apply to any U.S. Loans made by the Agent in its discretion under Section 2.6(b) and
         Section 6.2(a).

                  6.1.5. PARTICIPATIONS OF U.S. LENDERS. Each such payment made by a U.S. Lender shall be treated as the purchase by such U.S. Lender of a participating interest in the Domestic Borrowers' Reimbursement Obligation under Section 6.2 in an amount equal to such payment. Each U.S. Lender shall share in accordance with its participating interest in any interest which accrues pursuant to Section 6.2.

         6.2. REIMBURSEMENT OBLIGATION OF THE DOMESTIC BORROWERS. In order to induce the Agent to issue, extend and renew each Letter of Credit and the U.S. Lenders to participate therein, each of the Domestic Borrowers hereby jointly and severally agrees to reimburse or pay to the Agent, for the account of the Agent or (as the case may be) the U.S. Lenders, with respect to each Letter of Credit issued, extended or renewed by the Agent hereunder,

                  (a) except as otherwise expressly provided in Section 6.2(b) and (c), no later than the Business Day following each date that any draft presented under such Letter of Credit is honored by the Agent (or, if later, one day after the Agent has notified the Domestic Borrowers of its intention to honor such draft), or the Agent otherwise makes a payment with respect thereto, (i) the amount paid by the Agent under or with respect to such Letter of Credit, and (ii) the amount of any taxes, fees, charges or other reasonable costs and expenses whatsoever incurred by the Agent or any U.S. Lender in connection with any payment made by the Agent or any U.S. Lender under, or with respect to, such Letter of Credit, provided that subject to all of the conditions to the making of U.S. Loans pursuant to a Loan Request hereunder including, without limitation, the provisions of Section 14 hereof, such Reimbursement Obligations, if not so paid by the Domestic Borrowers may, at the Agent's sole discretion, so long as all such applicable conditions to the making of U.S. Loans hereunder are met (and subject to the applicable provisions of Section 2.6(b) and Section 2.9 hereof), be treated for all purposes as Base Rate Loans made by the Agent pursuant to the provisions of Section 2.6(b) hereof.

                  (b) upon the reduction (but not termination) of the U.S. Total Commitment to an amount less than the Maximum Drawing Amount, an amount equal to such difference, which amount shall be held by the Agent for the benefit of the U.S. Lenders and the Agent as cash collateral, pursuant to a Cash Collateral Agreement, for all Reimbursement Obligations, and

                  (c) upon the termination of the U.S. Total Commitment, or the acceleration of the Reimbursement Obligations with respect to all Letters of Credit in accordance with Section 15, an amount equal to the then Maximum Drawing Amount on all Letters of Credit, which amount shall be held by the Agent for the benefit of the U.S. Lenders and the Agent as cash collateral, pursuant to a Cash Collateral Agreement, for all Reimbursement Obligations.

Each such payment shall be made to the Agent at the Agent's Office in immediately available funds. Interest on any and all amounts remaining unpaid by the Domestic Borrowers under this Section 6.2 at any time from the date such amounts become due and payable (whether as stated in this Section 6.2, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the Agent on demand at the rate specified in
Section 7.12 for overdue principal on the U.S. Loans.

         6.3. LETTER OF CREDIT PAYMENTS. If any draft shall be presented or other demand for payment shall be made under any Letter of Credit, the Agent shall promptly notify the Domestic Borrowers of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. If the Domestic Borrowers fail to reimburse the Agent as provided in Section 6.2 on or before the Business Day following the date that such draft is paid or other payment is made by the Agent, and such Reimbursement Obligation is not funded by the making of a Base Rate Loan by the Agent pursuant to Section 6.2, the Agent may at any time thereafter notify the U.S. Lenders of the amount of any such Unpaid Reimbursement Obligation. To the extent that a Base Rate Loan has not been made pursuant to Section 6.2, no later than 3:00 p.m. (Boston time) on the Business Day next following the receipt of such notice, each U.S. Lender shall make available to the Agent, at the Agent's Office, in immediately available funds, such U.S. Lender's U.S. Commitment Percentage of such Unpaid Reimbursement Obligation, together with an amount equal to the product of (i) the average, computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, times (ii) the amount equal to such U.S. Lender's U.S. Commitment Percentage of such Unpaid Reimbursement Obligation, times (iii) a fraction, the numerator of which is the number of days that elapse from and including the date the Agent paid the draft presented for honor or otherwise made payment to the date on which such U.S. Lender's U.S. Commitment Percentage of such Unpaid Reimbursement obligation shall become immediately available to the Agent, and the denominator of which is 360. The responsibility of the Agent to the Domestic Borrowers and the U.S. Lenders shall be only to determine that the documents (including each draft) delivered under each Letter of Credit in connection with such presentment shall be in conformity in all material respects with such Letter of Credit.

         6.4. OBLIGATIONS ABSOLUTE. The Domestic Borrowers' obligations under this Section 6 shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which the Domestic Borrowers may have or have had against the Agent, any U.S. Lender or any beneficiary of a Letter of Credit. Each of the Domestic Borrowers further agrees with the Agent and the U.S. Lenders that the Agent and the U.S. Lenders shall not be responsible for, and the Domestic Borrowers' Reimbursement Obligations under Section 6.2 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Domestic Borrowers, the beneficiary of any Letter of Credit or any financial institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of the Domestic Borrowers against the beneficiary of any Letter of Credit or any such transferee. The Agent and the U.S. Lenders shall not be liable for, and the Domestic Borrowers' Reimbursement Obligations under Section 6.2 shall not be affected by, any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. Each of the Domestic Borrowers agrees that any action taken or omitted by the Agent or any U.S. Lender under or in connection with each Letter of Credit and the related drafts and documents, if done in good faith and without gross negligence, shall be binding upon the Domestic Borrowers and shall not result in any liability on the part of the Agent or any U.S. Lender to the Domestic Borrowers, and the Domestic Borrowers' Reimbursement Obligations under Section
6.2 shall not be affected thereby.

         6.5. RELIANCE BY ISSUER. To the extent not inconsistent with Section 6.4, the Agent shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Majority Lenders (or, if so required by this Credit Agreement, all of the Lenders) as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the U.S. Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Majority Lenders (or, if so required by this Credit Agreement, all of the Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and all future holders of the Notes or of a Letter of Credit Participation.

         6.6. LETTER OF CREDIT FEES. The Domestic Borrowers requesting a Letter of Credit shall pay to the Agent (in each case, a "Letter of Credit Fee") (a) for the accounts of the U.S. Lenders in accordance with their respective U.S. Commitment Percentages, a commission on the average daily face amount of each outstanding Letter of Credit (i) with respect to each documentary Letter of Credit, at the Documentary Letter of Credit Applicable Margin per annum, and
(ii) with respect to each standby Letter of Credit, at the Standby Letter of Credit Applicable Margin per annum, payable in either such case quarterly in arrears on the first Business Day of each quarter for the immediately preceding quarter in which any Letters of Credit shall have been or remain outstanding, and on the Maturity Date (including Letter of Credit Fees relating to Letters of Credit expiring after the Maturity Date), and (b) for the Agent's own account, such customary commissions, issuance fees, transfer fees and other fees and charges in connection with the issuance or administration of each Letter of Credit as the Domestic Borrowers and the Agent shall agree.

         6.7. CASH COLLATERAL FOR LETTERS OF CREDIT. Prior to the then scheduled Maturity Date, the Domestic Borrowers shall, with respect to each Letter of Credit then outstanding and pursuant to a cash collateral agreement (the "Cash Collateral Agreement") in substantially the form of Exhibit C, (a) pay to the Agent in cash for deposit into an interest bearing cash collateral account established with the Agent (the "Letter of Credit Cash Collateral Account") an amount equal to one hundred percent (100%) of the Maximum Drawing Amount of such Letter of Credit as of such date, which amount shall be held by the Agent as cash collateral for any Reimbursement Obligations or other obligations incurred with respect to such Letter of Credit, or (b) deliver to the Agent a "back-to-back" letter of credit, in form and substance reasonably satisfactory to the Agent, issued by a financial institution reasonably satisfactory to the Agent and naming the Agent as beneficiary in an amount equal to one hundred percent (100%) of the Maximum Drawing Amount of such Letter of Credit as of such date. Any cash sums deposited into the Letter of Credit Cash Collateral Account pursuant to clause (a) and naming the Agent as beneficiary of this Section 6.7 shall be promptly (but in any event within one (1) Business Day) reduced or released, and any back-to-back letter of credit issued pursuant to clause (b) and naming the Agent as beneficiary of this Section 6.7 shall be promptly (but in any event within one (1) Business Day) reduced in amount or returned, if and to the extent that the Maximum Drawing Amount with respect to the applicable Letter of Credit has been reduced or such Letter of Credit has expired or been cancelled and all Unpaid Reimbursement Obligations and other amounts due or to become due with respect thereto have been paid.

                         7. CERTAIN GENERAL PROVISIONS.

         7.1. FEE LETTER. The Borrowers agree to pay all fees in accordance with the terms of the fee letter, dated as of March 30, 2000 (the "Fee Letter"), which are payable on the Closing Date in accordance with the terms of the Fee Letter.

         7.2. AGENT'S AND ARRANGER'S FEE. The Borrowers agree to pay to each of the Agent and the Arranger the fees referred to in the agent's fee letter, dated as of March 30, 2000 (the "Agent's Fee Letter"), in accordance with the terms of the Agent's Fee Letter.

         7.3. FUNDS FOR PAYMENTS.

                  7.3.1. PAYMENTS TO AGENT. All payments of principal, interest, Reimbursement Obligations, commitment fees, Letter of Credit Fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Agent, for the respective accounts of the Lenders and the Agent, at the Agent's Office or at such other location in the Boston, Massachusetts, area that the Agent may from time to time designate, in each case in immediately available funds in Dollars; provided, however, notwithstanding the foregoing, payments of principal and interest and any other amounts due hereunder or any of the other Loan Documents with respect to Canadian Loans that are, in accordance with the terms hereof, to be paid to the Canadian Agent, shall be paid to the Canadian Agent, at the Canadian Agent's Office or at such other location in the metropolitan Toronto area that the Canadian Agent may from time to time designate, in each case in immediately available funds in Canadian Dollars.

                  7.3.2. NO OFFSET, ETC. All payments by the Borrowers hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrowers are compelled by law to make such deduction or withholding, excluding, (i) in the case of each Lender and the Agent and Canadian Agent, taxes imposed on its gross or net income, and franchise taxes imposed on it by the jurisdiction under the laws of which such Lender or the Agent or Canadian Agent (as the case may be) is organized or by any political subdivision thereof or, in the case of each Lender, taxes imposed on its gross or net income, and franchise taxes imposed on it by the jurisdiction of such Lender's Applicable Lending Office, or any political subdivision thereof and (ii) in the case of each Lender, United States income tax or withholding (a "withholding tax") payable with respect to payments hereunder or under the other Loan Documents under laws (including, without limitation, any statute, treaty, ruling, court decision, determination or regulation) in effect and being applied on the Reference Date (as hereinafter defined); provided, however, that any United States withholding tax payable as a result of any change in such laws occurring after the Reference Date shall not be so excluded; and provided further that if any payment by the Borrowers to the Agent, or the Lenders is charged with any United States withholding tax not in effect on the Reference Date or if such withholding tax is increased subsequent to the Reference Date, such withholding tax or increased withholding tax shall not be deemed to result from a change in law within the meaning of the preceding proviso if such payment is effectively connected with a United States trade or business of the recipient subject to United States income taxes thereon (all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions, withholdings and liabilities being hereinafter referred to as "Taxes"). For purposes of this Section 7.3.2, the term "Reference Date" shall mean, in the case of each Lender on the Closing Date, the Closing Date and, in the case of each party who subsequently becomes a Lender, the effective date of the Assignment and Acceptance pursuant to which it became a Lender and, in the case of any Lender that at any time changes its Applicable Lending Office for Base Rate Loans or Eurodollar Rate Loans to a different nation from the nation in which the Applicable Lending Office from which such Loans were made prior to such time is located, the date of such change. If any Taxes shall be required by law to be deducted from any amount payable hereunder or under any other Loan Document, the Borrowers will pay to the Agent for the account of the U.S. Lenders or Zale Canada shall pay to the Canadian Agent for the account of the Canadian Lenders, as the case may be, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars or Canadian Dollars (as the case may be) as shall be necessary to enable such U.S. Lenders or the Agent or the Canadian Lenders or the Canadian Agent, as the case may be, to receive the same net amount which such U.S. Lenders or the Agent or the Canadian Lenders or the Canadian Agent, as the case may be, would have received on such due date had no such deduction been imposed upon the Borrowers or Zale Canada, as the case may be; provided, however, that the Borrowers shall not be required to pay any amounts pursuant to the preceding sentence to the Agent with respect to any Lender organized under the laws of a jurisdiction outside of the United States, if such deductions are caused by the failure of such Lender to execute and deliver to the Borrowers any certificates, forms or other documents reasonably requested by the Borrowers, which can be furnished consistent with the facts and which are reasonably necessary to assist the Borrowers in applying for refunds of taxes remitted hereunder or determining amounts payable by the Borrowers under this Section 7.3.2. If the Borrowers have paid any increased amounts to any Lender pursuant to this Section 7.3.2, each Lender agrees that to the extent such Lender receives a refund or tax credit attributed to the additional amounts remitted by the Borrowers hereunder, such Lender shall forward such refund or the amount of such tax credit to the Borrowers within thirty (30) days after receipt by the Lender. The Borrowers will deliver promptly to the Agent and the Canadian Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrowers hereunder or under such other Loan Document.

                  7.3.3. FOREIGN LENDERS. (a) Each U.S. Lender that is a party to this Credit Agreement on the date hereof and that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to each of the Domestic Borrowers and the Agent, within seven (7) Business Days after the Closing Date or, in the case of each U.S. Lender which becomes a U.S. Lender pursuant to an Assignment and Acceptance, on the date which such Assignment and Acceptance becomes effective, and only if it can do so consistent with the facts, two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 (or other applicable form prescribed by the United States Internal Revenue Service), in each case certifying whether such U.S. Lender is entitled to receive payments under this Credit Agreement and the Notes without deduction or withholding of any United States federal income taxes or at reduced withholding rates, as applicable. Each such U.S. Lender which so delivers a Form 1001 or 4224 (or other applicable form prescribed by the United States Internal Revenue Service), and any U.S. Lender that hereafter becomes a party to this Credit Agreement, further undertakes to deliver to each of the Domestic Borrowers and the Agent two additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or as soon as practicable after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Domestic Borrowers or the Agent, in each case certifying whether such U.S. Lender is entitled to receive payments under this Credit Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such U.S. Lender from duly completing and delivering any such form with respect to it and such U.S. Lender advises the Domestic Borrowers and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax. Unless the Domestic Borrowers and the Agent have received forms or other documents satisfactory to them indicating that payments hereunder or under any of the other Loan Documents are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Domestic Borrowers or the Agent shall withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any U.S. Lender organized under the laws of a jurisdiction outside the United States. If the Domestic Borrowers or the Agent have received such forms or other documents satisfactory to the Domestic Borrowers and the Agent, the Domestic Borrowers or the Agent shall withhold United States withholding taxes from such payments to such U.S. Lender only to the extent appropriate.

                  (b) Each Lender which is not incorporated under the laws of the United States of America or a state thereof shall deliver to the Borrowers on the Closing Date and prior to the last day of each calendar year thereafter a duly executed Internal Revenue Service Form W-8 or W-9 or other appropriate Internal Revenue Service form, effective for the succeeding calendar year.

                  7.3.4. APPLICABLE LENDING OFFICE. Any Lender claiming any additional amounts payable pursuant to this Section 7.3 shall, to the extent it can do so without incurring material additional costs, endeavor (consistent with legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts which may thereafter accrue.

         7.4. COMPUTATIONS. All computations of interest on the Loans and of commitment fees, Letter of Credit Fees or other fees shall, unless otherwise expressly provided herein, be based on a 365 or 366 day year and paid for the actual number of days elapsed; provided, however, that computations of interest on Eurodollar Rate Loans shall be based on a 360 day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "Interest Period" with respect to Eurodollar Rate

Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Loans as reflected on the Records of the Agent and Canadian Agent, as the case may be, from time to time shall be considered prima facie evidence of the outstanding amount of the Loans owing by the Borrowers to the Lenders.

         7.5. INABILITY TO DETERMINE EURODOLLAR RATE. In the event, prior to the commencement of any Interest Period relating to any Eurodollar Rate Loan, the Agent shall determine that adequate and reasonable methods do not exist for ascertaining the Eurodollar Rate that would otherwise determine the rate of interest to be applicable to any Eurodollar Rate Loan during any Interest Period, the Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Domestic Borrowers and the U.S. Lenders) to the Domestic Borrowers and the U.S. Lenders. In such event (i) any Loan Request or Conversion Request with respect to Eurodollar Rate Loans shall be automatically withdrawn and shall be deemed a request for Base Rate Loans, (ii) each Eurodollar Rate Loan will automatically, on the last day of the then current Interest Period relating thereto, become a Base Rate Loan, and (iii) the obligations of the U.S. Lenders to make Eurodollar Rate Loans shall be suspended until the Agent determines that the circumstances giving rise to such suspension no longer exist, whereupon the Agent shall so notify the Domestic Borrowers and the U.S. Lenders and the Domestic Borrowers shall thereafter have the right to elect Eurodollar Rate Loans hereunder.

         7.6. ILLEGALITY. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or the interpretation or application thereof shall make it unlawful for any U.S. Lender to make or maintain Eurodollar Rate Loans, such U.S. Lender shall forthwith give notice of such circumstances to the Domestic Borrowers and the other U.S. Lenders and thereupon (i) the commitment of such U.S. Lender to make Eurodollar Rate Loans or convert U.S. Loans of another Type to Eurodollar Rate Loans shall forthwith be suspended and (ii) such U.S. Lender's Loans then outstanding as Eurodollar Rate Loans, if any, shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such Eurodollar Rate Loans or within such earlier period as may be required by law. Each of the Domestic Borrowers hereby agrees promptly to pay the Agent for the account of such U.S. Lender, upon demand by such U.S. Lender, any additional amounts necessary to compensate such U.S. Lender for any costs reasonably incurred by such U.S. Lender in making any conversion in accordance with this Section 7.6, including any interest or fees payable by such U.S. Lender to lenders of funds obtained by it in order to make or maintain its Eurodollar Rate Loans hereunder; provided, however, that the Domestic Borrowers shall have no obligation to pay any portion of such costs incurred by the Agent or (as the case may be) such U.S. Lender more than sixty (60) days prior to any notice, given by the Agent or (as the case may be) such U.S. Lender to the U.S. Borrowers, of the incurrence of such costs.

         7.7. ADDITIONAL COSTS, ETC. If any present or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Lender or the Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

                  (a) subject any Lender or Agent or Canadian Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Credit Agreement, any Letters of Credit, the other Loan Documents, such Lender's U.S. Commitment, Canadian Commitment or the Loans (other than taxes based upon or measured by the income or profits of such Lender or the Agent or Canadian Agent or franchise taxes), or

                  (b) materially change the basis of taxation (except for changes in taxes on income or profits or franchise taxes) of payments to any Lender of the principal of or the interest on any Loans or any other amounts payable to any Lender or the Agent or Canadian Agent under this Credit Agreement or any of the other Loan Documents, or

                  (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Credit Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or letters of credit issued or participated in by, or commitments of an office of any Lender, or

                  (d) impose on any Lender or the Agent or Canadian Agent any other conditions or requirements with respect to this Credit Agreement, any Letters of Credit, the other Loan Documents, the Loans, such Lender's U.S. Commitment or Canadian Commitment, or any class of loans, letters of credit or commitments of which any of the Loans or such Lender's U.S. Commitment or Canadian Commitment forms a part, and the result of any of the foregoing is:

                           (i) to increase the cost to any Lender of making,
                  funding, issuing, renewing, extending, participating in or maintaining any of the Loans or such Lender's U.S. Commitment or Canadian Commitment or any Letter of Credit, or

                           (ii) to reduce the amount of principal, interest,
                  Reimbursement Obligation or other amounts payable to such Lender or the Agent or Canadian Agent hereunder on account of such Lender's U.S. Commitment or Canadian Commitment, any Letter of Credit, or any of the Loans, or

                           (iii) to require such Lender or the Agent or Canadian
                  Agent to make any payment or to forego any interest or Reimbursement Obligation or other sum payable hereunder, the amount of which payment or foregone interest or Reimbursement Obligation or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Lender or the Agent or the Canadian Agent from the Borrowers hereunder, then such Lender or the Agent or Canadian Agent, as the case may be, shall so notify the Borrowers or Zale Canada, as the case may be, (which notice shall include a brief statement of the basis for the determination thereof), and, to the extent that the costs of such change are material and are not reflected in the Base Rate, Canadian Base Rate or Eurodollar Rate, or other amounts charged to the Borrowers or Zale Canada, as the case may be, hereunder, the Borrowers or Zale Canada, as the case may be, and such Lender or the Agent or Canadian Agent, as the case may be, shall thereafter attempt to negotiate an adjustment to the compensation payable hereunder which will adequately compensate such Lender or the Agent or Canadian Agent, as the case may be, for such additional cost, reduction, payment or foregone interest or Reimbursement Obligation or other sum. If the Borrowers or Zale Canada, as the case may be, and such Lender or the Agent or the Canadian Agent, as the case may be, are unable to agree to such adjustment within forty-five (45) days following the day on which the Borrowers or Zale Canada, as the case may be, receive such notice (but not earlier than the effective date of any such change), then commencing on the date of such notice, the amounts payable by the Borrowers or Zale Canada, as the case may be, hereunder shall increase by an amount which will, in such Lender's or the Agent's or the Canadian Agent's, as the case may be, reasonable determination, provide adequate compensation for such additional cost, reduction, payment or foregone interest or Reimbursement Obligation or other sum. In making any determinations contemplated by this Section 7.7, any Lender or the Agent or the Canadian Agent may make such reasonable estimates, assumptions, allocations and the like as such Lender or the Agent or the Canadian Agent in good faith determines to be appropriate, and such Lender's or the Agent's or the Canadian Agent's selection thereof and the determination made by it on the basis thereof, shall be final, binding and conclusive on the Borrowers, except, in the case of such determination, for manifest errors in computations or transmission.

         7.8. CAPITAL ADEQUACY. If after the date hereof (i) the adoption of or change in any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) regarding capital requirements for banks, bank holding companies or other financial institutions relevant to any Lender or any change in the interpretation or application thereof by a court or governmental authority with appropriate jurisdiction, or (ii) compliance by such Lender or the Agent or the Canadian Agent or any corporation controlling such Lender or the Agent or the Canadian Agent with any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) of any such entity regarding capital adequacy, has the effect of reducing the return on such Lender's or the Agent's or the Canadian Agent's commitment with respect to any Loans or Letters of Credit to a level below that which such Lender or the Agent or the Canadian Agent could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or the Agent's or Canadian Agent's then existing policies with respect to capital adequacy and assuming full utilization of such entity's capital) by any amount deemed by such Lender or the Agent or the Canadian Agent, as the case may be, to be material, then such Lender or the Agent or the Canadian Agent, as the case may be, may notify the Borrowers or Zale Canada, as the case may be, of such fact. To the extent that the amount of such reduction in the return on capital is not reflected in the Base Rate, Canadian Base Rate or Eurodollar Rate or in other amounts payable hereunder, the Borrowers or Zale Canada, as the case may be, agree to pay such Lender or the Agent or the Canadian Agent, as the case may be, for the amount of such reduction in the return on capital as and when such reduction is determined upon presentation by such Lender or (as the case may be) the Agent or the Canadian Agent, as the case may be, of a certificate in accordance with Section 7.9 hereof (but not earlier than the effective date of any reduction). Nothing contained in this Section 7.8 shall be deemed to require the Borrowers or Zale Canada, as the case may be, to pay the amount of any reduction in the return on capital to the extent that the Borrowers or Zale Canada, as the case may be, have compensated such Lender or the Agent or the Canadian Agent, as the case may be, for such reduction by paying additional costs pursuant to Section 7.7; provided, that the Borrowers or Zale Canada, as the case may be, shall have no obligation to pay any portion of the amount of any reduction in the return on capital incurred by such Lender or the Agent or the Canadian Agent, as the case may be, more than sixty (60) days prior to any notice, given by such Lender or the Agent or the Canadian Agent, as the case may be, to the Borrowers or Zale Canada, as the case may be, of the incurrence of such reduction in the return on capital.

         7.9. CERTIFICATE. A certificate setting forth any additional amounts payable pursuant to Sections 7.7 or 7.8 and a brief explanation of such amounts which are due, submitted by any Lender or the Agent or the Canadian Agent to the Borrowers or Zale Canada, as the case may be, shall be conclusive, absent manifest error, that such amounts are due and owing.

         7.10. ASSIGNMENT OF COMMITMENTS UNDER CERTAIN CIRCUMSTANCES. In the event that any Lender shall have delivered a notice or certificate pursuant to
Section 7.9, or the Borrowers or Zale Canada, as the case may be, shall be required to make additional payments to any Lender under Sections 7.3.2, 7.7 or 7.8, the Borrowers or Zale Canada, as the case may be, shall have the right, at their own expense, upon notice to such Lender and the Agent to require such Lender to transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 22) all its interests, rights and obligations under this Credit Agreement to another financial institution which shall assume such obligations; provided that (i) no such assignment shall conflict with any law, rule or regulation or order of any governmental authority and (ii) the assignee shall pay to the affected Lender in immediately available funds on the date of such termination or assignment the principal of and interest accrued to the date of payment on the Loans made by it hereunder and all other amounts accrued for its account or owed to it hereunder.

         7.11. INDEMNITY. Each Borrower agrees to indemnify each Lender and to hold each Lender harmless from and against any loss, cost or expense (including loss of anticipated profits) that such Lender may sustain or incur as a consequence of (i) default by such Borrower in payment of the principal amount of or any interest on any Eurodollar Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain its Eurodollar Rate Loans, (ii) default by such Borrower in making a borrowing or conversion or continuation after such Borrower has given (or is deemed to have given) a Loan Request or a Canadian Loan Request or a Conversion Request relating thereto in accordance with the terms of the Credit Agreement or (iii) the making of any payment of a Eurodollar Rate Loan or the making of any conversion of any such Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain any such Loans.

         7.12. INTEREST AFTER DEFAULT. During the continuance of an Event of Default, upon notice by the Agent to the Borrowers, overdue principal on the Loans, (to the extent permitted by applicable law) interest on the Loans, other overdue amounts payable hereunder, and principal of the Loans not overdue shall, until such Event of Default has been cured or remedied or such Event of Default has been waived by the Majority Lenders pursuant to Section 29, bear interest at a rate per annum equal to two percent (2%) plus the rate of interest otherwise applicable thereto, or, in the case of any such amounts not otherwise subject to accrual of interest prior to their being overdue, at a rate per annum equal to
(i) two percent (2%) plus the Base Rate with respect to U.S. Loans, and (ii) two percent (2%) plus the Canadian Base Rate with respect to Canadian Loans.

         7.13. INTEREST LIMITATION. Notwithstanding any other term of this Credit Agreement, any Note or any other Loan Documents, the maximum amount of interest which may be charged to or collected from any Person liable hereunder or under any Note by the Lenders shall be absolutely limited to, and shall in no event exceed, the maximum amount of interest (the "Maximum Rate") which could lawfully be charged or collected under applicable law (including, to the extent applicable, the provisions of Section 5197 of the Revised Statutes of the United States of America, as amended, 12 U.S.C. Section 85, as amended and Section 347 of the Criminal Code of Canada), so that the maximum of all amounts constituting interest under applicable law, howsoever computed, shall never exceed as to any Person liable therefor the Maximum Rate, and any term of this Credit Agreement, any Note or any other Loan Document which could be construed as providing for interest in excess of such lawful maximum shall be and hereby is made expressly subject to and modified by the provisions of this paragraph. In the event that a court of competent jurisdiction shall, notwithstanding the provisions of this
Section 5.13, determine that the Lenders have received interest hereunder or under any of the other Loan Documents in excess of the Maximum Rate, such excess shall, to the extent permitted by applicable law, be applied first to any interest not in excess of the Maximum Rate then due and not yet paid, then to the outstanding principal of the Loans (without premium or penalty), then to fees and any other unpaid Obligations and thereafter shall be refunded to the Borrowers or as a court of competent jurisdiction may otherwise order.

         7.14. PERFORMANCE ADJUSTMENTS. Based upon, and following receipt by the Lenders of (a) beginning with the Borrowers' financial statements as hereafter described for the fiscal quarter of the Borrowers ending closest to January 31, 2000, (i) with respect to the first three fiscal quarters of each fiscal year, the Borrowers' quarterly unaudited consolidated financial statements pursuant to
Section 10.4(b) and (ii) with respect to the last fiscal quarter of each fiscal year, the Borrowers' annual audited consolidated financial statements pursuant to Section 10.4(a)(i), and (b) a certificate of the Borrowers setting forth calculations of the financial information set forth below (the Borrowers also hereby agreeing to provide to the Agent, simultaneously with the delivery of such certificate, telephonic notice of any Performance Adjustments based upon such calculations), the Eurodollar Applicable Margin, the Documentary Letter of Credit Applicable Margin, the Standby Letter of Credit Applicable Margin and the Commitment Fee Rate shall be subject to adjustment in accordance with the provisions of this paragraph (each such adjustment, a "Performance Adjustment"). Performance Adjustments shall become effective (the date of the effectiveness of any Performance Adjustment, a "Performance Adjustment Date") two (2) Business Days following receipt by the Agent of (x) (i) with respect to the first three fiscal quarters of each fiscal year, the Borrowers' quarterly unaudited consolidated financial statements pursuant to Section 10.4(b) and (ii) with respect to the last fiscal quarter of each fiscal year, the Borrowers' annual audited consolidated financial statements pursuant to Section 10.4(b)(i), and (y) a certificate of the Borrowers setting forth calculations of the financial information set forth below (the Borrowers also hereby agreeing to provide to the Agent, simultaneously with the delivery of such certificate, telephonic notice of any Performance Adjustments based upon such calculations). The Eurodollar Applicable Margin, the Documentary Letter of Credit Applicable Margin, the Standby Letter of Credit Applicable Margin and the Commitment Fee Rate (the "Pricing") with respect to any period following any Performance Adjustment Date until the next succeeding Performance Adjustment Date shall be as set forth in the table below on the line farthest down in such table with respect to which the Borrowers shall have (a) equaled or exceeded the minimum ratio of Consolidated EBITDA to Consolidated Total Debt Service for the period of four consecutive fiscal quarters most recently ended set forth on such line in such table, or (b) Rated Debt shall have a rating as set forth in such table; provided, however, that if the level established by reference to the Rated Debt rating rated by Moody's Investors Services, Inc. and the level established by reference to the Rated Debt rating rated by Standard & Poor's Corporation are different, the level shall be the level that is numerically higher of the two levels so established; except that the level established by reference to the Rated Debt rating rated by Moody's Investors Service, Inc. and the level established by reference to the Rated Debt rating rated by Standard & Poor's Corporation are more than one level apart, the level shall be the level that is numerically one below the numerically higher of the two levels so established (e.g. if the level established by reference to the Rated Debt rating rated by Moody's Investors Service, Inc. is at level 6 and the level established by the reference to the Rated Debt rating rated by Standard & Poor's Corporation is at level 4, the Pricing shall be at level 5). In the event the Borrowers do not have a Rated Debt rating as set forth in the table below, the Pricing shall be as set forth in the table below on the line farthest down in such table with respect to which the Borrowers shall have equaled or exceeded the minimum ratio of Consolidated EBITDA to Consolidated Total Debt Service for the period of four consecutive fiscal quarters most recently ended set forth on such line in such table:

                  CONSOLIDATED
                    EBITDA TO
                  CONSOLIDATED                     EURODOLLAR    DOCUMENTARY      STANDBY
                   TOTAL DEBT                      APPLICABLE     LETTER OF      LETTER OF
                     SERVICE        BASE RATE       MARGIN/        CREDIT          CREDIT
                   RATIO/RATED      APPLICABLE     ACCEPTANCE    APPLICABLE      APPLICABLE     COMMITMENT
        LEVEL         DEBT            MARGIN          RATE         MARGIN          MARGIN        FEE RATE
        -----    --------------     ----------     ----------    -----------     ----------     ----------
          1          >=3.5:1          0.00%          1.375%         0.75%          1.125%           0.35%
          2          >=4.5:1          0.00%          1.125%        0.625%          1.00%            0.25%
          3          >=6.0:1          0.00%          0.875%         0.50%          0.75%            0.25%
          4        >=7.25:1 or        0.00%          0.75%          0.50%          0.75%            0.25%
                  BBB- or Baa3
          5      >=8.5:1 or BBB       0.00%          0.625%         0.50%          0.625%           0.20%
                     or Baa2
          6        >=10.0:1 or        0.00%          0.50%          0.45%          0.50%            0.15%
                  BBB+ or Baa1
          7       >=12.0:1 and        0.00%          0.375%         0.35%          0.375%           0.12%
                    A- or A3


         7.15. CONCERNING JOINT AND SEVERAL LIABILITY OF THE DOMESTIC BORROWERS.

                  (a) Each of the Domestic Borrowers is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Lenders and the Agent under this Credit Agreement, for the mutual benefit, directly and indirectly, of each of the Domestic Borrowers and in consideration of the undertakings of the Domestic Borrower to accept joint and several liability for the Obligations.

                  (b) Each of the Domestic Borrowers, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Domestic Borrower, with respect to the payment and performance of all of the Obligations (including, without limitation, any Obligations arising under this Section 7.15), it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each of the Domestic Borrowers without preferences or distinction among them.

                  (c) If and to the extent that either of the Domestic Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Domestic Borrower will make such payment with respect to, or perform, such Obligation.

                  (d) The Obligations of each of the Domestic Borrowers under the provisions of this Section 7.15 constitute the full recourse Obligations of each of the Domestic Borrowers enforceable against each such corporation to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Credit Agreement or the other Loan Documents or any other circumstance whatsoever as to the other Domestic Borrower or Zale Canada.

                  (e) Except as otherwise expressly provided herein, each Domestic Borrower hereby waives promptness, diligence, presentment, demand, protest, notice of acceptance of its joint and several liability, notice of any and all advances of the Loans made under this Credit Agreement and the Notes, notice of the occurrence of any Default or Event of Default, or of any demand for any payment under this Credit Agreement, and notice of any action at any time taken or omitted by the Agent or the Lenders under or in respect of any of the Obligations hereunder (in each case, except to the extent any such notice is expressly required to be given pursuant to the terms of this Credit Agreement or any of the other Loan Documents). Each Domestic Borrower hereby waives all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshaling of assets of the Domestic Borrowers and any other entity or Person primarily or secondarily liable with respect to any of the Obligations, and all suretyship defenses generally. Each Domestic Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment, or place or manner for payment, compromise, refinancing, consolidation or renewals of any of the Obligations hereunder, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Agent and the Lenders at any time or times in respect of any default by either Domestic Borrower or Zale Canada in the performance or satisfaction of any term, covenant, condition or provision of this Credit Agreement and the other Loan Documents, any and all other indulgences whatsoever by the Agent and the Lenders in respect of any of the Obligations hereunder, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of such Obligations or the addition, substitution or release, in whole or in part, of any Domestic Borrower or any other entity or Person primarily or secondarily liable for any Obligation. The Domestic Borrowers further agree that its Obligations shall not be released or discharged, in whole or in part, or otherwise affected by the adequacy of any rights which the Agent or any Lender may have against any collateral security or other means of obtaining repayment of any of the Obligations, the impairment of any collateral security securing the Obligations, including, without limitation, the failure to protect or preserve any rights which the Agent or any Lender may have in such collateral security or the substitution, exchange, surrender, release, loss or destruction of any such collateral security, any other act or omission which might in any manner or to any extent vary the risk of such Domestic Borrower, or otherwise operate as a release or discharge of such Domestic Borrower, all of which may be done without notice to such Domestic Borrower; provided, however, that the foregoing shall in no way be deemed to create commercially unreasonable standards as to the Agent's performance of its duties under the Loan Documents (as such rights and duties are set forth therein). If for any reason either of the Domestic Borrowers has no legal existence or is under no legal obligation to discharge any of the Obligations, or if any of the Obligations have become irrecoverable from either of the Domestic Borrowers by reason of such Domestic Borrower's insolvency, bankruptcy or reorganization or by other operation of law or for any reason, this Credit Agreement and the other Loan Documents to which it is a party shall nevertheless be binding on the other Domestic Borrower to the same extent as if such Domestic Borrower at all times had been the sole obligor on such Obligations. Without limiting the generality of the foregoing, each Domestic Borrower assents to any other action or delay in acting or failure to act on the part of the Agent and the Lenders, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder which might, but for the provisions of this
         Section 7.15, afford grounds for terminating, discharging or relieving such Domestic Borrower, in whole or in part, from any of its obligations under this Section 7.15, it being the intention of each Domestic Borrower that, so long as any of the Obligations hereunder remain unsatisfied, the obligations of such Domestic Borrower under this Section 7.15 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each Domestic Borrower under this Section 7.15 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to either Domestic Borrower, or any of the Lenders. The joint and several liability of the Domestic Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, ownership, membership, constitution or place of formation of either Domestic Borrower or the Lenders. Each of the Domestic Borrowers acknowledges and confirms that it has itself established its own adequate means of obtaining from the other Domestic Borrower on a continuing basis all information desired by such Domestic Borrower concerning the financial condition of the other Domestic Borrower and that each Domestic Borrower will look to the other Domestic Borrower and not to the Agent or any Lender in order for such Domestic Borrower to keep adequately informed of changes in the other Domestic Borrower's financial condition.

                  (f) The provisions of this Section 7.15 are made for the benefit of the Lenders and the Agent and their respective successors and assigns, and may be enforced by it or them from time to time against either or both of the Domestic Borrowers as often as occasion therefor may arise and without requirement on the part of the Lenders or the Agent or such successor or assign first to marshal any of its or their claims or to exercise any of its or their rights against the other Domestic Borrower or to exhaust any remedies available to it or them against the other Domestic Borrower or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section
         7.15 shall (subject to the provisions of the immediately succeeding sentence) remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by any Lender or the Agent upon the insolvency, bankruptcy or reorganization of either of the Domestic Borrowers, or otherwise, the provisions of this Section
         7.15 will forthwith be reinstated in effect, as though such payment had not been made.

                  (g) Each of the Domestic Borrowers hereby agrees that it will not enforce any of its rights of reimbursement, contribution, subrogation or the like against the other Domestic Borrower with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to any of the

         Lenders or the Agent with respect to any of the Obligations or any collateral security therefor until such time as all of the Obligations have been irrevocably paid in full in cash. Any claim which either Domestic Borrower may have against the other Domestic Borrower with respect to any payments to the Lenders or the Agent hereunder or under any other Loan Documents are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full of the Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to either Domestic Borrower, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be paid in full before any payment or distribution of any character, whether in cash, securities or other property, shall be made to the other Domestic Borrower therefor.

                  (h) Each of the Domestic Borrowers hereby agrees that the payment of any amounts due with respect to the indebtedness owing by either Domestic Borrower to the other Domestic Borrower is hereby subordinated to the prior payment in full in cash of the Obligations. Each Domestic Borrower hereby agrees that after the occurrence and during the continuance of any Default or Event of Default, such Domestic Borrower will not demand, sue for or otherwise attempt to collect any indebtedness of the other Domestic Borrower owing to such Domestic Borrower until the Obligations shall have been paid in full in cash. If, notwithstanding the foregoing sentence, such Domestic Borrower shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Domestic Borrower as trustee for the Agent, for the benefit of the Lenders and the Agent, and be paid over to the Agent for the pro rata accounts of the Lenders to be applied to repay the Obligations.

                                 8. GUARANTIES.

         8.1. GUARANTY BY THE DOMESTIC BORROWERS OF THE OBLIGATIONS.

                  8.1.1. GUARANTY. For value received and hereby acknowledged and as an inducement to the Lenders and the Agent and the Canadian Agent to make the Loans and Letters of Credit available to the Borrowers, the Domestic Borrowers hereby unconditionally and irrevocably guarantee (a) the full punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations of Zale Canada now or hereafter existing whether for principal, interest, fees, expenses or otherwise, and (b) the strict performance and observance by Zale Canada of all agreements, warranties and covenants applicable to Zale Canada in the Loan Documents and (c) the obligations of Zale Canada under the Loan Documents (such Obligations collectively being hereafter referred to as the "Guaranteed Obligations").

                  8.1.2. GUARANTY ABSOLUTE. The Domestic Borrowers guarantee that the Guaranteed Obligations will be paid strictly in accordance with the terms hereof, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Lenders with respect thereto. The joint and several liability of the Domestic Borrowers under this guaranty with regard to the Guaranteed Obligations of Zale Canada shall be absolute and unconditional irrespective of:

                  (a) Zale Canada's lack of authorization, execution, validity or enforceability of this Credit Agreement and any amendment hereof (with regard to such Guaranteed Obligations), or any other obligation, agreement or instrument relating thereto (it being agreed by the Domestic Borrowers that the Guaranteed Obligations shall not be discharged prior to the final and complete satisfaction of all of the Obligations of Zale Canada) or any failure to obtain any necessary governmental consent or approvals or necessary third party consents or approvals;

                  (b) the Agent's or Canadian Agent's or any Lender's exercise or enforcement of, or failure or delay in exercising or enforcing, legal proceedings to collect the Obligations or the Guaranteed Obligations or any power, right or remedy with respect to any of the Obligations or the Guaranteed Obligations, including (i) any suspension of the Agent's or Canadian Agent's or any Lender's right to enforce the Guaranteed Obligations against Zale Canada, or (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations of Zale Canada or any other amendment or waiver of or any consent to departure from this Credit Agreement or the other Loan Documents (with regard to such Guaranteed Obligations) or any other agreement or instrument governing or evidencing any of the Guaranteed Obligations;

                  (c) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations of Zale Canada;

                  (d) any change in ownership of Zale Canada;

                  (e) any acceptance of any partial payment(s) from Zale Canada;

                  (f) any insolvency, bankruptcy, reorganization, arrangement, adjustment, composition, assignment for the benefit of creditors, appointment of a receiver or trustee for all or any part of Zale Canada's assets;

                  (g) any assignment, participation or other transfer or reallocation, in whole or in part (whether or not subject to a conversion of a loan of one Type into a loan of another Type or a conversion from one currency to another), of the Agent's or any Lender's interest in and rights under this Credit Agreement or any other Loan Document, or of the Agent or Canadian Agent or any Lender's interest in the Obligations or the Guaranteed Obligations;

                  (h) any cancellation, renunciation or surrender of any pledge, guaranty or any debt instrument evidencing the Obligations or the Guaranteed Obligations;

                  (i) the Agent's or Canadian Agent's or any Lender's vote, claim, distribution, election, acceptance, action or inaction in any bankruptcy or reorganization case related to the Obligations or the Guaranteed Obligations; or

                  (j) any other action or circumstance, other than payment, which might otherwise constitute a defense available to, or a discharge of, Zale Canada or the Domestic Borrowers in respect of the Guaranteed Obligations (other than the defense of payment in full in cash).

                  This guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any Guaranteed Obligation is rescinded or must otherwise be returned by the Agent or Canadian Agent or any Lender upon the insolvency, bankruptcy or reorganization of Zale Canada or otherwise, all as though such payment had not been made.

                  8.1.3. EFFECTIVENESS; ENFORCEMENT. The guaranty hereunder shall be effective and shall be deemed to be made with respect to each Canadian Loan, as of the time it is made or accepted, as applicable. No invalidity, irregularity or unenforceability by reason of any bankruptcy or similar law, or any law or order of any government or agency thereof purporting to reduce, amend or otherwise affect any liability of Zale Canada, and no defect in or insufficiency or want of powers of Zale Canada or irregular or improperly recorded exercise thereof, shall impair, affect, be a defense to or claim against such guaranty. The guaranty hereunder is a continuing guaranty and shall (a) survive any termination of this Credit Agreement, and (b) remain in full force and effect until payment in full of, and performance of, all Guaranteed Obligations and all other amounts payable under the guaranty hereunder, the Total Commitment and the Canadian Total Commitment shall have expired and been terminated, and all lending and other credit commitments of Zale Canada in respect thereof have terminated. The guaranty under this Credit Agreement is made for the benefit of the Agent, the Canadian Agent and the Lenders and their successors and assigns, and may be enforced from time to time as often as occasion therefor may arise and without requirement on the part of the Agent or the Lenders first to exercise any rights against Zale Canada, or to resort to any other source or means of obtaining payment of any of the said Obligations or to elect any other remedy.

                  8.1.4. WAIVER. The Domestic Borrowers hereby waive promptness, diligence, protest, notice of protest, all suretyship defenses, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this guaranty and any requirement that the Agent, the Canadian Agent or any Lender secure, perfect or protect any security interest or lien on any property subject thereto or exhaust any right or take any action against Zale Canada or any other person or any collateral. The Domestic Borrowers also irrevocably waive, to the fullest extent permitted by law, all defenses which at any time may be available to them in respect of the Guaranteed Obligations by virtue of any statute of limitations, valuation, stay, moratorium law or similar law now or hereinafter in effect and all suretyship defenses generally.

                  8.1.5. SUBORDINATION; SUBROGATION. Until the payment and performance in full of all the Obligations, the Domestic Borrowers shall not exercise and hereby waive any rights against Zale Canada as a result of payment by the Domestic Borrowers hereunder, by way of subrogation, reimbursement, restitution, contribution or otherwise, and the Domestic Borrowers will not prove any claim in competition with the Agent, the Canadian Agent or any Lender in respect of any payment hereunder in bankruptcy, insolvency, or reorganization proceedings of any nature; the Domestic Borrowers will not claim any set-off, recoupment or counterclaim against Zale Canada in respect of any liability of the Domestic Borrowers to Zale Canada; and the Domestic Borrowers waive any benefit of and any right to participate in any collateral which may be held by any Lender, the Canadian Agent or the Agent. The Domestic Borrowers agree that, after the occurrence and during the continuance of any Default or Event of Default, the Domestic Borrowers will not demand, sue for or otherwise attempt to collect any Indebtedness of Zale Canada to the Domestic Borrowers until all of the Obligations of Zale Canada shall have been paid in full. If, notwithstanding the foregoing sentence, the Domestic Borrowers shall collect, enforce or receive any amounts in respect of such indebtedness in violation of the foregoing sentence while any Obligations of Zale Canada are still outstanding, such amounts shall be collected, enforced and received by the Domestic Borrowers as trustee for the Lenders, the Canadian Agent and the Agent and be paid over to the Agent or Canadian Agent, as the case may be, for the benefit of the Lenders, the Canadian Agent and the Agent on account of the Obligations of Zale Canada without affecting in any manner the liability of the Domestic Borrowers under the other provisions hereof. The provisions of this section shall survive the expiration or termination of the Credit Agreement and the other Loan Documents.

                  8.1.6. PAYMENTS. The Domestic Borrowers shall pay the Guaranteed Obligations in the currency in which such Obligation is payable by Zale Canada and all payments by the Domestic Borrowers hereunder shall be made without setoff or counterclaim and shall be free and clear of and without deduction for any foreign or domestic taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless Zale Canada is required by law to make such deduction or withholding. Except as otherwise expressly provided in this Section 8.1.6, if any such obligation is imposed upon the Domestic Borrowers or Zale Canada with respect to any amounts payable by them hereunder or under any of the Loan Documents, the Domestic Borrowers will pay to the Agent for the account of the Lenders or, as the case may be the Canadian Agent for the account of the Canadian Lender, on the date on which such amount is due and payable hereunder or under such other Loan Documents, such additional amount in the same currency as aforesaid as shall be necessary to enable the Lenders or the Agent or Canadian Agent to receive the same net amount which the Lenders or the Agent or Canadian Agent would have received on such due date had not such obligation been imposed on the Domestic Borrowers or Zale Canada.

                  8.1.7. RECEIPT OF INFORMATION. The Domestic Borrowers acknowledge and confirm that the Domestic Borrowers themselves have established their own adequate means of obtaining from Zale Canada on a continuing basis all information desired by the Domestic Borrowers concerning the financial condition of Zale Canada and that the Domestic Borrowers will look to Zale Canada and not to the Agent, Canadian Agent or any Lender in order for the Domestic Borrowers to keep adequately informed of changes in Zale Canada's financial condition.

                       9. REPRESENTATIONS AND WARRANTIES.

         The Borrowers represent and warrant to the Lenders, Canadian Agent and the Agent as follows:

         9.1. CORPORATE AUTHORITY.

                  9.1.1. INCORPORATION; GOOD STANDING. Each of the Borrowers and the Designated Subsidiaries (i) is a corporation (or similar business entity) duly organized, validly existing and in good standing (or the equivalent status) under the laws of its state, jurisdiction of incorporation, province or country of incorporation or formation, (ii) has all requisite corporate or similar power to own its property and conduct its business as now conducted, and (iii) is in good standing as a foreign corporation (or similar business entity) and is duly authorized to do business in each jurisdiction where such qualification is necessary except where a failure to be so qualified would not have a materially adverse effect on the business, assets or financial condition of the Borrowers and the Designated Subsidiaries considered as a whole.

                  9.1.2. AUTHORIZATION. The execution, delivery and performance of this Credit Agreement and the other Loan Documents to which the Borrowers are a party and the transactions contemplated hereby and thereby (i) are within the corporate (or similar) authority of such Person, (ii) have been duly authorized by all necessary corporate (or similar organization) proceedings, (iii) do not violate or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Borrowers are subject or any judgment, order, writ, injunction, license or permit applicable to the Borrowers, or any agreement or other instrument binding upon the Borrowers, in each case where such violation, breach or contravention would reasonably be expected to have a materially adverse effect on the business or financial condition of the Borrowers and the Designated Subsidiaries, considered as a whole, or on the ability of the Borrowers to perform their respective obligations hereunder or under any of the other Loan Documents, and (iv) do not violate any provision of the corporate charter or bylaws of the Borrowers.

                  9.1.3. ENFORCEABILITY. The execution and delivery of this Credit Agreement and the other Loan Documents to which any of the Borrowers is or is to become a party will result in valid and legally binding obligations of such Person enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

         9.2. GOVERNMENTAL APPROVALS. The execution, delivery and performance by any Borrower of this Credit Agreement and the other Loan Documents to which such Borrower is a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained, unless if failure to obtain would not have a materially adverse effect on the properties, assets, financial condition or business of the Borrowers and the Designated Subsidiaries, considered as a whole.

         9.3. TITLE TO PROPERTIES; LEASES. Except as indicated on Schedule 9.3 hereto, the Borrowers and the Designated Subsidiaries own all of the material assets reflected in the consolidated balance sheet of Zale and its Subsidiaries as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business and other property sold as permitted by Section 11.5.2 hereof since that date), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens.

         9.4. FINANCIAL STATEMENTS AND PROJECTIONS.

                  9.4.1. FINANCIAL STATEMENTS. There have been furnished to each of the Lenders (a) a consolidated balance sheet of Zale and its Subsidiaries as of July 31, 1999, and a consolidated statement of income and consolidated statement of cash flow of Zale and its Subsidiaries for the fiscal year then ended, certified by Arthur Andersen LLP and (b) an unaudited consolidated balance sheet of Zale and its Subsidiaries as of the Balance Sheet Date, and an unaudited consolidated statement of income and consolidated statement of cash flow of Zale and its Subsidiaries for the period of two fiscal quarters then ended. Such balance sheets, statements of income and statements of cash flow have been prepared in accordance with generally accepted accounting principles and fairly present in all material respects the financial condition of Zale and its Subsidiaries as at the close of business on the dates thereof and the results of operations for the periods then ended, subject, in the case of such unaudited consolidated balance sheet, unaudited consolidated statement of income and unaudited consolidated statement of cash flow, to year-end adjustments, and except that there are no notes to such financial statements. There are no contingent liabilities that are likely to become fixed obligations of Zale or any of its Subsidiaries as of such dates involving material amounts, known to the Senior Officers of the Borrowers, which were not disclosed in such balance sheets and the notes related thereto.

                  9.4.2. PROJECTIONS. The projections of the annual operating budgets of Zale and its Subsidiaries on a consolidated basis, balance sheets and cash flow statements for the 2000 to 2004 fiscal years, copies of which have been delivered to each Lender, have been prepared in good faith, are based upon estimates and assumptions which the Borrowers deem reasonable as of the date hereof, have been prepared on the basis of the assumptions stated therein and reflect the reasonable estimates of Zale and its Subsidiaries of the results of operations and other information projected therein.

         9.5. NO MATERIAL CHANGES, ETC. Since the Balance Sheet Date there has occurred no materially adverse change in the financial condition or business of the Borrowers and the Designated Subsidiaries, considered as a whole, as shown on or reflected in the consolidated balance sheet of Zale and its Subsidiaries as at the Balance Sheet Date, or the consolidated statement of income for the fiscal year then ended, other than changes in the ordinary course of business that have not had any materially adverse effect on the business or financial condition of the Borrowers and the Designated Subsidiaries considered as a whole. Since the Balance Sheet Date, none of the Borrowers or the Designated Subsidiaries has made any Distribution other than Distributions permitted by the Prior Credit Agreement or by Section 11.4 hereof.

         9.6. FRANCHISES, PATENTS, COPYRIGHTS, ETC. Each of the Borrowers and the Designated Subsidiaries possesses all franchises, patents, copyrights, trademarks, trade names, service marks, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others except where the failure to possess any such franchise, patent, copyright, trademark, trade name, service marks, license, permit or right, or where such conflict, would not reasonably be expected to have a materially adverse effect on the business or financial condition of the Borrowers and the Designated Subsidiaries considered as a whole.

         9.7. LITIGATION. Except as set forth in Schedule 9.7 hereto, there are no actions, suits, proceedings or investigations of any kind pending or, to the knowledge of any Senior Officer of the Borrowers, threatened, against any of the Borrowers or the Designated Subsidiaries before any court, tribunal or administrative agency or board that are reasonably likely to be adversely determined and, if adversely determined, (i) would reasonably be expected to, either in any case or in the aggregate, have a materially adverse effect on the properties, assets, financial condition or business of the Borrowers and the Designated Subsidiaries, considered as a whole, or on the ability of the Borrowers to perform their obligations hereunder, or (ii) which question the validity or enforceability of this Credit Agreement or any of the other Loan Documents, or any action taken or to be taken pursuant hereto or thereto.

         9.8. NO MATERIALLY ADVERSE CONTRACTS, ETC. None of the Borrowers or any Designated Subsidiary is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of the Borrowers and the Designated Subsidiaries, considered as a whole. None of the Borrowers or any Designated Subsidiary is a party to any contract or agreement that has or is expected, in the judgment of the Borrowers' officers, to have any materially adverse effect on the business of the Borrowers and the Designated Subsidiaries considered as a whole.

         9.9. COMPLIANCE WITH OTHER INSTRUMENTS, LAWS, ETC. None of the Borrowers or any Designated Subsidiary is in violation of any provision of its charter documents, bylaws, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that would reasonably be expected to materially and adversely affect the financial condition, properties or business of the Borrowers and the Designated Subsidiaries considered as a whole.

         9.10. TAX STATUS. Except as set forth on Schedule 9.10 hereto, each of the Borrowers and the Designated Subsidiaries (i) has made or filed all U.S. and foreign federal, provincial and state income and all other tax returns, reports and declarations required by any jurisdiction to which any of them is subject, except where the failure to so file would not reasonably be expected to have a materially adverse effect on the business or financial condition of the Borrowers and the Designated Subsidiaries considered as a whole, (ii) has paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (iii) has set aside on its books provisions reasonably adequate for the payment of all unpaid taxes for periods subsequent to the periods to which such returns, reports or declarations apply. Except as set forth on Schedule 9.10 hereto, and except for those being contested in good faith by appropriate proceedings for which adequate reserves (in accordance with generally accepted accounting principles) have been taken, there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and none of the Senior Officers of the Borrowers knows of any basis for any such claim.

         9.11. NO EVENT OF DEFAULT. No Default or Event of Default has occurred and is continuing.

         9.12. HOLDING COMPANY AND INVESTMENT COMPANY ACTS. None of the Borrowers or any Designated Subsidiary is a "holding company", or a "subsidiary company" of a "holding company", or an affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

         9.13. ABSENCE OF LIENS. Except with respect to Permitted Liens, there are no Liens covering any property or assets of any of the Borrowers or the Designated Subsidiaries.

         9.14. CERTAIN TRANSACTIONS. Except for transactions set forth on
Schedule 9.14 hereto and other arm's length transactions pursuant to which any of the Borrowers or the Designated Subsidiaries or any officers, directors or employees thereof, make payments in the ordinary course of business upon terms no less favorable than such Borrower or such Designated Subsidiary, or as the case may be, such officers, directors or employees thereof, could obtain from third parties, none of the officers, directors, or employees of any of the Borrowers or the Designated Subsidiaries is presently a party to any material transaction with any of the Borrowers or the Designated Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from, any such officer, director or such employee or, to the knowledge of any Senior Officer of the Borrowers, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

         9.15. EMPLOYEE BENEFIT PLANS.

                  9.15.1. IN GENERAL. Each Employee Benefit Plan and each Guaranteed Pension Plan has been maintained and operated in compliance in all material respects with the provisions of ERISA and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions and the bonding of fiduciaries and other persons handling plan funds as required by Section 412 of ERISA. The Borrowers have heretofore delivered to the Agent the most recently completed, prior to the date hereof, annual report, Form 5500, with all required attachments, and actuarial statement required to be submitted under Section 103(d) of ERISA, with respect to each Guaranteed Pension Plan.

                  9.15.2. TERMINABILITY OF WELFARE PLANS. Under each Employee Benefit Plan which is an employee welfare benefit plan within the meaning of Section 3(1) or Section 3(2)(B) of ERISA, no benefits are due unless the event giving rise to the benefit entitlement occurs prior to plan termination (except as required by Title I, Part 6 of ERISA). One of the Borrowers or an ERISA Affiliate, as appropriate, may terminate each such Employee Benefit Plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of such Borrower or such ERISA Affiliate without liability to any Person, except for benefit entitlements which have accrued prior to such termination.

                  9.15.3. GUARANTEED PENSION PLANS. Each contribution required to be made to a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of Section 302(f) of ERISA, or otherwise, has been timely made. No waiver of an accumulated funding deficiency or extension of amortization periods has been received with respect to any Guaranteed Pension Plan, and neither the Borrowers nor any ERISA Affiliate is obligated to or has posted security in connection with an amendment to a Guaranteed Pension Plan pursuant to Section 307 of ERISA or Section 401(a)(29) of the Code. No liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by the Borrowers or any ERISA Affiliate with respect to any Guaranteed Pension Plan and there has not been any ERISA Reportable Event (other than an ERISA Reportable Event as to which the requirement of thirty (30) days notice has been waived), or any other event or condition which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC. Based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within twelve months of the date of this representation), and on the actuarial methods and assumptions employed for that valuation, the aggregate benefit liabilities of all such Guaranteed Pension Plans within the meaning of Section 4001 of ERISA did not exceed the aggregate value of the assets of all such Guaranteed Pension Plans, disregarding for this purpose the benefit liabilities and assets of any

         Guaranteed Pension Plan with assets in excess of benefit liabilities, by more than $1,000,000.

                  With respect to Zale Canada, all pension plans are duly registered where required by, and are in good standing under, all applicable laws including the Income Tax Act (Canada) and there are no actions, claims or proceedings pending or threatened (other than routine claims for benefits) relating to any of the pension plans. All required employer and employee contributions and premiums under the pension plans have been made, the pension plans are fully funded on an ongoing and wind-up basis in accordance with applicable laws and with the actuarial methods and assumptions used in the most recent actuarial reports therefor, and there have been no surplus withdrawals or contribution holidays except as permitted by law and the terms of the pension plans.

                  9.15.4. MULTIEMPLOYER PLANS. Neither the Borrowers nor any ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under
         Section 4201 of ERISA or as a result of a sale of assets described in
         Section 4204 of ERISA. Neither the Borrowers nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of Section 4241 or Section 4245 of ERISA or is at risk of entering reorganization or becoming insolvent, or that any Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA.

         9.16. REGULATIONS U AND X. The proceeds of the Loans shall be used to refinance the Borrowers' obligations under the Prior Credit Agreement and for working capital and other general corporate purposes. The Domestic Borrowers will obtain Letters of Credit solely for working capital and general corporate purposes. No portion of any Loan is to be used, and no portion of any Letter of Credit is to be obtained, for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

         9.17. ENVIRONMENTAL COMPLIANCE. The Borrowers have taken all steps considered reasonable by the Borrowers to investigate the condition and usage of the Real Estate and the operations thereon and, based upon such diligent investigation, have determined that:

                  (a) none of the Borrowers, the Designated Subsidiaries or any operator of the Real Estate or any operations thereon is in material violation, or alleged material violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any applicable U.S. and foreign federal, state, or local statute, regulation, ordinance, order or decree relating to human health, safety or the environment (hereinafter "Environmental Laws"), which violation would reasonably be expected to have a materially adverse effect on the business or financial condition of the Borrowers and the Designated Subsidiaries considered as a whole;

                  (b) except as set forth on Schedule 9.17 attached hereto or in the financial reports delivered to the Securities and Exchange Commission and also provided to the Agent and the Lenders, none of the Borrowers or the Designated Subsidiaries has received written notice from any third party including, without limitation, any U.S. and foreign federal, state, provincial or local governmental authority, (i) that any one of them has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B; (ii) that any hazardous waste, as defined by 42 U.S.C. Section 6903(5), any hazardous substances as defined by 42 U.S.C. Section 9601(14), any pollutant or contaminant as defined by 42 U.S.C. Section 9601(33) or any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which any one of them has generated, transported or disposed of has been found at any site at which a U.S. and foreign federal, state, provincial or local agency or other third party has conducted or has ordered that any of the Borrowers or the Designated Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances except, in each such case, where the implications of the receipt of such notice would not reasonably be expected to have a materially adverse effect on the business or financial condition of the Borrowers and the Designated Subsidiaries considered as a whole;

                  (c) except as set forth on Schedule 9.17 attached hereto or in the financial reports delivered to the Securities and Exchange Commission and also provided to the Agent, Canadian Agent and the
         Lenders: (i) no portion of the Real Estate has been used, by any Borrower or any Designated Subsidiary, or, to the best knowledge of any Senior Officers of the Borrowers after due inquiry, any other Person, for the handling, processing, storage or disposal of Hazardous Substances in violation of applicable Environmental Laws which violation would reasonably be expected to have a materially adverse effect on the business or financial condition of the Borrowers and the Designated Subsidiaries considered as a whole; and, to the best knowledge of any Senior Officers of the Borrowers after due inquiry, no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of the Real Estate; (ii) in the course of any activities conducted by the Borrowers, the Designated Subsidiaries or operators of any of the Borrowers or the Designated Subsidiaries' properties, no Hazardous Substances have been generated or are being used on the Real Estate in violation of applicable Environmental Laws which violation would reasonably be expected to have a materially adverse effect on the business or financial condition of the Borrowers and the Designated Subsidiaries considered as a whole;
         (iii) there have been no releases (i.e. any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened releases of Hazardous Substances on, upon, into or from the properties of any of the Borrowers or the Designated Subsidiaries, which releases would reasonably be expected to have a materially adverse effect on the business or financial condition of the Borrowers and the Designated Subsidiaries considered as a whole;
         (iv) to the best knowledge of any Senior Officers of the Borrowers after due inquiry, there have been no releases on, upon, from or into any real property in the vicinity of any of the Real Estate which, through soil or groundwater contamination, may have come to be located on the Real Estate, and which would reasonably be expected to have a materially adverse effect on the business or financial condition of the Borrowers and the Designated Subsidiaries considered as a whole; and
         (v) in addition, any Hazardous Substances that have been generated on any of the Real Estate have, to the extent required by applicable law, been transported offsite only by carriers having an identification number issued by the EPA, treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Borrowers' knowledge, operating in compliance with such permits and applicable Environmental Laws except, in each such case, where the failure to have such identification number or maintain such permits or operate in compliance with such permits and applicable Environmental Laws would not reasonably be expected to have a materially adverse effect on the business or financial condition of the Borrowers and the Designated Subsidiaries considered as a whole; and

                  (d) Except as disclosed to the Agent, Canadian Agent and the Lenders in writing, based upon current or currently anticipated use of any Real Estate, none of the Borrowers or the Designated Subsidiaries is required under any applicable environmental law to perform Hazardous Substances site assessments, or to undertake the removal or remediation of Hazardous Substances at the Real Estate, or to give notice to any governmental agency or undertake the recording or delivery to other Persons of an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the effectiveness of any other transactions contemplated hereby.

         9.18. SUBSIDIARIES, ETC. Schedule 9.18 hereto (as the same may be supplemented from time to time pursuant to the provisions of this Credit Agreement) sets forth a true and accurate description of the corporate structure and ownership of Zale and its Subsidiaries. The Subsidiaries set forth on
Schedule 9.18 hereto (as the same may be supplemented from time to time pursuant to the provisions of this Credit Agreement) are the only Subsidiaries of Zale, Zale Delaware and Zale Canada. Except as set forth on Schedule 9.18 hereto, no Borrower nor any Subsidiary of any Borrower is engaged in any joint venture or partnership with any other Person, except as permitted pursuant to the terms of this Credit Agreement.

         10. AFFIRMATIVE COVENANTS OF THE BORROWERS.

         Each of the Borrowers covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Lender has any obligation to make any Loans or the Agent has any obligation to issue, extend or renew any Letters of Credit:

         10.1. PUNCTUAL PAYMENT. Each Borrower will duly and punctually pay, within any applicable grace periods, or cause to be paid, within any applicable grace periods, the principal and interest on the Loans, all Reimbursement Obligations, the Letter of Credit Fees, the commitment fees, the Agent's and Canadian Agent's fees and all other amounts provided for in this Credit Agreement and the other Loan Documents to which any Borrower is a party, all in accordance with the terms of this Credit Agreement and such other Loan Documents.

         10.2. MAINTENANCE OF OFFICE. Each of the Domestic Borrowers will maintain its chief executive office at 901 W. Walnut Hill Lane, Irving, Texas 75038-1003, or at such other place in the United States of America as the Domestic Borrowers shall designate upon prior written notice to the Agent, where notices, presentations and demands to or upon the Domestic Borrowers in respect of the Loan Documents to which either of the Domestic Borrowers is a party may be given or made. Zale Canada will maintain its chief executive office at 901 W. Walnut Hill Lane, Irving, Texas 75038-1003, or at such other place in Canada as Zale Canada shall designate upon prior written notice to the Agent and Canadian Agent, where notices, presentations and demands to or upon Zale Canada in respect of the Loan Documents to which Zale Canada is a party may be given or made.

         10.3. RECORDS AND ACCOUNTS. Each of the Borrowers will (i) keep, and cause each of the Designated Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries in all material respects will be made in accordance with generally accepted accounting principles and (ii) maintain accounts and reserves considered adequate by the Borrowers for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties and the properties of the Designated Subsidiaries, and contingencies.

         10.4. FINANCIAL STATEMENTS, CERTIFICATES AND INFORMATION. The Borrowers will deliver to each of the Agent, Canadian Agent and the Lenders:

                  (a) as soon as practicable, but in any event not later than ninety-five (95) days after the end of each fiscal year of Zale, (i) the consolidated balance sheet of Zale and its Subsidiaries as at the end of such year, and the related consolidated statement of income and consolidated statement of cash flow for such year, each setting forth in comparative form the figures as of the end of and for the previous fiscal year, all such consolidated statements to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and each of such financial statements certified without qualification by Arthur Andersen LLP or by other independent certified public accountants reasonably satisfactory to the Agent, and (ii) the annual 10-K reports of Zale filed with the Securities and Exchange

         Commission; and (iii) a certification by a Senior Officer of Zale setting forth the rating of the Rated Debt;

                  (b) as soon as practicable, but in any event not later than fifty (50) days after the end of each of the first three fiscal quarters of each fiscal year of Zale, (i) copies of the unaudited consolidated balance sheet of Zale and its Subsidiaries as at the end of such quarter, and the related consolidated statement of income for such quarter and for the portion of Zale's fiscal year then elapsed, and the related consolidated statement of cash flow for the portion of Zale's fiscal year then elapsed, all in reasonable detail and prepared in accordance with generally accepted accounting principles (subject to year-end adjustments and except for the absence of notes), (ii) a certification by a Senior Officer of each of the Borrowers that the information contained in such management financial statements fairly presents in all material respect the financial position of Zale and its Subsidiaries on the date thereof (subject to year-end adjustments),
         (iii) a narrative discussion of the operating results of the Borrowers and each of their divisions for the fiscal quarter most recently ended and the year to date, as compared with the comparable period of the previous year, and of the Borrowers' liquidity and capital resources at the end of such period, and (iv) the quarterly 10-Q reports of Zale filed with the Securities and Exchange Commission;

                  (c) (i) simultaneously with the delivery of the management prepared financial statements referred to in subsection (b) above, a variance report comparing, for each period (including the portion of the fiscal year to date) covered by such financial statements, such financial statements with (A) the annual budget of the Borrowers, and
         (B) the financial statements of the Borrowers for the comparable date or period during the prior fiscal year of the Borrowers, and (ii) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement certified by a Senior Officer of each of the Borrowers in substantially the form of Exhibit D hereto and setting forth in reasonable detail computations evidencing compliance with the covenants contained in Section 12 (and including calculations with respect to the financial information required by
         Section 7.14 in connection with possible Performance Adjustments) and (if applicable) reconciliations to reflect material changes in generally accepted accounting principles since the Balance Sheet Date;

                  (d) within ten (10) Business Days after the filing or mailing thereof, copies of all material reports of a financial nature filed by the Borrowers with the Securities and Exchange Commission or sent to the stockholders of Zale (other than the annual 10-K reports and the quarterly 10-Q reports of Zale delivered pursuant to Sections 10.4(a) and (b), respectively);

                  (e) to the Agent within thirty (30) days after the end of each fiscal quarter (except that the Settlement Statement for the last fiscal quarter of a fiscal year of the Borrowers may be delivered simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above), the monthly "Settlement Statements" of ZFT (the "Settlement Statement") for the immediately preceding fiscal quarter, prepared in accordance with the requirements of the Receivables

         Facility Documents and such other information with respect to the purchase and sale of ZFT Receivables pursuant to the Receivables Facility Documents as the Agent shall request in the exercise of its reasonable discretion;

                  (f) as soon as is practicable and in no event less frequently than on an annual basis no later than sixty (60) days following the end of each fiscal year of the Borrowers, the Borrowers shall deliver their business plan, including the income statements, cash flow and balance sheet and the assumptions used in the preparation of such business plan; and

                  (g) from time to time such other financial data and information (including accountants and management letters) as the Agent, Canadian Agent or any Lender may reasonably request.

         10.5. NOTICES.

                  10.5.1. DEFAULTS. Each of the Borrowers will promptly notify the Agent, Canadian Agent and each of the Lenders in writing of the occurrence of any Default or Event of Default of which an officer of such Borrower has knowledge. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Credit Agreement or under any other note, evidence of indebtedness, indenture or other obligation to which or with respect to which the Borrowers or any of the Designated Subsidiaries is a party or obligor, whether as principal, guarantor, surety or otherwise, and, in the case of any such other note, evidence of indebtedness, indenture or other obligation, such claimed default involves the payment of $2,500,000 or more, the Borrowers shall forthwith give written notice thereof to the Agent, Canadian Agent and each of the Lenders, describing the notice or action and the nature of the claimed default.

                  10.5.2. ENVIRONMENTAL EVENTS. Each of the Borrowers will give notice to the Agent, Canadian Agent and each of the Lenders, within thirty (30) days (i) of any material violation of any applicable Environmental Law that any of the Borrowers or the Designated Subsidiaries reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any U.S. and foreign federal, state, or local environmental agency which violation would reasonably be expected to have a materially adverse effect on the business or financial condition of the Borrowers and the Designated Subsidiaries considered as a whole and (ii) after an officer of the Borrowers receives notice thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, of any U.S. and foreign federal, state, provincial or local environmental agency or board, that would reasonably be expected to have a materially adverse effect on the business or financial condition of the Borrowers and the Designated Subsidiaries considered as a whole.

                  10.5.3. NOTICE OF LITIGATION AND JUDGMENTS. Each of the Borrowers will, and will cause each of the Designated Subsidiaries to, give notice to the Agent, Canadian Agent and each of the Lenders in writing within fifteen (15) days after a

         Senior Officer of such Borrower becomes aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting any of the Borrowers or the Designated Subsidiaries or to which any of the Borrowers or the Designated Subsidiaries is or becomes a party involving an uninsured claim against any of the Borrowers or the Designated Subsidiaries that could reasonably be expected to have a materially adverse effect on the Borrowers and the Designated Subsidiaries, considered as a whole, and stating the nature and status of such litigation or proceedings. Each of the Borrowers will, and will cause each of the Designated Subsidiaries to, give notice to the Agent, Canadian Agent and each of the Lenders, in writing, in form and detail reasonably satisfactory to the Agent, within ten (10) days of any judgment not covered by insurance, final or otherwise, against any of the Borrowers or the Designated Subsidiaries in an amount in excess of $2,500,000.

         10.6. CORPORATE EXISTENCE; MAINTENANCE OF PROPERTIES. Each of the Borrowers will do or cause to be done all things necessary to preserve and keep in full force and effect its (except as otherwise permitted by Section 11.5 hereof) corporate or similar existence, and its material rights and franchises necessary for the conduct of its business and those of the Designated Subsidiaries and will not, and will not cause or permit any of the Designated Subsidiaries to, convert to a limited liability company. Each of the Borrowers
(i) will cause all of its material properties and those of the Designated Subsidiaries necessary in the conduct of its business or the business of its Designated Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment, unless failure to do so would not have a materially adverse effect on the property, assets, financial condition or business of the Borrowers and the Designated Subsidiaries, considered as a whole, (ii) will, within thirty (30) days of any need therefor, cause to be made or, if not practicable to be completed within such thirty (30) day period, commenced (so long as such Borrower or Designated Subsidiary diligently causes and continues to cause to be made) all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrowers may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (iii) will, and will cause each of the Designated Subsidiaries to, continue to engage primarily in the businesses now conducted by them and in related businesses; provided that nothing in this Section 10.6 shall prevent the Borrowers from discontinuing the operation and maintenance of any of its properties or any of those of the Designated Subsidiaries if such discontinuance is, in the judgment of any of the boards of directors of the Borrowers, desirable in the conduct of its or their business and that do not in the aggregate materially adversely affect the business of the Borrowers and the Designated Subsidiaries on a consolidated basis.

         10.7. INSURANCE. Each of the Borrowers will, and will cause each of the Designated Subsidiaries to, maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent.

         10.8. TAXES. Except as to amounts which, in the aggregate, are not material in amount, each of the Borrowers will, and will cause each of the Designated Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all U.S. and foreign federal, state, provincial and local taxes, levies, assessments and other governmental charges imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property; provided that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if such Borrower or such Designated Subsidiary shall have set aside on its books adequate reserves (in accordance with generally accepted accounting principles) with respect thereto; and provided further that, unless a stay is in effect, each of the Borrowers and each Designated Subsidiary will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor.

         10.9. INSPECTION OF PROPERTIES AND BOOKS, ETC.

                  10.9.1. GENERAL. From time to time (but in no event more frequently than annually unless an Event of Default has occurred and is continuing), each of the Borrowers will permit the Agent and its agents (including consultants), upon reasonable notice and during regular business hours, to visit the premises of any of the Borrowers or the Designated Subsidiaries, confer with officers of any of the Borrowers or the Designated Subsidiaries and, upon reasonable notice to the Borrowers, representatives of any of the Borrowers or the Designated Subsidiaries, review all of the books and records of any of the Borrowers or the Designated Subsidiaries (to the extent not privileged or prohibited by law to disclose, and if any materials are privileged or prohibited by law to disclose, subject to the Agent's ability to discuss with any of the Borrowers or the Designated Subsidiaries and their professional advisors the matters covered by such privileged materials); provided, that Agent and such agents will not substantially interfere with the conduct of business of the Borrowers or the Designated Subsidiaries.

                  10.9.2. COMMUNICATIONS WITH ACCOUNTANTS. Each of the Borrowers authorizes the Agent and, if accompanied by the Agent, the Lenders to communicate directly with the Borrowers' independent certified public accountants and authorizes such accountants to disclose to the Agent and the Lenders any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business and financial condition of any of the Borrowers or the Designated Subsidiaries. At the request of the Agent, the Borrowers shall deliver a letter addressed to such accountants instructing them to comply with the provisions of this
         Section 10.9.2.

         10.10. COMPLIANCE WITH LAWS, CONTRACTS, LICENSES, AND PERMITS. Each of the Borrowers will, and will cause each of the Designated Subsidiaries to, (a) comply with (unless failure to so comply would not have a materially adverse effect on the business or financial condition of the Borrowers and the Designated Subsidiaries considered as a whole) (i) the applicable laws and regulations wherever its business is conducted, including all applicable Environmental Laws, (ii) all agreements and instruments by which it or any of its properties may be bound and (iii) all applicable decrees, orders, and judgments, and (b) comply with the provisions of its charter documents and by-laws. If any applicable authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that any Borrower may fulfill any of its obligations hereunder or under any of the other Loan Documents to which any Borrower is a party, the Borrowers will promptly take or cause to be taken all reasonable steps within the power of the Borrowers to obtain such authorization, consent, approval, permit or license and furnish the Agent, the Canadian Agent and the Lenders with evidence thereof.

         10.11. EMPLOYEE BENEFIT PLANS. The Borrowers will (i) promptly upon any request of the Agent therefor, furnish to the Agent a copy of the most recent actuarial statement required to be submitted under Section 103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan and (ii) within ten (10) days of receipt or dispatch, furnish to the Agent any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under Sections 302, 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of ERISA, or in respect of a Multiemployer Plan, under Sections.4041A, 4202, 4219, 4242, or 4245 of ERISA.

         10.12. USE OF PROCEEDS. The Borrowers will use the proceeds of the Loans solely for refinancing the Borrowers' obligations under the Prior Credit Agreement and for working capital and other general corporate purposes. The Domestic Borrowers will obtain Letters of Credit solely for working capital and general corporate purposes.

         10.13. FURTHER ASSURANCES. Each of the Borrowers will cooperate with the Lenders, the Canadian Agent and the Agent and execute such further instruments and documents as the Lenders, the Canadian Agent or the Agent shall reasonably request to carry out to their reasonable satisfaction the transactions contemplated by this Credit Agreement and the other Loan Documents.

         11. CERTAIN NEGATIVE COVENANTS OF THE BORROWERS.

         Each of the Borrowers covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Lender has any obligation to make any Loans or the Agent has any obligation to issue, extend or renew any Letters of Credit:

         11.1. RESTRICTIONS ON INDEBTEDNESS. The Borrowers will not, and will not permit any of the Designated Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than the following (to the extent the following constitute Indebtedness):

                  (a) Indebtedness to the Lenders, Canadian Agent and the Agent arising under any of the Loan Documents;

                  (b) obligations under Capitalized Leases and guaranties thereof by the Borrowers, or any of them; provided, however, the principal amount of such

         Indebtedness plus Indebtedness incurred pursuant to Section 11.1(d) hereof shall not exceed $75,000,000;

                  (c) Consolidated Rental Obligations and guaranties by the Borrowers, or any of them, of any of the foregoing or of any other operating leases;

                  (d) Indebtedness incurred in connection with the acquisition after the date hereof of any personal property by any of the Borrowers or the Designated Subsidiaries, provided that (i) such Indebtedness shall be without recourse to any of the Borrowers or the Designated Subsidiaries, (ii) the aggregate principal amount of such Indebtedness of the Borrowers and the Designated Subsidiaries shall not exceed one hundred percent (100%) of the cost to such Borrower or such Designated Subsidiary of the personal property so acquired, (iii) the aggregate principal amount of the cost to the Borrowers and the Designated Subsidiaries of the personal property so acquired during any period shall not exceed $75,000,000 minus the principal amount of Indebtedness incurred pursuant to Section 11.1(b) hereof;

                  (e) Indebtedness of any Domestic Borrower owing to any other Domestic Borrower, provided that any Person to whom such Indebtedness permitted under this Section 11.1(e) is owing may transfer such Indebtedness to a Subsidiary of such Person so long as such Indebtedness is subordinated to the Obligations on terms and conditions reasonably satisfactory to the Agent;

                  (f) Indebtedness of (i) any of the Domestic Borrowers to any Designated Subsidiary or Zale Canada in an aggregate amount not to exceed $50,000,000, (ii) any of the Designated Subsidiaries or Zale Canada to the Domestic Borrowers in an aggregate amount not to exceed $50,000,000 and (iii) any of the Borrowers or the Designated Subsidiaries, owing by any of the Borrowers or the Designated Subsidiaries to any of the Excluded Subsidiaries in an aggregate amount not to exceed $10,000,000, provided that any Person to whom such Indebtedness permitted under this Section 11.1(f) is owing may transfer such Indebtedness to a Subsidiary of such Person so long as such Indebtedness owing by a Borrower is subordinated to the Obligations on terms and conditions reasonably satisfactory to the Agent;

                  (g) other Indebtedness existing as of the Closing Date and described on Schedule 11.1(g);

                  (h) Indebtedness incurred pursuant to the Receivables Facility Documents;

                  (i) Indebtedness of the Domestic Borrowers or any Designated Subsidiary who has agreed to guaranty the full payment and performance by the Borrowers of all of the Obligations pursuant to a guaranty agreement in form and substance reasonably satisfactory to the Agent, in an aggregate principal amount not to exceed $100,000,000 with respect to the senior notes issued pursuant to the Note Indenture; and

                  (j) other Indebtedness of the Borrowers or any Designated Subsidiary who has agreed to guaranty the full payment and performance by the Borrowers of all of the Obligations pursuant to a guaranty agreement in form and substance reasonably satisfactory to the Agent, to the extent not otherwise included in subparagraphs (a) through (i) of this Section 11.1, in an aggregate principal amount not to exceed ten percent (10%) of Consolidated Tangible Net Assets at the time such additional Indebtedness is incurred.

         11.2. RESTRICTIONS ON LIENS. The Borrowers will not, and will not permit any of the Designated Subsidiaries to, create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; provided that any of the Borrowers and the Designated Subsidiaries may create or incur or suffer to be created or incurred or to exist:

                  (a) liens in favor of either Domestic Borrower on all or part of the assets of any of the Designated Subsidiaries or Zale Canada securing Indebtedness owing by any of the Designated Subsidiaries or Zale Canada to any Borrower;

                  (b) liens to secure taxes, assessments and other government charges, or liens to secure claims for labor, material or supplies, in each case in respect of obligations (i) not overdue or (ii) contested in good faith, and with respect to which adequate reserves (in accordance with generally accepted accounting principles) have been set aside for the payment thereof on the books and records of such Borrower or such Designated Subsidiary, so long as proceedings to enforce such liens have not been commenced and are unstayed;

                  (c) deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

                  (d)  liens on properties in respect of judgments or awards;

                  (e) liens of carriers, warehousemen, mechanics and materialmen, and other like liens on properties, in existence less than 120 days from the date of creation thereof in respect of obligations not overdue or contested in good faith, and with respect to which adequate reserves (in accordance with generally accepted accounting principles) have been set aside for the payment thereof on the books and records of such Borrower or such Designated Subsidiary, so long as proceedings to enforce such liens have not been commenced and are unstayed;

                  (f) encumbrances on Real Estate consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, statutory and contractual landlord's or lessor's liens under leases to which such Borrower or such Designated Subsidiary is a party, and other liens or encumbrances none of which in the reasonable opinion of the Borrowers interferes materially with the use of the property affected in the ordinary conduct of the business of any of the Borrowers and the Designated Subsidiaries, which defects do not individually or in the aggregate have a materially adverse effect on the business of the Borrowers and the Designated Subsidiaries considered as a whole;

                  (g) liens and encumbrances existing on the date hereof and listed on Schedule 11.2 hereto;

                  (h) liens securing the Indebtedness permitted under Section 11.1(b) and (d); provided, however, such security interests or mortgages shall cover only the real or personal property so acquired;

                  (i) liens on inventory and proceeds thereof (up to the cost to such Borrower or such Designated Subsidiary of such inventory) held on consignment from trade vendors securing obligations to return or pay the purchase price of such inventory;

                  (j) deposits to secure the performance, by any of the Borrowers and the Designated Subsidiaries, of tenders, bids and other contracts, other than for the payment of borrowed money, arising in the ordinary course of such Borrower's or such Designated Subsidiary's business (including, without limitation, deposits made in connection with any promotions, contests, sweepstakes or similar games or competitions conducted by or on behalf of any of the Borrowers and the Designated Subsidiaries or any of their respective Subsidiaries, which deposits described in this parenthetical, but not those other deposits contemplated by this clause (j), do not exceed $5,000,000 in the aggregate);

                  (k) (1) liens on ZFT Receivables, (2) liens on ZFT Receivables following repurchase thereof for the recovery of state sales taxes by any of the Borrowers and the Designated Subsidiaries, which liens secure an interest in such repurchased ZFT Receivables, the proceeds therefrom and any recoveries therefrom pursuant to the Receivables Facility Documents and (3) a lien on the Trust Certificates and Trust Interest or replacement thereof, in connection with the Receivables Facility documents;

                  (l) voluntary options in favor of any of the Borrowers and the Designated Subsidiaries to purchase real property subject to operating leases;

                  (m) transfers to any Rabbi Trust, or other similar trust or similar arrangement or to any account, established for the benefit of the employees of any of Zale and its Subsidiaries in an aggregate amount not to exceed $10,000,000 at any time outstanding;

                  (n) solely to the extent consented to in advance in writing by the Agent, liens on assets existing at the time of acquisition from another Person (provided that such acquisition is permitted by Section
         11.5.1 hereof) and not incurred in anticipation of such acquisition;

                  (o) sales, assignments or transfers of assets to the extent permitted by Section 11.5.2 hereof; and

                  (p) other liens on assets of the Borrowers and the Designated Subsidiaries, to the extent not otherwise included in subparagraphs (a) through (o) of this Section 11.2, securing Indebtedness or other liabilities in an aggregate amount not to exceed $3,500,000 at any time outstanding.

         11.3. RESTRICTIONS ON INVESTMENTS. The Borrowers will not, and will not permit any of the Designated Subsidiaries to, make or permit to exist or to remain outstanding any Investment except Investments in:

                  (a) marketable direct or guaranteed obligations of the United States of America that mature within two (2) years from the date of purchase by such Borrower or such Designated Subsidiary;

                  (b) demand deposits, certificates of deposit, Eurodollar deposits, time deposits and bankers acceptances issued by banking institutions provided that such banks have a long-term credit rating of at least "AA" (or its then equivalent) if rated by Standard & Poor's Corporation or any successor service thereto having a substantially similar rating system or "Aa" (or its then equivalent) if rated by Moody's Investors Services, Inc. or any successor service thereto having a substantially similar rating system, or an equivalent rating from either Dominion Bond Rating Services Limited or CBRS, Inc.; provided, however, the Borrowers' investment in any one bank shall not exceed 5% of the primary capital of such bank;

                  (c) securities commonly known as "commercial paper" issued by the Agent, or a corporation or any other financial institution that at the time of purchase have been rated and the ratings for which are not less than "P 1" (or its then equivalent) if rated by Moody's Investors Service, Inc. or any successor service thereto having a substantially similar rating system, or not less than "A 1" (or its then equivalent) if rated by Standard & Poor's Corporation or any successor service thereto having a substantially similar rating system, or an equivalent rating from either Dominion Bond Rating Services Limited or CBRS, Inc.; provided, however, the Borrowers may invest up to 20% of their Investments measured at the time of Investment made pursuant to paragraphs (a)-(f) and (v)-(x) hereof in commercial paper with a combined rating of "A-2/P-2" (or its then equivalent);

                  (d) demand notes issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at that time of purchase have a rating of at least "AA" (or its then equivalent) if rated by Standard & Poor's Corporation or any successor service thereto having a substantially similar rating system, or its equivalent by at least two (2) nationally recognized rating services, or an equivalent rating from either Dominion Bond Rating Services Limited or CBRS, Inc., and have a maturity date that does not exceed one (1) year beyond the date of purchase; provided, however, such Investments will be limited to the greater of $20 million per obligor or 20% of Investments made pursuant to paragraphs (a)-(f) and (v)-(x) hereof measured at the time of Investment.

                  (e) repurchase agreements, purchased through the Agent, or a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P 1" (or its then equivalent) if rated by Moody's Investors Service, Inc. or any successor service thereto having a substantially similar rating system, or not less than "A 1" (or its then equivalent) if rated by Standard & Poor's Corporation or any successor service thereto having a substantially similar rating system, or an equivalent rating from either Dominion Bond Rating Services Limited or CBRS, Inc., which repurchase agreements are collateralized by securities of the United States of America or any agency thereof in an amount equal to at least 102% of the amount of such Investment;

                  (f) shares of any so-called "money market fund" advised, serviced or sold by any of the Lenders or by any other financial institution provided that such fund is registered under the Investment Company Act of 1940, has net assets of at least $250,000,000, has an investment portfolio with an average maturity of 365 days or less and is not considered to be a "high-yield" fund;

                  (g) Investments existing on the date hereof and listed on
         Schedule 11.3 hereto;

                  (h) Investments by either Domestic Borrower in any Designated Subsidiary, Zale Canada or the other Domestic Borrower or by any Designated Subsidiary or Zale Canada in any Borrower or any other Designated Subsidiary, existing as of the Closing Date;

                  (i) Investments after the date hereof by (i) any of the Borrowers and the Designated Subsidiaries in any of the Excluded Subsidiaries, not to exceed $5,000,000 in the aggregate, and in order to enable such Subsidiaries to maintain their corporate existence and good standing or for other similar purposes, in an aggregate amount not to exceed $100,000, (ii) either of the Domestic Borrowers in Zale Canada or any of the Designated Subsidiaries in an aggregate amount not to exceed $25,000,000, (iii) any of the Designated Subsidiaries or Zale Canada in either of the Domestic Borrowers in an aggregate amount not to exceed $25,000,000, (iv) either of the Domestic Borrowers in JFS, solely in respect of operating expenses of JFS and capital expenditures of JFS, in an aggregate amount not to exceed $2,500,000 during any fiscal year of the Domestic Borrowers, and (v) either of the Domestic Borrowers in JNB, solely in respect of operating expenses of JNB and capital expenditures of JNB, in an aggregate amount not to exceed $20,000,000 during any fiscal year of the Domestic Borrowers;

                  (j) Investments existing on the Closing Date by Zale in Subsidiaries of Zale;

                  (k) Investments consisting of promissory notes received as proceeds of asset dispositions permitted by Section 11.5.2;

                  (l) Investments consisting of loans and advances to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business not to exceed $2,000,000 in the aggregate at any time outstanding;

                  (m) Investments (including, without limitation, contributions to capital) in ZFT, the Trust Certificates, the Trust Interest or similar Investments in any other Receivables Subsidiary and Investments in the Subordinated Note or similar Indebtedness under any Receivables Facility. Prior to making Investments in any newly formed Receivables Subsidiary, the Borrowers shall provide the Agent with any information necessary to supplement Schedule 9.18 hereto and such supplemental information, together with such schedule or prior supplements, shall thereupon be deemed to constitute Schedule 9.18 for purposes of this Credit Agreement;

                  (n) [Intentionally Omitted];

                  (o) Investments (i) in JNB consisting of obligations of JNB to Zale Delaware pursuant to the Merchant Agreement (ii) in a Subsidiary of any of the Borrowers which engages solely in the business of purchasing receivables from JNB and selling them to Zale Delaware and matters incidental thereto, in an aggregate amount not to exceed $1,000,000, (iii) consisting of loans to JCC or other Subsidiary described in clause (i) above which are simultaneously used to purchase receivables from JNB and such loans are similarly simultaneously repaid, and (iv) in receivables of any Subsidiary of any Borrower solely for the purpose of selling such receivables pursuant to the Receivables Facility Documents. Prior to making the Investments described in (i) of this paragraph (o), the Borrowers shall provide the Agent with any information necessary to supplement Schedule 9.18 hereto and such supplemental information, together with such schedule or prior supplements, shall thereupon be deemed to constitute Schedule 9.18 for purposes of this Credit Agreement;

                  (p) Investments in registered investment companies which invest solely in Investments otherwise permitted by this Section 11.3;

                  (q) Investments consisting of acquisitions of stock or assets to the extent permitted by Section 11.5.1;

                  (r) Investments in an amount up to the amount of funds under any Rabbi Trust, similar trust arrangement or account established or maintained by any of Zale and its Subsidiaries as permitted by Section 11.2(m), but in no event in excess of $10,000,000 in the aggregate;

                  (s) Investments in Zale stock, whether or not permitted under
         Section 11.4, in connection with the satisfaction of the Borrowers' or a Designated Subsidiary's obligations under the 401(k) plan and/or the Zale Omnibus Stock Incentive Plan or similar employee benefit plans maintained by the Borrowers and the Designated Subsidiaries, or any of them;

                  (t) Investments consisting of (i) Indebtedness permitted by Sections 11.1(e), (f), and (j), and (ii) guaranties of Indebtedness permitted by Sections 11.1(b) and (c);

                  (u) Marketable direct obligations of the State of Texas or its agencies and instrumentalities that at the time of purchase have been rated and the ratings for which are not less than "P" (or its then equivalent) if rated by Moody's Investors Service, Inc., or any successor service thereto having a substantially similar rating system or not less than "A" (or its then equivalent) if rated by Standard & Poor's Corporation or any successor service thereto having a substantially similar rating system;

                  (v) Municipal fixed and variable rate short-term securities that mature within one (1) year from the date of purchase by such Borrower or such Designated Subsidiary that at the time of purchase have been rated and the ratings for which are not less than "MIG-1/VMIG-1" (or its then equivalent) if rated by Moody's Investors Service, Inc. or any successor service thereto having a substantially similar rating system or not less than "SP-1+/A-1" (or its then equivalent) if rated by Standard & Poor's Corporation or any successor service thereto having a substantially similar rating system, or an equivalent rating from either Dominion Bond Rating Services Limited or CBRS, Inc.;

                  (w) Municipal fixed and variable rate medium-term securities that mature between one (1) and two (2) years from the date of purchase by such Borrower or such Designated Subsidiary that at the time of purchase have been rated and the ratings for which are not less than "Aa" (or its then equivalent) if rated by Moody's Investors Service, Inc. or any successor service thereto having a substantially similar rating system or not less than "AA" (or its then equivalent) if rated by Standard & Poor's Corporation or any successor service thereto having a substantially similar rating system, or an equivalent rating from either Dominion Bond Rating Services Limited or CBRS, Inc.; and

                  (x) other Investments not to exceed five percent (5%) of Consolidated Tangible Net Worth at the time any such Investment is made.

                  11.4. DISTRIBUTIONS. The Borrowers will not, and will not permit any of the Designated Subsidiaries to, make any Distributions; provided, however, that so long as no Default or Event of Default shall exist and be continuing, and none would exist after giving effect thereto (a) the Designated Subsidiaries and Zale Canada may make Distributions to either of the Domestic Borrowers and either of the Domestic Borrowers may make Distributions to the other Domestic Borrower, (b) the Borrowers and the Designated Subsidiaries, or any of them, may make Distributions permitted pursuant to Section 11.3(s), and
         (c) the Borrowers and the Designated Subsidiaries may make Distributions in an aggregate amount during any fiscal quarter not to exceed the sum of (i) 50% of the Consolidated Net Income of Zale and its Subsidiaries for the fiscal year of Zale ended as of July 31, 1999 plus (ii) 50% of the aggregate cumulative Consolidated Net Income of Zale and its Subsidiaries for each fiscal quarter of Zale ending on or after October 31, 1999 and prior to the date of such Distribution; provided, however, that the aggregate amount of such Distributions pursuant to this clause (c) during any fiscal year of Zale shall not exceed, (A) for the fiscal year of Zale ending prior to the first anniversary of the Closing Date, $60,000,000 (B) for the fiscal year of Zale ending after the first anniversary of the Closing Date but prior to the second anniversary of the Closing Date, $60,000,000, (C) for the fiscal year of Zale ending after the second anniversary of the Closing Date but prior to the third anniversary of the Closing Date, $80,000,000, (D) for the fiscal year of Zale ending after the third anniversary of the Closing Date but prior to the fourth anniversary of the Closing Date, $80,000,000 and (E) for each fiscal year of Zale ending after the fourth anniversary of the Closing Date, $100,000,000; provided, further, that if the aggregate amount of Distributions made pursuant to this clause (c) during any fiscal year of Zale shall be less than the applicable permitted amount set forth in the foregoing proviso for such fiscal year, then up to $5,000,000 of such unutilized amount may be utilized in the next succeeding fiscal year (but not any other succeeding fiscal year) so long as the limitations set forth in the foregoing clauses (i) and (ii) of this paragraph are not exceeded.

         11.5. MERGER, CONSOLIDATION AND DISPOSITION OF ASSETS.

                  11.5.1. MERGERS AND ACQUISITIONS. The Borrowers will not, and will not permit or suffer any of the Designated Subsidiaries to, become a party to any merger or consolidation, or agree to or effect any asset acquisition or stock acquisition (other than (x) the acquisition of assets in the ordinary course of business consistent with past practices, (y) acquisitions of assets consisting of Investments which are permitted by Sections 11.3(a), (b), (c), (d), (e), (f), (k), (m),
         (p), (r), (s) (u), (v) or (w) hereof, and (z) the formation of a newly formed Subsidiary pursuant to, and to the extent permitted by, Sections 11.3(m) or 11.3(o) hereof) except:

                           (a) so long as no Default or Event of Default would
                  result therefrom, the merger or consolidation of (i) one or more of the Designated Subsidiaries with and into one of the Borrowers, (ii) one or more of the other Subsidiaries of the Borrowers with and into one of the Borrowers or a Designated Subsidiary, (iii) two or more of the Designated Subsidiaries or (iv) a Borrower with and into the other Borrower; provided, that the surviving entity in any such merger permitted by this clause (a) shall be a Borrower or a Designated Subsidiary;

                           (b) acquisitions (exclusive of Consolidated Capital
                  Expenditures permitted by Section 12.4) of assets or stock so long as (i) the cash consideration for such acquisition does not exceed ten percent (10%) of Consolidated Tangible Net Assets at the time a definitive agreement for such acquisition is executed for any fiscal year, (ii) with respect to any such acquisitions of assets, the Domestic Borrowers, or either of them, take title to the assets so acquired, (iii) such assets or stock acquired are related to the business of one of the Borrowers or their Subsidiaries, and (iv) with respect to any such acquisitions of stock (A) simultaneously with the occurrence of such acquisition, the entity so acquired shall either be merged or consolidated with and into one of the Domestic Borrowers or shall transfer all of its assets (other than those required to satisfy liabilities) to the Domestic Borrowers, or either of them, or (B) the Agent shall have consented to such acquisition in writing in its sole discretion; provided, however, that with respect to any stock acquisition referred to in clause (B) above (1) upon the effectiveness of any such acquisition, the newly acquired Subsidiary shall become a Designated Subsidiary for all purposes under this Credit Agreement and each of the other Loan Documents (except for any provisions of this Credit Agreement relating to events, circumstances or agreements relating specifically to dates or periods prior to such newly acquired Subsidiary's having become a Designated Subsidiary under the Loan Documents), (2) prior to the effectiveness of any such acquisition, the Borrowers shall have provided the Agent with any information necessary to supplement Schedule 9.18 hereto and such supplemental information, together with such schedule and any prior supplements, shall thereupon be deemed to constitute Schedule
                  9.18 for all purposes of this Credit Agreement, (3) within one calendar year following the closing date of such acquisition,
                  (y) the newly acquired Subsidiary shall have either been merged or consolidated with and into either of the Domestic Borrowers or transferred all of its assets (other than those required to satisfy liabilities) to the Domestic Borrowers, or either of them, or (z) the Borrowers shall have caused such newly acquired Subsidiary to agree to guaranty the full payment and performance by the Borrowers of all of the Obligations pursuant to a guaranty agreement in form and substance reasonably satisfactory to the Agent and the Lenders; and

                           (c) acquisitions of Zale stock permitted by Section
                  11.3(s) or repurchases of Zale stock otherwise permitted by
                  Section 11.4.

                  11.5.2. DISPOSITION OF ASSETS. The Borrowers will not, nor will the Borrowers permit or suffer any of the Designated Subsidiaries to, become a party to or agree to or effect any disposition of assets, except for (a) sales of inventory (including in connection with the closing of stores) in the ordinary course of such Borrower's or such Designated Subsidiary's business; (b) sales of fixtures and equipment and other property no longer used or useful in such Borrower's or such Designated Subsidiary's business; (c) (i) transfers of ZFT Receivables to ZFT or any other Receivables Subsidiary pursuant to the Receivables Facility Documents, and (ii) solely with the consent of the Majority Banks, other sales, transfers or other dispositions of ZFT Receivables pursuant to and in accordance with any of the Receivables Facility Documents; (d) the natural expiration of intellectual property licenses in accordance with the terms thereof; (e) so long as no Event of Default has occurred and is continuing, sales of surplus assets listed on Schedule 11.5(e) hereto; (f) sales of Second Look Receivables on a non-recourse basis by any of the Borrowers or the Designated Subsidiaries to one or more finance companies so long as no such Second Look Receivables are sold at a discount in excess of 20% of the book value of such Second Look Receivables; and (g) so long as no Event of Default has occurred and is continuing, other sales or dispositions of assets (including sale and leaseback transactions entered into in accordance with Section 11.6) that are deemed appropriate by the Borrowers for fair market value not to exceed $15,000,000 in the aggregate during any fiscal year.

         11.6. DERIVATIVE TRANSACTIONS. The Borrowers will not, and will not permit any of the Designated Subsidiaries to, incur or permit to exist any Derivative Transactions, except in connection with the management of interest rate fluctuation risks, currency risks and metals commodities risks of the Borrowers or the Designated Subsidiaries and in no event shall any Derivative Transactions be incurred solely for speculative purposes.

         11.7. COMPLIANCE WITH ENVIRONMENTAL LAWS. The Borrowers will not, and will not permit any of the Designated Subsidiaries to, (i) use any of the Real Estate or any portion thereof for the handling, processing, storage or disposal of Hazardous Substances in violation of any applicable Environmental Law, (ii) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances which is in violation of any applicable Environmental Law, (iii) generate any Hazardous Substances on any of the Real Estate in violation of any applicable Environmental Law, (iv) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a release (i.e. releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) or threat of release of Hazardous Substances on, upon or into the Real Estate or (v) otherwise conduct any activity at any Real Estate or use any Real Estate in any manner that would violate any applicable Environmental Law or bring such Real Estate in violation of any applicable Environmental Law, which, in the case of any of clauses (i) through (v), would reasonably be expected to have a materially adverse effect on the business, financial condition or assets of the Borrowers and the Designated Subsidiaries taken as a whole.

         11.8. EMPLOYEE BENEFIT PLANS. Neither the Borrowers nor any ERISA Affiliate will:

                  (a) engage in any "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code which could reasonably be expected to result in a material liability for the Borrowers and the Designated Subsidiaries taken as a whole; or

                  (b) permit any Guaranteed Pension Plan to incur an "accumulated funding deficiency", as such term is defined in Section 302 of ERISA, whether or not such deficiency is or may be waived; or

                  (c) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could reasonably be expected to result in the imposition of a lien or encumbrance on the assets of any of the Borrowers or the Designated Subsidiaries pursuant to Section 302(f) or Section 4068 of ERISA; or

                  (d) permit or take any action which would result in the aggregate benefit liabilities (within the meaning of Section 4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Guaranteed Pension Plans, disregarding for this purpose the benefit liabilities and assets of any such Guaranteed Pension Plan with assets in excess of benefit liabilities, by more than the amount set forth in Section 9.15.3.

         11.9. TRANSACTIONS WITH AFFILIATES. Except as set forth on Schedule 9.14, the Borrowers will not, nor will the Borrowers permit or suffer any of the Designated Subsidiaries to, conduct any transactions among themselves or with any Affiliates of the Borrowers, other than (a) transactions in the ordinary course of such Borrower's or such Designated Subsidiary's business, consistent with past practices, and upon terms not materially less favorable to such Borrower or Designated Subsidiary than it could obtain in a comparable arm's-length transaction with a party other than such Borrower, such

Designated Subsidiary or such Affiliate, (b) transactions with ZFT or any other Receivables Subsidiary pursuant to the Receivables Facility Documents, (c) transactions described on Schedule 9.14; provided, however that such transactions shall in no event include any Investments which are not permitted by Section 11.3, and (d) Distributions made by the Borrowers and the Designated Subsidiaries to the extent otherwise permitted by Sections 11.4 hereof.

         11.10. RECEIVABLES FACILITY DOCUMENTS. The Borrowers will not, nor will the Borrowers permit or suffer any of the Designated Subsidiaries to, amend, supplement, restate or otherwise modify, or renew or extend, the terms of any of the Receivables Facility Documents as in effect as of the Closing Date without the prior written consent (which consent shall not be unreasonably withheld) of, and in form and substance reasonably satisfactory to, the Agent; provided, however, that nothing herein shall restrict or be deemed to restrict the issuance by the Borrowers or the Designated Subsidiaries, or any of them, of additional tranches of Indebtedness under the Receivables Facility Documents as in the form delivered to the Agent on the date hereof; and provided, further, that so long as no Default or Event of Default shall exist and be continuing, and so long as none would result therefrom, with prior written notice given to the Agent, the Borrowers and the Designated Subsidiaries may enter into such amendments, restatements, replacements, refinancings, supplements or other modifications to the Receivables Facility Documents which are not materially less favorable to the Borrowers and the Designated Subsidiaries so long as recourse to the assets of the Borrowers and the Designated Subsidiaries under the Receivables Facility Documents remains limited to claims against ZFT Receivables and collateral incidental thereto generally consistent with the Receivables Facility Documents as in effect on the Closing Date. For purposes of this Section 11.10, a replacement or refinancing shall not be deemed to be materially less favorable to the Borrowers and the Designated Subsidiaries solely because the interest rate applicable to notes or other evidences of indebtedness issued by the Receivables Subsidiary thereunder is higher than on those issued by ZFT or because of other increased costs associated with such replacement or refinancing or an increase in the amount of reserves required to be maintained in respect thereof or any similar such increased costs.

         11.11. ZALE PUERTO RICO. Notwithstanding anything contained herein to the contrary, the Borrowers will not permit the aggregate amount of Indebtedness owed by Zale Puerto Rico to Persons other than the Lenders, the Agent, or the Borrowers at any time to exceed $250,000; provided, however, that Zale Puerto Rico may incur Indebtedness permitted by Section 11.1(b).

         11.12. NEGATIVE PLEDGES. Except as provided in Section 1012 of the Note Indenture, and except pursuant to the provisions of any agreement or instrument creating any Permitted Lien on property or assets other than inventory (and which provisions restrict only the property or assets subject to such Permitted
Lien) and except pursuant to any provision of the Receivables Purchase Agreement or any substantially similar provisions under any other Receivables Facility Documents, the Borrowers will not, and will not permit any of the Designated Subsidiaries to, enter into any agreement or instrument which shall prohibit any of the Borrowers or the Designated Subsidiaries from granting security interests, mortgages, pledges or liens on, or otherwise encumbering, any of its property or assets to secure the Borrowers' obligations under this Credit Agreement or any refinancing, replacement, restatement, modification, supplement or amendment of this Credit Agreement.

         11.13. COMPLIANCE WITH CERTAIN NOTE INDENTURE COVENANTS. So long as the senior notes issued pursuant to the Note Indenture are outstanding and thereafter if any of the Indebtedness in respect of such senior notes has been repaid with the proceeds of any Loans made hereunder, the Borrowers will comply with each of the covenants listed below contained in the Note Indenture (including the defined terms therein), such covenants and definitions being incorporated by reference into this Section as if they were set forth in their entirety herein:

         Section 1008. Limitation on Indebtedness

         Section 1009. Limitation on Restricted Payments

         Section 1011. Disposition of Proceeds of Asset Sales

         Section 1012. Limitation on Liens

         Section 1013. Limitation on Guarantees by Restricted Subsidiaries

         Section 1015. Restrictions on Preferred Stock of Restricted
Subsidiaries

         Section 1016. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

         Section 1017. Limitation on Designation of Unrestricted Subsidiaries

         For purposes of this Section 11.13, each of the parties hereto agrees that the Obligations shall constitute "Pari Passu Indebtedness" for purposes of
Section 1011 of the Note Indenture and that the requirement in paragraph (c) of such Section 1011 that Zale make a "Pari Passu Offer" shall mean, for purposes of this Section 11.13, that Zale shall be required to reduce the Total Commitment and prepay the Obligations hereunder by the "Pari Passu Debt Amount" referred to therein in accordance with the provisions thereof.

         For purposes of this Section 11.13, the phrase in clause (i) of Section 1012 of the Note Indenture "the Securities, in the case of the Company, and the Guarantees, in the case of a Restricted Subsidiary that is a Guarantor" and the phrase in clause (ii) of Section 1012 of the Note Indenture "the Securities and Guarantees in the case of a Restricted Subsidiary that is a Guarantor," shall each be replaced by "the Obligations."

         For purposes of this Section 11.13, the requirement in paragraph (a) of
Section 1013 of the Note Indenture that a "Restricted Subsidiary" become a "Guarantor" under certain circumstances shall be a requirement that such "Restricted Subsidiary" deliver to the Agent a guarantee of the Obligations under such circumstances in form and substance reasonably satisfactory to the Agent and the Lenders.

         The incorporation by reference of certain covenants in this Section
11.13 shall include the incorporation herein of any provisions of such covenants in the Note Indenture which by their terms expressly provide that Zale and its Subsidiaries shall not be subject to such covenants upon the occurrence of certain events. The incorporation by reference of certain covenants in this
Section 11.13 shall also include the incorporation herein of the grace period provided for certain of such incorporated covenants contained in Section 501(d) of the Note Indenture, the failure to comply with any of such covenants not constituting an Event of Default under this Credit Agreement until 45 days after written notice of such failure has been given to the Borrowers by the Agent.

                    12. FINANCIAL COVENANTS OF THE BORROWERS.

         Each of the Borrowers covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit, or Note is outstanding or any Lender has any obligation to make any Loans or the Agent has any obligation to issue, extend or renew any Letters of Credit:

         12.1. CONSOLIDATED FUNDED DEBT TO CONSOLIDATED ADJUSTED EBITDA. As of the end of any period of four consecutive fiscal quarters the Borrowers will not permit the ratio of (a) Consolidated Funded Debt as of the end of such period to
(b) Consolidated Adjusted EBITDA for such period to be greater than 2.00:1.00.

         12.2. DEBT SERVICE. As of the end of any period of four consecutive fiscal quarters, the Borrowers will not permit the ratio of (a) the difference of (i) Consolidated EBITDA for such period of four consecutive fiscal quarters minus (ii) the aggregate amount of all federal income taxes paid in cash by Zale and its Subsidiaries during such period of four consecutive fiscal quarters to
(b) Consolidated Total Debt Service for such period of four consecutive fiscal quarters, to be less than 3.50:1.00.

         12.3. CONSOLIDATED TANGIBLE NET WORTH. As of the end of each fiscal quarter, the Borrowers will not permit Consolidated Tangible Net Worth, to be less than $600,000,000.

         12.4. CONSOLIDATED CAPITAL EXPENDITURES. The Borrowers will not make, or permit any Subsidiary of the Borrowers to make, Consolidated Capital Expenditures (excluding Consolidated Capital Expenditures incurred in connection with acquisitions of stock or assets permitted by Section 11.5.1 hereof) in any fiscal year covering the period set forth in the table below that, when added (without duplication) to the aggregate principal amount of Indebtedness incurred by the Borrowers and the Designated Subsidiaries in connection with the acquisition of personal property pursuant to Section 11.1(d) hereof during such fiscal year, exceed, in the aggregate, the amount set forth opposite such period in such table:

                    FISCAL YEAR:               AMOUNT:
                    -----------                ------
                         2000                  $100,000,000
                         2001                  $110,000,000
                         2002                  $125,000,000
                         2003                  $135,000,000
                         2004                  $135,000,000
                         2005                  $140,000,000

provided, however, that, if during any fiscal year the amount of Consolidated Capital Expenditures permitted for that fiscal year is not so utilized, up to $10,000,000 of such unutilized amount may be utilized in the next succeeding fiscal year but not in any subsequent fiscal year; provided, further, that in any fiscal year, any unutilized amounts carried forward from the immediately preceding fiscal year shall be available as permitted Consolidated Capital Expenditures first, prior to counting the actual Consolidated Capital Expenditures for such fiscal year against the permitted amount for such fiscal year.

                             13. CLOSING CONDITIONS.

         The obligations of the Lenders to make the initial Loans and of the Agent to issue any initial Letters of Credit shall be subject to the satisfaction of the following conditions precedent on or prior to March 30, 2000:

         13.1. LOAN DOCUMENTS. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Lenders. Each Lender shall have received a fully executed copy of each such document and, in the case of U.S. Lenders, the original Note payable to such U.S. Lender.

         13.2. CERTIFIED COPIES OF CHARTER DOCUMENTS AND OTHER DOCUMENTS. The Agent shall have received from each of the Borrowers a copy, certified by a duly authorized officer of such Person to be true and complete on the Closing Date, of each of (i) its charter or other incorporation documents as in effect on such date of certification, (ii) its by-laws as in effect on such date, and (iii) the Receivables Facility Documents as in effect on the Closing Date.

         13.3. CORPORATE ACTION. All corporate action necessary for the valid execution, delivery and performance by each of the Borrowers of this Credit Agreement and the other Loan Documents to which each is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Lenders shall have been provided to each of the Lenders.

         13.4. INCUMBENCY CERTIFICATE. Each of the Lenders shall have received from each of the Borrowers an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of such Borrower, and giving the name and bearing a specimen signature of each individual who shall be authorized: (i) to sign, in the name and on behalf of such Borrower, each of the Loan Documents to which such Borrower is or is to become a party; (ii) to make Loan Requests and Conversion Requests and to apply for Letters of

Credit; and (iii) to give notices and to take other action on its behalf under the Loan Documents.

         13.5. SETTLEMENT STATEMENT. The Agent shall have received from the Borrowers the most recent Settlement Statement.

         13.6. OPINION OF COUNSEL. Each of the Lenders, Canadian Agent and the Agent shall have received (a) a favorable legal opinion addressed to the Lenders and the Agent, dated as of the Closing Date, in form and substance reasonably satisfactory to the Lenders and the Agent, from Troutman Sanders LLP, counsel to the Domestic Borrowers and their Subsidiaries, (b) a favorable legal opinion addressed to the Lenders and the Canadian Agent, dated as of the Closing Date, in form and substance reasonably satisfactory to the Lenders, the Agent and the Canadian Agent, from Gowling, Strathy & Henderson, counsel to Zale Canada, and
(c) such other legal opinions as the Agent, Canadian Agent and the Lenders may reasonably request.

         13.7. PAYMENT OF FEES. The Borrowers shall have paid to the Lenders or the Agent, as appropriate, all fees, including the Agent's fee, due pursuant to Sections.7.1 and 7.2 and the terms of the Fee Letter and the Agent's Fee Letter, and the reasonable fees of counsel to the Agent and Canadian Agent incurred through and including the Closing Date.

         13.8. FINANCIAL STATEMENTS, ETC. The Agent and Canadian Agent shall have received (a) the consolidated balance sheet of Zale and its Subsidiaries as of the Balance Sheet Date, (b) the unaudited consolidated statement of income and consolidated statement of cash flow for Zale and its Subsidiaries, each for the fiscal quarter ended January 31, 2000, and (c) such other financial and other information as may be reasonably requested by the Agent and the Canadian Agent.

         13.9. MATERIALLY ADVERSE CHANGES. There shall not have occurred any materially adverse change in the financial condition, operations or assets of the Borrowers and the Designated Subsidiaries, taken as a whole, since the Balance Sheet Date.

         13.10. PROCEEDINGS AND DOCUMENTS. All proceedings in connection with the transactions contemplated by this Credit Agreement, the other Loan Documents and all other documents incident thereto shall be reasonably satisfactory in substance and in form to the Lenders, Canadian Agent, Agent and the Agent's Special Counsel, and the Lenders, the Agent, the Canadian Agent and the Agent's Special Counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Agent and Canadian Agent may reasonably request.

         13.11. FURTHER ASSURANCES. All corporate and judicial proceedings and all instruments and agreements to be executed and/or delivered in connection with the transactions among the Borrowers, the Agent, the Canadian Agent and the Lenders contemplated by the Loan Documents shall be reasonably satisfactory in form and substance to the Agent, Canadian Agent and the Lenders, and the Agent, Canadian Agent and the Lenders shall have received all such information and documents or papers reasonably requested by the Agent, Canadian Agent and the Lenders (it being understood that certain accountants' work papers and certain litigation-related materials may be privileged and not disclosable to the Agent, Canadian Agent and the Lenders, but that the Agent, Canadian Agent and the Lenders and their professional advisors shall be able to discuss with the Borrowers and their professional advisors the matters covered by such privileged materials in a manner sufficient to enable the Lenders to complete their due diligence).

                        14. CONDITIONS TO ALL BORROWINGS.

         The obligations of the Lenders to make any Loan, including the initial Loan, and of the Agent to issue, extend or renew any Letter of Credit, in each case whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

         14.1. REPRESENTATIONS TRUE; NO EVENT OF DEFAULT. Each of the representations and warranties of any of the Borrowers and the Designated Subsidiaries contained in this Credit Agreement, the other Loan Documents or in any document or instrument required to be delivered pursuant to or in connection with this Credit Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of such Loan or the issuance, extension or renewal of such Letter of Credit, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing.

         14.2. NO LEGAL IMPEDIMENT. No change shall have occurred in any material law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Lender would make it illegal for such Lender to make such Loan, or to participate in the issuance, extension or renewal of such Letter of Credit or in the reasonable opinion of the Agent would make it illegal for the Agent to issue, extend or renew such Letter of Credit.

         14.3. GOVERNMENTAL REGULATION. Each Lender shall have received such statements in substance and form reasonably satisfactory to such Lender as such Lender shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

         14.4. PAYMENT OF FEES. The Borrowers shall have paid all fees then due and payable by them under this Credit Agreement, the Fee Letter, the Agent's Fee Letter or any other Loan Document including, the Letter of Credit Fees and the commitment fees.

                    15. EVENTS OF DEFAULT; ACCELERATION; ETC.

         15.1. EVENTS OF DEFAULT AND ACCELERATION. If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:

                  (a) the Borrowers shall fail to pay any principal of the Loans or any Reimbursement Obligation when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

                  (b) the Borrowers shall fail to pay any interest on the Loans, the commitment fee, any Letter of Credit Fees, the Agent's fee, or other sums due hereunder or under any of the other Loan Documents, within three (3) Business Days of the date when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

                  (c) the Borrowers shall fail to comply with (i) any of their covenants contained in Section 10 (other than Sections 10.2, 10.3, 10.7 or 10.13), Section 11 (other than Sections 11.1, 11.2, 11.3, 11.4(c),
         11.7, 11.8 or 11.11) or 12; or (ii) any of their covenants contained in Sections 11.1, 11.2, 11.3 or 11.8 for more than five (5) days after the occurrence of such failure to comply;

                  (d) the Borrowers shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this Section 15.1) for thirty (30) days after written notice of such failure has been given to the Borrowers by the Agent;

                  (e) any representation or warranty of the Borrowers in this Credit Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Credit Agreement shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated and shall continue to be false;

                  (f) any of the Borrowers or the Designated Subsidiaries shall fail to pay at maturity, or within any applicable period of grace, any obligation for borrowed money or credit received in excess of $10,000,000 in the aggregate, including, without limitation, in respect of any Capitalized Leases, or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money or credit received in excess of $10,000,000 in the aggregate, including, without limitation, in respect of any Capitalized Leases, for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof;

                  (g) any of the Borrowers or any Subsidiary of Zale shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of such Borrower or such Subsidiary of Zale, or of any substantial part of the assets of such Borrower or such Subsidiary of Zale, or shall commence any case or other proceeding relating to such Borrower or such Subsidiary of Zale under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or any such petition or application shall be filed or any such case or other proceeding shall be commenced against such Borrower or such Subsidiary of Zale and such Borrower or such Subsidiary of Zale shall indicate its written approval thereof, written consent thereto or formal acquiescence therein;

                  (h) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating any of the Borrowers or any Subsidiary of Zale bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of any of the Borrowers or any Subsidiary of Zale in any involuntary case under any U.S. or foreign bankruptcy laws as now or hereafter constituted or, if earlier, sixty (60) days shall pass from the date of filing of such involuntary case without the dismissal thereof;

                  (i) there shall remain in force, undischarged, unsatisfied and unstayed, for more than sixty (60) days, whether or not consecutive, any final judgment against any Borrower or any Subsidiary of Zale that, with other outstanding final, non-appealable, judgments, undischarged, against the Borrowers or any Subsidiary of Zale exceeds in the aggregate $5,000,000;

                  (j) any of the Loan Documents shall be canceled, terminated, revoked or rescinded other than with the express prior written agreement, consent or approval of the requisite Lenders in accordance with Section 29, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of any Borrower party thereto or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any material provision of one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

                  (k) with respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred and such event would reasonably be expected to result in liability of any Borrower or any Designated Subsidiary to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $1,000,000 and such event in the circumstances occurring reasonably would constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan; or a trustee shall have been appointed by the United States District Court to administer such Guaranteed Pension Plan; or the PBGC shall have instituted proceedings to terminate such Guaranteed Pension Plan;

                  (l) any Borrower or any Designated Subsidiary shall be enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting any significant part of its domestic business in the continental United States and such order shall continue in effect for more than thirty
         (30) days;

                  (m) there shall occur any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty, which in any such case causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of any Borrower or any Designated Subsidiary if such event or circumstance is not covered by business interruption insurance and would have a materially adverse effect on the business or financial condition of the Borrowers and the Designated Subsidiaries taken as a whole;

                  (n) Zale shall, at any time, legally or beneficially own less than one hundred percent (100%) of the issued and outstanding shares of the capital stock of Zale Delaware (unless Zale and Zale Delaware are merged or consolidated as permitted by Section 11.5.1 hereof);

                  (o) there shall occur any event which would allow any purchaser to cease to purchase receivables pursuant to the Receivables Facility Documents or begin to amortize (other than scheduled amortization contemplated by the Receivables Facility Documents) the underlying Indebtedness used to finance the purchase of receivables, in either case, prior to a date scheduled (or a date elected by the Borrowers) under such Receivables Facility Documents;

                  (p) any of the Borrowers or the Designated Subsidiaries shall make Distributions during any fiscal year in excess of the limitations set forth in Section 11.4(c), whether or not such Distributions were permitted by the terms of such clause at the time when made; provided, however, that any Distribution with respect to any fiscal year shall not be an Event of Default because of losses occurring after the end of the fiscal year in which such Distribution was made; or

                  (q) there shall occur any Change of Control;

then, in any such event, so long as the same may be continuing, the Agent may, and upon the request of the Majority Lenders shall, by notice in writing to the Borrowers, declare all amounts owing with respect to this Credit Agreement, the Notes and the other Loan Documents and all Reimbursement Obligations to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each of the Borrowers; provided that in the event of any Event of Default specified in Sections 15.1(g) or 15.1(h), all such amounts shall become immediately due and payable automatically, without any requirement of notice from the Agent or any Lender, and without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived. In addition, the Agent may make one or more claims against one or more of the Domestic Borrowers under Sections 7.15 and 8.

         15.2. TERMINATION OF COMMITMENTS. If any one or more of the Events of Default specified in Section 15.1(g) or Section 15.1(h) shall occur, any unused portion of the credit hereunder shall forthwith terminate and each of the Lenders shall be relieved of all further obligations to make Loans to the Borrowers and the Agent shall be relieved of all further obligations to issue, extend or renew Letters of Credit. If any other Event of Default shall have occurred and be continuing, the Agent and Canadian Agent may and, upon the request of the Majority Lenders shall, by notice to the Borrowers specifying the applicable Event of Default or Events of Default, terminate the unused portion of the credit hereunder, and upon such notice being given such unused portion of the credit hereunder shall terminate immediately and each of the Lenders shall be relieved of all further obligations to make Loans and the Agent shall be relieved of all further obligations to issue, extend or renew Letters of Credit. No termination of the credit hereunder shall relieve the Borrowers of any of the Obligations or, without in any way limiting any rights of any of the Agent and the Canadian Agent or the Lenders to exercise any remedies available to them hereunder or under any of the other Loan Documents or at law or in equity, or relieve the Agent, the Canadian Agent or any Lender of common law, if any, or contractual confidentiality obligations to the Borrowers.

         15.3. REMEDIES. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Lenders shall have accelerated the maturity of the Loans pursuant to Section 15.1, each Lender, if owed any amount with respect to the Loans, or the Reimbursement Obligations, may proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Credit Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Lender are evidenced, including as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Lender. No remedy herein conferred upon any Lender or the Agent or Canadian Agent or the holder of any Note or the purchaser of any Letter of Credit Participation is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

         15.4. CASH COLLATERAL TO SECURE OUTSTANDING LETTERS OF CREDIT. In case any one or more Events of Default shall have occurred and be continuing, and whether or not the Lenders shall have accelerated the maturity of the Loans pursuant to Section 15.1, the Agent may, or at the request of the Majority Lenders shall, require the Borrowers to furnish upon one day's notice cash collateral to secure the Borrowers' Obligations with respect to any Letters of Credit at the time outstanding in an amount equal to one hundred percent (100%) of the Maximum Drawing Amount of each such Letter of Credit as of such date and according to a Cash Collateral Agreement.

         15.5. REPAYMENTS OF LOANS AND DISTRIBUTION OF PROCEEDS AFTER EVENT OF DEFAULT. In the event that following the occurrence and during the continuance of an Event of Default, the Agent, Canadian Agent or any Lender, as the case may be, receives any monies in connection with the enforcement of any of the Loan Documents, such monies shall be distributed for application as follows:

                  (a) First, to the payment of, or (as the case may be) the reimbursement of the Agent or Canadian Agent for or in respect of, all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Agent or

         Canadian Agent in connection with the collection of such monies by the Agent or Canadian Agent, for the exercise, protection or enforcement by the Agent or Canadian Agent of all or any of the rights, remedies, powers and privileges of the Agent or Canadian Agent, for the benefit of the Lenders, under this Credit Agreement or any of the other Loan Documents or in support of any provision of adequate indemnity to the Agent or Canadian Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Agent or Canadian Agent to such monies;

                  (b) Second, to all other Obligations in such order or preference as the Majority Lenders may determine; provided, however, that (i) distributions in respect of such obligations shall be made pari passu among Obligations with respect to the Agent's fees payable pursuant to Section 7.2 and the Fee Letter and all other Obligations and (ii) Obligations owing to the Lenders with respect to each type of Obligation such as interest, principal, fees and expenses, shall be made among the Lenders pro rata in accordance with each Lender's relative interest in such type of Obligation (taking into account for purposes of this subsection (b)(ii), on a Dollar Equivalent basis, each Lender's interest in the Total Commitment); and provided, further, that the Agent may in its discretion make proper allowance to take into account any Obligations not then due and payable; and

                  (c) Third, the excess, if any, shall be returned to the Borrowers or to such other Persons as are entitled thereto.

         In the event that any Lender receives money pursuant to Section 15.5(b)(ii) above which exceeds, in aggregate, such Lender's pro rata share of the Dollar Equivalent of the Total Commitment, or following an Event of Default any Lender has an unfunded U.S. Commitment or an unfunded Canadian Commitment which on a proportionate basis vis-a-vis the Total Commitment is greater than the unfunded U.S. Commitment or the unfunded Canadian Commitment of the other Lenders, such Lender shall, if requested by the Agent or the Canadian Agent, immediately make such disposition and arrangements with the other Lenders with respect to the amount of excess, either by way of purchase of participations, distribution, pro tanto assignment or claims, subrogation or otherwise, as shall result in each Lender receiving its pro rata share of such monies based upon the sum of the Dollar Equivalent of the Total Commitment.

                                   16. SETOFF.

         Regardless of the adequacy of any collateral, during the continuance of any Event of Default, any deposits or other sums credited by or due from any of the Lenders or the Agent or the Canadian Agent to the Borrowers may be applied to or set off by such Lender or the Agent or Canadian Agent on behalf of such Lender against the payment of Obligations then due and payable and any and all other liabilities, direct or indirect, absolute or contingent, now due or to become due, now existing or hereafter arising, of the Borrowers to such Lender. Each of the Lenders agrees with each other Lender that (a) if an amount to be set off is to be applied to Indebtedness of the Borrowers to such Lender, other than Indebtedness evidenced by the Notes held by such Lender or, as the case may be, constituting Reimbursement Obligations owed to such Lender, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by all such

Notes held by such Lender or, as the case may be, constituting Reimbursement Obligations owed to such Lender, and (b) if such Lender shall receive from any Borrower, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Notes, held by, or, as the case may be, constituting Reimbursement Obligations owed to, such Lender, by proceedings against the Borrowers at law or in equity in accordance with the terms of this Credit Agreement, or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Note or Notes held by, or, as the case may be, Reimbursement Obligations owed to, such Lender any amount in excess of its ratable portion of the payments received by all of the Lenders with respect to the Notes held by or, as the case may be, Reimbursement Obligations owed to, all of the Lenders, such Lender will make such disposition and arrangements with the other Lenders with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Lender receiving in respect of the Notes held by it or, as the case may be, Reimbursement Obligations owed it, its proportionate payment as contemplated by this Credit Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Lender, such disposition and arrangements shall be promptly rescinded and the amount promptly restored to the extent of such recovery, but without interest.

                                 17. THE AGENT.

         17.1. AUTHORIZATION.

                  (a) Each of the Agent and Canadian Agent is authorized to take such action on behalf of each of the Lenders and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Agent or Canadian Agent, together with such powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agent or Canadian Agent.

                  (b) The relationship between the Agent, Canadian Agent and each of the Lenders is that of an independent contractor. The use of the term "Agent" is for convenience only and is used to describe, as a form of convention, the independent contractual relationship between the Agent, Canadian Agent and each of the Lenders. Nothing contained in this Credit Agreement nor the other Loan Documents shall be construed to create an agency, trust or other fiduciary relationship between the Agent, Canadian Agent and any of the Lenders.

                  (c) As an independent contractor empowered by the Lenders to exercise certain rights and perform certain duties and responsibilities hereunder and under the other Loan Documents, the Agent is nevertheless a "representative" of the Lenders, as that term is defined in Article 1 of the Uniform Commercial Code, for purposes of actions for the benefit of the Lenders and the Agent and Canadian Agent with respect to all collateral security and guaranties contemplated by the Loan Documents. Such actions include the designation of the Agent and Canadian Agent as "secured party", "mortgagee" or the like on all financing statements and other documents and instruments, whether recorded or otherwise, relating to the attachment, perfection, priority or enforcement of any security interests, mortgages or deeds of trust in collateral security intended to secure the payment or performance of any of the Obligations, all for the benefit of the Lenders and the Agent and Canadian Agent.

         17.2. EMPLOYEES AND AGENTS. The Agent and Canadian Agent may exercise their powers and execute their duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to their rights and duties under this Credit Agreement and the other Loan Documents. The Agent and Canadian Agent may utilize the services of such Persons as the Agent and Canadian Agent in their sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrowers.

         17.3. NO LIABILITY. Neither the Agent, the Canadian Agent nor any of their respective shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent, Canadian Agent or such other Person, as the case may be, shall be liable for losses due to its willful misconduct or gross negligence.

         17.4. NO REPRESENTATIONS. The Agent and Canadian Agent shall not be responsible for the execution or validity or enforceability of this Credit Agreement, the Notes, the Letters of Credit, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrowers, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Notes or to inspect any of the properties, books or records of the Borrowers or any of their Subsidiaries. The Agent and Canadian Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrowers or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. Neither the Agent nor the Canadian Agent have made nor do they now make any representations or warranties, express or implied, nor do they assume any liability to the Lenders, with respect to the creditworthiness or financial condition of the Borrowers or any of their Subsidiaries. Each Lender acknowledges that it has, independently and without reliance upon the Agent, the Canadian Agent or any other Lender, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement.

         17.5. PAYMENTS.

                  17.5.1. PAYMENTS TO AGENT AND CANADIAN AGENT. A payment by the Borrowers to the Agent or Canadian Agent hereunder or under any of the other Loan Documents for the account of any Lender shall constitute a payment to such Lender. The Agent and Canadian Agent agree promptly to distribute to each Lender such Lender's pro rata share of payments received by the Agent or the Canadian Agent, as the case may be, for the account of the U.S. Lenders or Canadian Lenders, as the case may be, except as otherwise expressly provided herein or in any of the other Loan Documents.

                  17.5.2. DISTRIBUTION BY AGENT AND CANADIAN AGENT. If in the opinion of the Agent or Canadian Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent or the Canadian Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent or the Canadian Agent, as the case may be, its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

                  17.5.3. DELINQUENT LENDERS. Notwithstanding anything to the contrary contained in this Credit Agreement or any of the other Loan Documents, any Lender that fails (i) to make available to the Agent or the Canadian Agent, as the case may be, its pro rata share of any Loan or to purchase any Letter of Credit Participation or (ii) to comply with the provisions of Section 16 with respect to making dispositions and arrangements with the other Lenders, where such Lender's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Lenders, in each case as, when and to the full extent required by the provisions of this Credit Agreement, shall be deemed delinquent (a "Delinquent Lender") and shall be deemed a Delinquent Lender until such time as such delinquency is satisfied. A Delinquent Lender shall be deemed to have assigned any and all payments due to it from the Borrowers, whether on account of outstanding Loans, Unpaid Reimbursement Obligations, interest, fees or otherwise, to the remaining nondelinquent Lenders for application to, and reduction of, their respective pro rata shares of all outstanding Loans, and Unpaid Reimbursement Obligations. The Delinquent Lender hereby authorizes the Agent, as the case may be, or the Canadian Agent to distribute such payments to the nondelinquent Lenders in proportion to their respective pro rata shares of all outstanding Loans and Unpaid Reimbursement Obligations. A Delinquent Lender shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans and Unpaid Reimbursement Obligations of the nondelinquent Lenders the Lenders' respective pro rata shares of all outstanding Loans, and Unpaid Reimbursement Obligations have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

         17.6. HOLDERS OF NOTES. The Agent and the Canadian Agent may deem and treat the payee of any Note or the purchaser of any Letter of Credit Participation or other transfer of any interest in a Canadian Loan as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

         17.7. INDEMNITY. The U.S. Lenders ratably agree hereby to indemnify and hold harmless the Agent and the Canadian Lenders ratably agree hereby to indemnify and hold harmless the Canadian Agent from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agent or Canadian Agent, as the case may be, has not been reimbursed by the Borrowers as required by
Section 18), and liabilities of every nature and character arising out of or related to this Credit Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Agent's or the Canadian Agent's, as the case may be, actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agent's or the Canadian Agent's, as the case may be, willful misconduct or gross negligence.

         17.8. AGENT AND CANADIAN AGENT AS LENDERS. In its individual capacity, FNB shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes, and as the purchaser of any Letter of Credit Participations, as it would have were it not also the Agent. In its individual capacity, Canadian Imperial Bank of Commerce shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes, as it would have were it not also the Canadian Agent.

         17.9. RESIGNATION; REMOVAL. The Agent or Canadian Agent may resign at any time by giving sixty (60) days prior written notice thereof to the Lenders and the Borrowers. The Agent shall resign, at the request of the Borrowers, if its U.S. Commitment is reduced to an amount less than $25,000,000. Upon any such resignation, the Majority Lenders shall have the right to appoint a successor Agent or Canadian Agent, as the case may be. In the case of the resignation by the Agent, unless an Event of Default shall have occurred and be continuing, such successor Agent or Canadian Agent, as the case may be, shall be reasonably acceptable to the Borrowers, and in the case of a successor Agent, shall have a U.S. Commitment of not less than $25,000,000 (after giving effect to such appointment). If no successor Agent or Canadian Agent, as the case may be, shall have been so appointed by the Majority Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's or Canadian Agent's, as the case may be, giving of notice of resignation, then the retiring Agent or Canadian Agent, as the case may be, may, on behalf of the Lenders, appoint a successor Agent or Canadian Agent, as the case may be, which shall be a financial institution having a rating of not less than A or its equivalent by Standard & Poor's Corporation and which, unless an Event of Default shall have occurred and be continuing, shall be reasonably acceptable to the Borrowers. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, as the case may be, such successor Agent or Canadian Agent, as the case may be, shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, or Canadian Agent, as the case may be, and the retiring Agent, or Canadian Agent, as the case may be, shall be discharged from its duties and obligations hereunder. After any retiring Agent's or Canadian Agent's, as the case may be, resignation, the provisions of this Credit Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent or Canadian Agent, as the case may be. The Agent or Canadian Agent may be removed by a vote of the Majority Lenders for cause or in the event that FNB or any successor Agent shall have entered into assignments of its interest under this Credit Agreement resulting in its U.S. Commitment being reduced to an amount less than $25,000,000 or Canadian Imperial Bank of Commerce or any successor Canadian Agent shall have entered into assignments of its interest under this Credit Agreement resulting in its Canadian Commitment being reduced to an amount less than C$10,000,000. In the event of any such removal of the Agent or Canadian Agent pursuant to the foregoing, the provisions of this Section 17.9 shall apply to the appointment of a successor.

         17.10. NOTIFICATION OF DEFAULTS AND EVENTS OF DEFAULT. Each Lender hereby agrees that, upon learning of the existence of a Default or an Event of Default, it shall promptly notify the Agent and the Canadian Agent thereof, but it shall have no liability for failure to do so. The Agent and the Canadian Agent hereby agrees that upon receipt of any notice under this Section 17.10 it shall promptly notify the other Lenders of the existence of such Default or Event of Default.

                                  18. EXPENSES.

         The Borrowers agree to pay (i) the reasonable costs of the Agent or the Arranger, of producing and reproducing this Credit Agreement, the other Loan Documents and the other agreements and instruments mentioned herein; (ii) any taxes (including any interest and penalties in respect thereof) payable by the Agent, the Arranger or any of the Lenders (other than franchise taxes or taxes based upon the Agent's, the Arranger's, or any Lender's net income) on or with respect to the transactions contemplated by this Credit Agreement (the Borrowers hereby agreeing to indemnify the Agent, the Arranger and each Lender with respect thereto); (iii) the reasonable fees, expenses and disbursements of the Agent's Special Counsel incurred in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, each closing hereunder, and amendments, modifications, approvals, consents or waivers hereto or hereunder; (iv) the reasonable fees, expenses and disbursements of the Agent and the Arranger incurred by the Agent or the Arranger in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein; (v) all reasonable out-of-pocket expenses incurred by the Agent in connection with monitoring the transactions contemplated hereby, in each case in accordance with the terms of this Credit Agreement; and (vi) all reasonable out-of-pocket expenses (including without limitation reasonable attorneys' fees and costs, which attorneys may be employees of any Lender, the Agent, the Canadian Agent or the Arranger) incurred by any Lender, the Agent, the Canadian Agent or the Arranger in connection with (A) the enforcement of or preservation of rights under any of the Loan Documents (including without limitation, in connection with any workout or restructuring) against the Borrowers or the administration thereof after the occurrence of a Default or Event of Default and (B) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to any Lender's, the Agent's, the Canadian Agent's or the Arranger's relationship with the Borrowers or any of their Subsidiaries. Notwithstanding the foregoing, the Borrowers shall not in any event be obligated to reimburse the Agent, the Arranger or any Lender, for any expenses that arise (i) out of such Person's own gross negligence or willful misconduct or for breach of its own obligations under this Agreement; (ii) in connection with any final, non-appealable judgment in any Borrower's favor against any such Person by a court of competent jurisdiction; (iii) out of any settlement with a party other than a Borrower or an Affiliate thereof which was entered into by such Person without the prior written consent of such Borrower, unless such Borrower has been notified of such proposed settlement and has not assumed responsibility for defense of such claim and has not prosecuted such claim within ninety (90) days of such notice; or
(iv) in the case of Zale Canada, in connection with any other Person. The covenants of this Section 18 shall survive payment or satisfaction of all other Obligations.

                              19. INDEMNIFICATION.

         The Borrowers agree to indemnify and hold harmless the Agent, the Arranger and the Lenders from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character, arising out of (a) this Credit Agreement or any of the other Loan Documents or the transactions contemplated hereby or any actual or proposed use by the Borrowers of the proceeds of any of the Loans or Letters of Credit, (b) the Borrowers entering into or performing this Credit Agreement or any of the other Loan Documents, (c) with respect to the Borrowers, the Designated Subsidiaries and their respective properties and assets, the violation of any Environmental Law, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to, claims with respect to wrongful death, personal injury or damage to property), or (d) any sales, use, transfer, documentary and stamp taxes (but excluding any taxes based upon or measured by the income or profits of any Lender, the Arranger, the Canadian Agent or the Agent) and any recording and filing fees paid by the Agent, the Canadian Agent, the Arranger or the Lenders and which arise by reason of the transactions contemplated hereby or by any of the other Loan Documents, in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding; provided, however, that such indemnity shall not apply to the portion, if any, of any such losses, claims, damages, liabilities or related expenses of any Person seeking indemnification (i) that is determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the willful misconduct or gross negligence of the Person seeking indemnification; (ii) that results solely and directly from any breach by such Person seeking indemnification of its obligations under this Credit Agreement;
(iii) that arise out of any settlement with a party other than a Borrower or an Affiliate thereof which was entered into by such Person without the prior written consent of such Borrower, unless such Borrower has been notified of such proposed settlement and has not assumed responsibility for defense of such claims and has not prosecuted such claim within ninety (90) days of such notice; or (iv) that is for reimbursement of amounts paid or payable by any such Person pursuant to any final, nonappealable judgment in any Borrower's favor against such Person by a court of competent jurisdiction. In litigation, or the preparation therefor, the Lenders, the Arranger, and the Agent shall be entitled to select counsel to act on behalf of the Lenders, the Arranger, the Canadian Agent and the Agent and, in addition to the foregoing indemnity, the Borrowers agree to pay promptly the reasonable fees and expenses of such counsel; provided, however, that in the event of any conflict of interest between or among any Lender, the Arranger, and the Agent, the Person or Persons with such conflict of interest shall be entitled to select its or their own counsel (which counsel may be the employee of such Person or Persons), and, in addition to the foregoing indemnity, the Borrowers also jointly and severally agree to pay promptly the reasonable fees and expenses of such counsel; provided, further, that notwithstanding anything contained herein to the contrary, Zale Canada shall be obligated to indemnify any Lender, the Arranger and/or the Agent for any claims, actions, suits, liabilities, losses, damages and expenses under this Section 19 only to the extent that the same relate directly to Zale Canada, and not to any other Borrower or any other Person. Prior to the settlement of any claim hereunder, the Agent, the Canadian Agent, the Lender and the Arranger agree to notify the Borrowers of such proposed settlement. If, and to the extent that, the obligations of the Borrowers under this Section 19 are unenforceable for any reason, each of the Borrowers hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The covenants contained in this Section 19 shall survive payment or satisfaction in full of all other Obligations.

                         20. SURVIVAL OF COVENANTS, ETC.

         All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrowers or any of the Designated Subsidiaries pursuant hereto shall be deemed to have been relied upon by the Lenders, the Canadian Agent and the Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Lenders of any of the Loans and the issuance, extension or renewal of any Letters of Credit, as herein contemplated, and shall continue in full force and effect so long as any Letter of Credit or any amount due under this Credit Agreement or the Notes or any of the other Loan Documents remains outstanding or any Lender has any obligation to make any Loans or the Agent has any obligation to issue, extend or renew any Letter of Credit, and for such further time as may be otherwise expressly specified in this Credit Agreement.

               21. TREATMENT OF CERTAIN CONFIDENTIAL INFORMATION.

         21.1. SHARING OF INFORMATION WITH SECTION 20 SUBSIDIARY. The Borrowers acknowledge that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrowers or one or more of its Designated Subsidiaries, in connection with this Credit Agreement or otherwise, by a Section 20 Subsidiary. The Borrowers, for itself and each of its Subsidiaries, hereby authorizes (a) such Section 20 Subsidiary to share with the Agent any information delivered to such Section 20 Subsidiary by the Borrowers or any of its Designated Subsidiaries, and (b) the Agent to share with such
Section 20 Subsidiary any information delivered to the Agent by the Borrowers or any of its Designated Subsidiaries pursuant to this Credit Agreement, or in connection with the decision of the Agent to enter into this Credit Agreement; it being understood, in each case, that any such Section 20 Subsidiary receiving such information shall be bound by the confidentiality provisions of this Credit Agreement and shall use such information only in connection with this Credit Agreement or any participation, replacement, substitution or other financing. Such authorization shall survive the payment and satisfaction in full of all of Obligations.

         21.2. CONFIDENTIALITY. Each of the Lenders and the Agent agrees, on behalf of itself and each of its affiliates, directors, officers, employees and representatives, to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature and in accordance with safe and sound practices, any non-public information supplied to it by the Borrowers or any of the Designated Subsidiaries pursuant to this Credit Agreement that is identified by such Person as being confidential at the time the same is delivered to the Lender, or the Agent, provided that nothing herein shall limit the disclosure of any such information (a) after such information shall have become public other than through a violation of this Section 21, (b) to the extent required by statute, rule, regulation or judicial process, (c) to counsel for any of the Lenders, or the Agent, (d) to bank examiners, the National Association of Insurance Commissioners or any other U.S. federal or foreign regulatory authority having jurisdiction over any Lender, or the Agent, or to auditors or accountants, (e) to the Agent, any Lender or any Section 20 Subsidiary, (f) in connection with any litigation to which the Agent or any Section 20 Subsidiary is a party, or in connection with the enforcement of rights or remedies hereunder or under any other Loan Document, (g) to a Designated Subsidiary or affiliate of such Lender as provided in Section 21.1 or (h) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant agrees to be bound by the provisions of Section 22.

         21.3. PRIOR NOTIFICATION. Unless specifically prohibited by applicable law or court order, each of the Lenders, and the Agent shall, prior to disclosure thereof, notify the Borrowers of any request for disclosure of any such non-public information by any governmental agency or representative thereof (other than any such request in connection with a routine examination of such Lender by such governmental agency) or pursuant to legal process.

         21.4. OTHER. In no event shall any Lender or the Agent be obligated or required to return any materials furnished to it or any Section 20 Subsidiary by the Borrowers or any of the Designated Subsidiaries. The obligations of each Lender under this Section 21 shall supersede and replace the obligations of such Lender under any confidentiality letter in respect of this financing signed and delivered by such Lender to the Borrowers prior to the date hereof and shall be binding upon any assignee of, or purchaser of any participation in, any interest in any of the Loans or Reimbursement Obligations from any Lender.

                        22. ASSIGNMENT AND PARTICIPATION.

         22.1. CONDITIONS TO ASSIGNMENT BY LENDERS. Except as provided herein, each Lender may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Credit Agreement (including all or a portion of its U.S. Commitment and/or Canadian Commitment and the same portion of the Loans at the time owing to it, the Notes held by it and its participating interest in the risk relating to any Letters of Credit); provided that (a) the Agent shall have given its prior written consent to such assignment, (b)(i) so long as no Default or Event of Default has occurred and is continuing, the Borrowers shall have given their prior written consent to such assignment, which consent will not be unreasonably withheld or delayed, and (ii) during the continuance of any Default or Event of Default, the Borrowers shall have given their prior written consent in the case of any such assignment to an Excluded Assignee, (c) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Credit Agreement, (d) each assignment shall be in an amount that is at least equal to (i) with respect to U.S. Loans, $5,000,000, and
(ii) with respect to Canadian Loans, the Dollar Equivalent of $2,500,000, (e) no Lender shall enter into an assignment which would result in such Lender's aggregate U.S. Commitment and Canadian Commitment being reduced to less than a Dollar Equivalent of $10,000,000, except that any Lender may assign all of its rights and obligations under this Credit Agreement and reduce its aggregate U.S. Commitment and Canadian Commitment to $0, and (f) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance, substantially in the form of Exhibit E hereto (an "Assignment and Acceptance"), together with any Notes subject to such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (i) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder, and (ii) the assigning Lender shall, to the extent provided in such assignment and upon payment to the Agent of the registration fee referred to in Section 22.4, if applicable, be released from its obligations under this Credit Agreement. Notwithstanding the foregoing, any assigning Lender shall retain its rights to be indemnified pursuant to Section 19 hereof with respect to claims, actions and suits arising from events or circumstances occurring prior to the date of such assignment.

         22.2. ACCESSION. Except as otherwise provided herein, Eligible Assignees (each such Eligible Assignee, an "Acceding Bank") may, at the request of the Borrowers and with the consent of the Agent, become party to this Credit Agreement by entering into an Instrument of Accession in substantially the form of Exhibit F hereto (an "Instrument of Accession") with the Borrowers, the Canadian Agent and the Agent and assuming thereunder a U.S. Commitment and/or a Canadian Commitment, in an amount to be agreed upon by the Borrowers, such Acceding Bank, the Canadian Agent or the Agent, as the case may be, to make U.S. Loans and/or Canadian Loans, as the case may be, and participate in the risk relating to the Letters of Credit pursuant to the terms hereof, and the U.S. Total Commitment and/or the Canadian Total Commitment shall thereupon be increased by the amount of such Acceding Bank's U.S. Commitment and/or Canadian Commitment; provided, however, that (a) the Agent or the Canadian Agent, as the case may be, shall have given its prior written consent to such accession, which consent shall not be unreasonably conditioned, delayed or withheld and (b) in no event shall (i) the U.S. Total Commitment be increased under any one or more of such Instruments of Accession so as to exceed, in the aggregate, $285,000,000
(ii) the Canadian Total Commitment be increased under any one or more of such Instruments of Accession so as to exceed, in the aggregate, a Dollar Equivalent of $25,000,000 (measured on the date of such increase), and (iii) the Total Commitment be increased under any one or more of such Instruments of Accession so as to exceed, in the aggregate, a Dollar Equivalent of $300,000,000 (measured on the date of such increase). On the effective date specified in any Instrument of

Accession, Schedule 1 hereto shall be deemed to be amended to reflect (a) the name, address, U.S. Commitment and/or Canadian Commitment and U.S. Commitment Percentage and/or Canadian Commitment Percentage of such Acceding Bank, (b) the U.S. Total Commitment and/or the Canadian Total Commitment as increased by such Acceding Bank's U.S. Commitment and/or Canadian Commitment, and (c) the changes to the other Lenders' respective U.S. Commitment Percentages and/or Canadian Commitment Percentages, and any changes to the other Lenders' respective U.S. Commitments and/or Canadian Commitments (in the event such Lender is also the Acceding Bank) resulting from such assumption and such increased Total Commitment.

         22.3. CERTAIN REPRESENTATIONS AND WARRANTIES; LIMITATIONS; COVENANTS. By executing and delivering an Assignment and Acceptance, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows:

                  (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Lender makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or the attachment, perfection or priority of any security interest or mortgage,

                  (b) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers and their Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrowers or any other Person primarily or secondarily liable in respect of any of the Obligations of any of their obligations under this Credit Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto;

                  (c) such assignee confirms that it has received a copy of this Credit Agreement, together with copies of the most recent financial statements referred to in Section 9.4 and Section 10.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

                  (d) such assignee will, independently and without reliance upon the assigning Lender, the Agent, the Canadian Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement;

                  (e) such assignee represents and warrants that it is an Eligible Assignee;

                  (f) such assignee appoints and authorizes the Agent and the Canadian Agent (in the case of Canadian Loans) to take such action as agent on its behalf and to exercise such powers under this Credit Agreement and the other Loan Documents as are delegated to the Agent and/or the Canadian Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto;

                  (g) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Credit Agreement are required to be performed by it as a Lender;

                  (h) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; and

                  (i) such assignee acknowledges that it has made arrangements with the assigning Lender satisfactory to such assignee with respect to its pro rata share of Letter of Credit Fees in respect of outstanding Letters of Credit.

         22.4. REGISTER. The Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment Percentage of, and principal amount of the Loans owing to and Letter of Credit Participations purchased by, the Lenders from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Agent, the Canadian Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrowers and the Lenders at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Lender agrees to pay to the Agent a registration fee in the sum of $3,500, except in the case of any such assignment being made by any Lender to any of its affiliates.

         22.5. NEW NOTES. Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment, together with each Note subject to such assignment, the Agent shall (i) record the information contained therein in the Register, and (ii) give prompt notice thereof to the Borrowers, and the Lenders (other than the assigning Lender). Within five (5) Business Days after receipt of such notice, the Borrowers, at their own expense, shall, in respect of U.S. Loans only, execute and deliver to the Agent, in exchange for each surrendered Note, a new Note to the order of such Eligible Assignee in an amount equal to the amount assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and, if the assigning Lender has retained some portion of its obligations hereunder, a new Note to the order of the assigning Lender in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be substantially in the form of the assigned Notes. Within five (5) days of issuance of any new Notes pursuant to this
Section 22.5, the Borrowers shall deliver an opinion of counsel, addressed to the Lenders, and the Agent, relating to the due authorization, execution and delivery of such new Notes and the legality, validity and binding effect thereof, in form and substance satisfactory to the Lenders. The surrendered Notes shall be canceled and returned to the Borrowers.

         22.6. PARTICIPATIONS. Each Lender may sell participations to one or more banks or other entities in all or a portion of such Lender's rights and obligations under this Credit Agreement and the other Loan Documents; provided that (i) each such participation shall be in an amount of not less than $1,000,000, (ii) any such sale or participation shall not affect the rights and duties of the selling Lender hereunder to the Borrowers, (iii) such participants shall not be entitled to the benefits of the yield protection and indemnification provisions contained in Sections.7.3, 7.7, 7.8 and 7.11 hereof, and (iv) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on any Loans, extend the term or increase the amount of the Commitment of such Lender as it relates to such participant, reduce the amount of any commitment fees or Letter of Credit Fees to which such participant is entitled or extend any regularly scheduled payment date for principal or interest.

         22.7. DISCLOSURE. Each of the Borrowers agrees that in addition to disclosures made in accordance with standard and customary banking practices, any Lender may disclose information obtained by such Lender pursuant to this Credit Agreement to assignees or participants and potential assignees or participants hereunder; provided that such assignees or participants or potential assignees or participants shall agree (a) to treat in confidence such information unless such information otherwise becomes public knowledge, (b) not to disclose such information to a third party, except as required by law or legal process and (c) not to make use of such information for purposes of transactions unrelated to such contemplated assignment or participation.

         22.8. ASSIGNEE OR PARTICIPANT AFFILIATED WITH THE BORROWERS. If any assignee Lender is an Affiliate of any Borrower, then any such assignee Lender shall have no right to vote as a Lender hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to any of the Loan Documents or for purposes of making requests to the Agent or the Canadian Agent pursuant to
Section 15.1 or Section 15.2, and the determination of the Majority Lenders shall for all purposes of this Agreement and the other Loan Documents be made without regard to such assignee Lender's interest in any of the Loans. If any Lender sells a participating interest in any of the Loans or Reimbursement Obligations to a participant, and such participant is a Borrower or an Affiliate of a Borrower, then such transferor Lender shall promptly notify the Agent and the Canadian Agent of the sale of such participation. A transferor Lender shall have no right to vote as a Lender hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Loan Documents or for purposes of making requests to the Agent or the Canadian Agent pursuant to
Section 15.1 or Section 15.2 to the extent that such participation is beneficially owned by a Borrower or any Affiliate of a Borrower, and the determination of the Majority Lenders shall for all purposes of this Agreement and the other Loan Documents be made without regard to the interest of such transferor Lender in the Loans to the extent of such participation.

         22.9. MISCELLANEOUS ASSIGNMENT PROVISIONS. Any assigning Lender shall retain its rights to be indemnified pursuant to Section 19 with respect to any claims or actions arising prior to the date of such assignment. Anything contained in this Section 22 to the contrary notwithstanding, any Lender may at any time pledge all or any portion of its interest and rights under this Credit Agreement (including all or any portion of its Notes) to any of the twelve Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or the enforcement thereof shall release the pledgor Lender from its obligations hereunder or under any of the other Loan Documents.

         22.10. ASSIGNMENT BY BORROWERS. The Borrowers shall not assign or transfer any of their rights or obligations under any of the Loan Documents without the prior written consent of each of the Lenders.

                                23. NOTICES, ETC.

         Except as otherwise expressly provided in this Credit Agreement, all notices and other communications made or required to be given pursuant to this Credit Agreement or the Notes or any Letter of Credit Applications shall be in writing and shall be delivered in hand, mailed by United States or Canadian registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by telegraph, telecopy, facsimile or telex and confirmed by delivery via courier or postal service, addressed as follows:

                  (a) if to the Borrowers, at 901 W. Walnut Hill Lane, Irving, Texas 75038-1003, Attention: Stephen C. Massanelli, Senior Vice President and Treasurer, with a copy to Zale General Counsel or at such other address for notice as the Borrowers shall last have furnished in writing to the Person giving the notice with a copy to John C. Beane, Troutman Sanders LLP, 600 Peachtree Street, N.E., Suite 5200, Atlanta, GA 30308-2216;

                  (b) if to the Agent, at 100 Federal Street, Boston, Massachusetts 02110, USA, Attention: Judith C.E. Kelly, Vice President, or such other address for notice as the Agent shall last have furnished in writing to the Person giving the notice with a copy to Robert A.J. Barry, Jr., Bingham Dana LLP, 150 Federal Street, Boston, MA 02110;

                  (c) if to the Canadian Agent, at 595 Bay Street, 5th Floor, Toronto, Ontario M3A 1Y3 Attention: Anneeta Rojhani, or such other address for notice as the Canadian Agent shall last have furnished in writing to the Person giving the notice; and

                  (d) if to any Lender, at such Lender's address set forth on
         Schedule 1 hereto, or such other address for notice as such Lender shall have last furnished in writing to the Person giving the notice.

         Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile and (ii) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof.

                               24. GOVERNING LAW.

         THIS CREDIT AGREEMENT AND, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). EACH OF THE BORROWERS AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT. EACH OF THE BORROWERS HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

                                  25. HEADINGS.

         The captions in this Credit Agreement and in the table of contents hereto are for convenience of reference only and shall not define or limit the provisions hereof.

                                26. COUNTERPARTS.

         This Credit Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Credit Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

                           27. ENTIRE AGREEMENT, ETC.

         The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Credit Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in Section 29.

                            28. WAIVER OF JURY TRIAL.

         THE PARTIES HERETO HEREBY WAIVE THEIR RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS CREDIT AGREEMENT, THE NOTES OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EXCEPT AS PROHIBITED BY LAW, EACH OF THE BORROWERS HEREBY WAIVES

ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THE PRECEDING SENTENCE ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH OF THE BORROWERS
(A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY LENDER OR THE AGENT OR CANADIAN AGENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH LENDER OR THE AGENT OR CANADIAN AGENT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT THE AGENT, THE CANADIAN AGENT AND THE LENDERS HAVE BEEN INDUCED TO ENTER INTO THIS CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH THEY ARE PARTIES BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

                     29. CONSENTS, AMENDMENTS, WAIVERS, ETC.

         Any consent or approval required or permitted by this Credit Agreement to be given by all of the Lenders may be given, and any term of this Credit Agreement, the other Loan Documents or any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrowers of any terms of this Credit Agreement, the other Loan Documents or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of each of the Borrowers and the written consent of the Majority Lenders. Notwithstanding the foregoing, the rate of interest and dates for payment on the Loans (other than interest accruing pursuant to Section 7.12 following the effective date of any waiver by the Majority Lenders of the Default or Event of Default relating thereto and except with respect to any automatic Performance Adjustments), the definition of Maturity Date, all rates of interest (except with respect to any automatic Performance Adjustments), the amount of the U.S. Commitments of the U.S. Lenders (except as contemplated by Section 2.3 and 22.2), the amount of Canadian Commitments of the Canadian Lenders (except as contemplated by Section
4.3 and 22.2) and, except with respect to any automatic Performance Adjustments, the amount and dates for payment of commitment fees or Letter of Credit Fees hereunder may not be changed without the written consent of each of the Borrowers and the written consent of all of the Lenders affected thereby; the definition of Majority Lenders may not be amended without the written consent of all of the Lenders; this Section 29 and Sections.22.10 and 13 may not be amended without the written consent of all of the Lenders; no Borrower may be released from any joint and several obligations as a Borrower hereunder, and no Borrower may be released from any Guaranteed Obligations hereunder, in each case without the written consent of all of the Lenders; no other provision of this Credit Agreement or the other Loan Documents specifically requiring the consent or approval of each of the Lenders may be amended without the written consent of each of the Lenders; and the amount of the Agent's fee or any Letter of Credit Fees payable for the Agent's account and Section 17 may not be amended without the written consent of the Agent. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Agent, Canadian Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto.

No notice to or demand upon the Borrowers shall entitle the Borrowers to other or further notice or demand in similar or other circumstances.

                                30. SEVERABILITY.

         The provisions of this Credit Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Credit Agreement in any jurisdiction.

                         31. TRANSITIONAL ARRANGEMENTS.

         31.1. PRIOR CREDIT AGREEMENT SUPERSEDED This Credit Agreement shall on the Closing Date supersede the Prior Credit Agreement in its entirety, except as provided in this Section 31. On the Closing Date, the rights and obligations of the parties evidenced by the Prior Credit Agreement shall be evidenced by this Credit Agreement and the other Loan Documents, the "Loans" as defined in the Prior Credit Agreement shall be converted to U.S. Loans as defined herein. The Lenders shall make such payments, if any, as may be required among them such that their respective interests in the converted U.S. Loans hereunder are in accordance with their respective U.S. Commitment Percentages.

         31.2. RETURN AND CANCELLATION OF NOTES. As soon as reasonably practicable after its receipt of its Notes hereunder on the Closing Date, the Lenders will promptly return to the Borrowers, marked "Substituted" or "Canceled," as the case may be, any promissory notes of the Borrowers held by the Lenders pursuant to the Prior Credit Agreement.

         31.3. INTEREST AND FEES UNDER PRIOR CREDIT AGREEMENT. All interest and fees and expenses, if any, owing or accruing under or in respect of the Prior Credit Agreement through the Closing Date shall be calculated as of the Closing Date (prorated in the case of any fractional periods), and shall be paid on the Closing Date.

         IN WITNESS WHEREOF, the undersigned have duly executed this Credit Agreement as a sealed instrument as of the date first set forth above.

                                      ZALE CORPORATION



                                      By:
                                         --------------------------------------
                                         Name:  Sue Gove
                                         Title: Executive Vice President & Chief
                                                Financial Officer



                                      By:
                                         --------------------------------------
                                         Name:  Stephen C. Massanelli
                                         Title: Senior Vice President &
                                                Treasurer

                                      ZALE DELAWARE, INC.



                                      By:
                                         --------------------------------------
                                         Name:  Sue Gove
                                         Title: Executive Vice President & Chief
                                                Financial Officer



                                      By:
                                         --------------------------------------
                                         Name:  Stephen C. Massanelli
                                         Title: Senior Vice President &
                                                Treasurer

                                      ZALE CANADA CO.



                                      By:
                                         --------------------------------------
                                         Name:  Stephen C. Massanelli
                                         Title: Senior Vice President &
                                                Treasurer

                                      FLEET NATIONAL BANK, in its individual
                                      capacity and as Agent



                                      By:
                                         --------------------------------------
                                         Name:  Judith C.E. Kelly
                                         Title: Vice President

                                      CANADIAN IMPERIAL BANK OF COMMERCE, in its individual capacity and as Canadian Agent



                                      By:
                                         --------------------------------------
                                         Name:
                                         Title:

                                      BANK ONE, NA, in its individual capacity and as Syndication Agent



                                      By:
                                         --------------------------------------
                                         Name:  Gina Norris
                                         Title: Managing Director

                                      FIRST UNION NATIONAL BANK



                                      By:
                                         --------------------------------------
                                         Name:
                                         Title:

                                      THE BANK OF TOKYO-MITSUBISHI, LTD.



                                      By:
                                         --------------------------------------
                                         Name:
                                         Title:

                                      THE BANK OF NEW YORK



                                      By:
                                         --------------------------------------
                                         Name:
                                         Title:

                                      HIBERNIA NATIONAL BANK



                                      By:
                                         --------------------------------------
                                         Name:
                                         Title:

                                      STATE STREET BANK AND TRUST COMPANY



                                      By:
                                         --------------------------------------
                                         Name:  C. Jaynelle A. Landy
                                         Title: Loan Officer

                                      COMERICA BANK



                                      By:
                                         --------------------------------------
                                         Name:
                                         Title:

                                      CIBC, INC.



                                      By:
                                         --------------------------------------
                                         Name:
                                         Title: